                                                      Filed Pursuant to Rule 433
                                                            File No.: 333-136045

                                      GG10

                      Structural and Collateral Term Sheet
                          $7,004,615,000 (Approximate)

                     GS MORTGAGE SECURITIES TRUST 2007-GG10
                                AS ISSUING ENTITY

                      GS MORTGAGE SECURITIES CORPORATION II
                                  AS DEPOSITOR

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                SERIES 2007-GG10

                   Greenwich Capital Financial Products, Inc.
                         Goldman Sachs Mortgage Company
                                    Sponsors

                       Wachovia Bank, National Association
                                 Master Servicer

                         CWCapital Asset Management, LLC
                                Special Servicer

                                  June 13, 2007

   IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED
                                   SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

                STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

     IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

[LOGO] RBS Greenwich Capital                                GOLDMAN, SACHS & CO.

                          Co-Lead Bookrunning Managers

BEAR, STEARNS & CO. INC.                                     MERRILL LYNCH & CO.
MORGAN STANLEY                                               WACHOVIA SECURITIES

GSMSC 2007-GG10
--------------------------------------------------------------------------------

STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

OFFERED CERTIFICATES

                                      APPROX. CERTIFICATE   APPROX. CREDIT
  CLASS      S&P    MOODY'S   FITCH         BALANCE           SUPPORT(1)
--------------------------------------------------------------------------

A-1(3)       AAA      Aaa      AAA         $75,000,000         30.000%
--------------------------------------------------------------------------
A-2(3)       AAA      Aaa      AAA        $733,000,000         30.000%
--------------------------------------------------------------------------
A-3(3)       AAA      Aaa      AAA        $246,609,000         30.000%
--------------------------------------------------------------------------
A-AB(3)      AAA      Aaa      AAA         $72,000,000         30.000%
--------------------------------------------------------------------------
A-4(3)       AAA      Aaa      AAA      $3,706,902,000         30.000%
--------------------------------------------------------------------------
A-1A(3)      AAA      Aaa      AAA        $517,900,000         30.000%
--------------------------------------------------------------------------
A-M          AAA      Aaa      AAA        $764,487,000         20.000%
--------------------------------------------------------------------------
A-J          AAA      Aaa      AAA        $525,586,000         13.125%
--------------------------------------------------------------------------
B            AA+      Aa1      AA+         $76,448,000         12.125%
--------------------------------------------------------------------------
C             AA      Aa2      AA          $95,561,000         10.875%
--------------------------------------------------------------------------
D            AA-      Aa3      AA-         $57,337,000         10.125%
--------------------------------------------------------------------------
E             A+      A1       A+          $57,336,000          9.375%
--------------------------------------------------------------------------
F             A       A2        A          $76,449,000          8.375%
--------------------------------------------------------------------------

             APPROX. % OF    WEIGHTED                   ASSUMED FINAL
             CUT-OFF DATE    AVERAGE      PRINCIPAL     DISTRIBUTION
  CLASS         BALANCE      LIFE(2)      WINDOW(2)        DATE(2)      RATE TYPE
----------------------------------------------------------------------------------

A-1(3)          0.981%         4.14     08/07 - 04/12        04/12         (8)
----------------------------------------------------------------------------------
A-2(3)          9.588%         4.85     04/12 - 07/12        07/12         (8)
----------------------------------------------------------------------------------
A-3(3)          3.226%         6.62     01/14 - 06/14        06/14         (8)
----------------------------------------------------------------------------------
A-AB(3)         0.942%         7.41     07/12 - 01/17        01/17         (8)
----------------------------------------------------------------------------------
A-4(3)          48.489%        9.72     01/17 - 05/17        05/17         (8)
----------------------------------------------------------------------------------
A-1A(3)         6.774%         9.35     05/10 - 05/17        05/17         (8)
----------------------------------------------------------------------------------
A-M             10.000%        9.86     05/17 - 06/17        06/17         (8)
----------------------------------------------------------------------------------
A-J             6.875%         9.92     06/17 - 06/17        06/17         (8)
----------------------------------------------------------------------------------
B               1.000%         9.92     06/17 - 06/17        06/17         (8)
----------------------------------------------------------------------------------
C               1.250%         9.92     06/17 - 06/17        06/17         (8)
----------------------------------------------------------------------------------
D               0.750%         9.92     06/17 - 06/17        06/17         (8)
----------------------------------------------------------------------------------
E               0.750%         9.92     06/17 - 06/17        06/17         (8)
----------------------------------------------------------------------------------
F               1.000%         9.92     06/17 - 06/17        06/17         (8)
----------------------------------------------------------------------------------

NON - OFFERED CERTIFICATES

                                      APPROX. CERTIFICATE
                                      BALANCE / NOTIONAL    APPROX. CREDIT
  CLASS      S&P    MOODY'S   FITCH         AMOUNT             SUPPORT
--------------------------------------------------------------------------

A-MFL(4)(5)  AAA      Aaa      AAA
--------------------------------------------------------------------------
A-JFL(4)(5)  AAA      Aaa      AAA
--------------------------------------------------------------------------
G(5)          A-      A3       A-          $76,449,000         7.375%
--------------------------------------------------------------------------
H(5)         BBB+    Baa1     BBB+        $105,117,000         6.000%
--------------------------------------------------------------------------
J(5)         BBB     Baa2      BBB         $95,561,000         4.750%
--------------------------------------------------------------------------
K(5)         BBB-    Baa3     BBB-         $76,448,000         3.750%
--------------------------------------------------------------------------
L(5)         BB+      Ba1      BB+         $38,225,000         3.250%
--------------------------------------------------------------------------
M(5)          BB      Ba2      BB          $19,112,000         3.000%
--------------------------------------------------------------------------
N(5)         BB-      Ba3      BB-         $28,668,000         2.625%
--------------------------------------------------------------------------
O(5)          B+      B1       B+          $19,112,000         2.375%
--------------------------------------------------------------------------
P(5)          B       B2        B          $19,113,000         2.125%
--------------------------------------------------------------------------
Q(5)          B-      B3       B-          $19,112,000         1.875%
--------------------------------------------------------------------------
S(5)          NR      NR       NR         $143,341,702         0.000%
--------------------------------------------------------------------------
X(5)(6)      AAA      Aaa      AAA      $7,644,873,702           N/A
--------------------------------------------------------------------------

             APPROX. % OF    WEIGHTED                   ASSUMED FINAL
             CUT-OFF DATE    AVERAGE      PRINCIPAL     DISTRIBUTION
  CLASS         BALANCE      LIFE(2)      WINDOW(2)        DATE(2)      RATE TYPE
----------------------------------------------------------------------------------

A-MFL(4)(5)                                                             Floating(7)
----------------------------------------------------------------------------------
A-JFL(4)(5)                                                             Floating(7)
----------------------------------------------------------------------------------
G(5)            1.000%         9.98     06/17 - 07/17       07/17          (8)
----------------------------------------------------------------------------------
H(5)            1.375%        10.00     07/17 - 07/17       07/17          (8)
----------------------------------------------------------------------------------
J(5)            1.250%        10.00     07/17 - 07/17       07/17          (8)
----------------------------------------------------------------------------------
K(5)            1.000%        10.00     07/17 - 07/17       07/17          (8)
----------------------------------------------------------------------------------
L(5)            0.500%        10.00     07/17 - 07/17       07/17          (8)
----------------------------------------------------------------------------------
M(5)            0.250%        10.00     07/17 - 07/17       07/17          (8)
----------------------------------------------------------------------------------
N(5)            0.375%        10.00     07/17 - 07/17       07/17          (8)
----------------------------------------------------------------------------------
O(5)            0.250%        10.00     07/17 - 07/17       07/17          (8)
----------------------------------------------------------------------------------
P(5)            0.250%        10.00     07/17 - 07/17       07/17          (8)
----------------------------------------------------------------------------------
Q(5)            0.250%        10.00     07/17 - 07/17       07/17          (8)
----------------------------------------------------------------------------------
S(5)            1.875%        10.08     07/17 - 05/18       05/18          (8)
----------------------------------------------------------------------------------
X(5)(6)           N/A          N/A           N/A             N/A           (6)
----------------------------------------------------------------------------------

(1)   The credit support percentages set forth for the class A-1, class A-2, class A-3, class A-AB, class A-4 and class A-1A certificates are represented in the aggregate. The credit support percentages set forth for the class A-M certificate and class A-MFL regular interest represent the credit support percentages for classes in the aggregate. The credit support percentages set forth for the class A-J certificate and class
      A-JFL regular interest represent the credit support percentages for classes in the aggregate.

(2)   As of the cut-off date, the weighted average life, principal window and assumed final distribution date were calculated assuming no prepayments will be made on the mortgage loans prior to their related maturity dates and the other assumptions set forth under "YIELD AND MATURITY
      CONSIDERATIONS - Yield Considerations" in the prospectus supplement.

(3)   For purposes of making distributions on the class A-1, class A-2, class
      A-3, class A-AB, class A-4 and class A-1A certificates, the pool of mortgage loans will consist of two distinct loan groups, loan group 1 and loan group 2. As of the cut-off date, loan group 1 will consist of 186 mortgage loans, representing approximately 93.2% of the aggregate principal balance of the pool of mortgage loans. As of the cut-off date, loan group 2 will consist of 20 mortgage loans, representing approximately
      6.8% of the aggregate principal balance of the pool of mortgage loans. As of the cut-off date, loan group 2 will include approximately 97.3% of all the mortgaged properties that are multifamily properties. Distribution on the class A-1, class A-2, class A-3, class A-AB and class A-4 certificates will generally be based on payments from loan group 1 and distributions on the class A-1A certificates will generally be based on payments from loan group 2.

(4)   The class A-MFL certificates will represent interests in a grantor trust, the assets of which will include, among other things, an uncertificated
      REMIC regular interest designated as the class A-MFL regular interest and an interest rate swap agreement. The class A-JFL certificates will represent interests in a grantor trust, the assets of which will include, among other things, an uncertificated REMIC regular interest designated as the class A-JFL regular interest and an interest rate swap agreement. The class A-MFL certificates and class A-JFL certificates will be entitled to receive payments distributed to the respective regular interest subject to payments under the related swap agreement.

(5)   Not offered hereby. Any information provided in this term sheet regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.

(6)   The class X certificates will not have a certificate balance and their holders will not receive distributions of principal, but these holders are entitled to receive payments of the aggregate interest accrued on the notional amount of the class X certificates as described in the prospectus supplement. The class X notional amount will be equal to the aggregate of the principal amounts of the certificates (other than the class A-MFL, class A-JFL, class X, class R and class LR certificates) and the class
      A-MFL and class A-JFL regular interests. The interest rate payable on the class X certificates for any distribution date will generally equal the weighted average net interest rate on the pool of mortgage loans over the weighted average pass-through rate of each other class of certificates
      (other than the class A-MFL, class A-JFL, class X, class R and class LR certificates) and the class A-MFL and class A-JFL regular interests.

(7)   The pass-through rates of the class A-MFL and class A-JFL certificates are variable. However, if at any time the related swap agreements are terminated, (i) the pass-through rate applicable to the class A-MFL certificates may convert to a fixed rate equal to the pass-through rate of the corresponding class A-MFL regular interest and (ii) the pass through rate applicable to the A-JFL certificates may convert to a fixed rate equal to the pass-through rate of the corresponding A-JFL regular interest.

(8)   For any distribution date, the pass-through rates on the class A-1, class
      A-2, class A-3, class A-AB, class A-4, class A-1A, class A-M, class A-J, class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class O, class P, class Q, and class S certificates and the class A-MFL and the class A-JFL regular interests will equal one of (i) a fixed rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted if necessary to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which the related distribution date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the rate specified in clause
      (ii) or (iv) the rate specified in clause (ii) less a specified percentage.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                      - 2 -

[LOGO] RBS GREENWICH CAPITAL                                     [LOGO] GOLDMAN
                                                                        SACHS

GSMSC 2007-GG10
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

GENERAL CHARACTERISTICS (1)                                             TOTAL POOL     LOAN GROUP 1 (4)  LOAN GROUP 2 (5)

Initial mortgage pool balance......................................   $7,644,873,703    $7,126,973,703      $517,900,000
Number of mortgage loans...........................................              206               186                20
Number of mortgaged properties.....................................              357               337                20
Weighted average underwritten debt service coverage ratio (2)(3)...             1.31x             1.31x             1.23x
Weighted average cut-off date loan-to-value ratio (2)..............             73.7%             73.4%             77.9%
Average cut-off date principal balance.............................      $37,111,037       $38,317,063       $25,895,000
Weighted average mortgage interest rate(3).........................            5.820%            5.798%            6.126%
Loans with single tenant percentage................................              8.7%              9.3%              0.0%

(1)   All information presented in this term sheet with respect to a mortgage loan with a pari passu companion loan or subordinate companion loan is calculated without regard to the related companion loan, unless otherwise indicated. The loan amount used in this term sheet for purposes of calculating the loan-to-value ratio and debt service coverage ratio for the mortgage loan with a pari passu companion loan is the aggregate principal balance of that mortgage loan and that pari passu companion loan, unless otherwise indicated. Subordinate companion loans, if any, are not included in this calculation.

(2)   With respect to the Lynnewood Gardens loan, the LTV of 85.2% was calculated using the "as-stabilized" value of $152 million. The LTV for the Lynnewood Gardens loan, as calculated using the "as-is" value of the property $137 million, is 94.5%. With respect to the 119 West 40th Street
      Loan, the LTV was calculated using the March 2009 expected "as-stabilized"
      value of $202,000,000. The LTV based on the "as-is" value of $175 million and $30.543 million of reserves is 74.0%. With respect to the Southern
      Highlands Corporate Center, the LTV of 76.9% was calculated using the
      "as-stabilized" value of $19.5 million. The LTV for the Southern Highlands
      Corporate Center loan, as calculated using the "as-is" value of the property $17.6 million, is 85.2%. With respect to the Park Building loan, a cash reserve of $2.9 million and a $2.5 million letter of credit were established at the closing of the mortgage loan as additional security and to pay the monthly debt service until June 2008 when the lease with the largest tenant at the mortgaged property is expected to commence. Monthly payments in the amount of $166,000 will be withdrawn from cash reserve to pay the monthly debt service on the mortgage loan until June 2008, and those payments were counted in the net cash flow from the related mortgaged property upon which the DSCR was calculated. Additional adjustments for the mortgage loans with earnout provisions are described on Annex A to the prospectus supplement. See "Description of the Mortgage
      Pool--Certain Characteristics of the Mortgage Loans" in the prospectus supplement for a description of the calculation of the loan-to-value ratio.

(3)   With respect to the 55 Railroad Avenue loan, which has an interest rate that steps up from 5.405% to 5.770% after June 5, 2009, to 5.960% after
      June 5, 2010, to 6.240% after June 5, 2012 and to 6.910% after June 5,
      2013, DSCR and weighted average mortgage interest rates shown herein are calculated assuming the interest rate payable from the closing date of the mortgage loan to June 5, 2009 of 5.405%. The debt service coverage ratio based on the highest interest rate payable under the mortgage loan is
      0.92x as of the cut-off date.

(4)   Loan Group 1 consists of 185 non-multifamily loans and 1 multifamily loan.

(5)   Loan Group 2 consists of 20 multifamily loans.

--------------------------------------------------------------------------------
TEN LARGEST LOANS

                                                             % OF INITIAL
                                    CUT-OFF DATE PRINCIPAL   MORTGAGE POOL
            LOAN NAME                    BALANCE ($)            BALANCE      PROPERTY TYPE
------------------------------------------------------------------------------------------

Shorenstein Portland Portfolio          $  697,200,000            9.1%          Office
Wells Fargo Tower                          550,000,000            7.2           Office
Two California Plaza                       470,000,000            6.1           Office
TIAA RexCorp New Jersey Portfolio          270,375,000            3.5           Office
400 Atlantic Street                        265,000,000            3.5           Office
Two Herald Square                          191,250,000            2.5            Other
TIAA RexCorp Plaza                         187,250,000            2.4           Office
InTown Suites Portfolio                    186,000,000            2.4         Hospitality
550 South Hope Street                      165,000,000            2.2           Office
Harbor Point Apartments                    160,500,000            2.1         Multifamily
                                    ----------------------   -------------
TOTAL/WTD. AVG.                         $3,142,575,000           41.1%
------------------------------------------------------------------------------------------

                                    PROPERTY SIZE   LOAN BALANCE PER           CUT-OFF DATE
            LOAN NAME               SF/ROOM/UNIT      SF/ROOM/UNIT     DSCR    LTV RATIO (%)
--------------------------------------------------------------------------------------------

Shorenstein Portland Portfolio        3,882,036             $180       1.34x      65.6%
Wells Fargo Tower                     1,385,325             $397       1.18x      78.1%
Two California Plaza                  1,329,810             $353       1.20x      73.7%
TIAA RexCorp New Jersey Portfolio     1,041,818             $260       1.39x      68.6%
400 Atlantic Street                     527,424             $502       1.34x      79.1%
Two Herald Square                       354,298             $540       1.37x      73.6%
TIAA RexCorp Plaza                    1,063,950             $176       1.20x      69.4%
InTown Suites Portfolio                   4,539          $40,978       1.49x      80.3%
550 South Hope Street                   566,434             $291       1.28x      70.2%
Harbor Point Apartments                   1,283         $125,097       1.15x      77.9%
                                                                       -----   ------------
TOTAL/WTD. AVG.                                                        1.28X      72.8%
--------------------------------------------------------------------------------------------

PROPERTY TYPES

                       NUMBER OF MORTGAGED   AGGREGATE CUT-OFF DATE   % OF INITIAL MORTGAGE                    WTD. AVG. CUT-OFF
   PROPERTY TYPE           PROPERTIES        PRINCIPAL BALANCE ($)        POOL BALANCE        WTD. AVG. DSCR   DATE LTV RATIO (%)
---------------------------------------------------------------------------------------------------------------------------------

Office                         114               $4,951,696,386               64.8%               1.29x              72.9%
Retail                          78                  874,157,488               11.4                1.29x              75.6%
Hospitality                     66                  665,536,202                8.7                1.47x              75.3%
Multifamily                     65                  532,535,859                7.0                1.23x              77.8%
Other (1)                        4                  343,210,147                4.5                1.37x              71.5%
Industrial                      13                  105,568,469                1.4                1.31x              72.3%
Self-Storage                    14                   98,450,000                1.3                1.50x              71.4%
Mixed Use                        3                   73,719,152                1.0                1.12x              78.3%
                       -------------------   ----------------------   ---------------------   --------------   -----------------
TOTAL/WTD. AVG.                357               $7,644,873,703              100.0%               1.31X              73.7%
---------------------------------------------------------------------------------------------------------------------------------

(1)   Includes two land properties (2.8%), one car dealership property (1.6%)
      and one marina property (0.2%).

PROPERTY LOCATIONS

                       NUMBER OF MORTGAGED   AGGREGATE CUT-OFF DATE   % OF INITIAL MORTGAGE                    WTD. AVG. CUT-OFF
 PROPERTY LOCATION         PROPERTIES        PRINCIPAL BALANCE ($)        POOL BALANCE        WTD. AVG. DSCR   DATE LTV RATIO (%)
---------------------------------------------------------------------------------------------------------------------------------

California                      42               $2,189,030,755                28.6%              1.24x              73.7%
Oregon                          17                  707,864,000                 9.3               1.34x              65.8%
Pennsylvania                    72                  633,119,202                 8.3               1.30x              79.3%
New York                         7                  590,546,305                 7.7               1.24x              73.6%
Connecticut                      7                  498,585,000                 6.5               1.29x              79.7%
New Jersey                      10                  322,395,000                 4.2               1.38x              70.4%
Massachusetts                    3                  205,000,000                 2.7               1.17x              77.4%
Arizona                          9                  196,995,600                 2.6               1.40x              72.2%
District of Columbia             2                  195,113,339                 2.6               1.29x              65.6%
Other (1)                      188                2,106,224,502                27.6               1.38x              74.4%
                       -------------------   ----------------------   ---------------------   --------------   -----------------
TOTAL/WTD. AVG.                357               $7,644,873,703               100.0%              1.31X              73.7%
---------------------------------------------------------------------------------------------------------------------------------

(1)   Includes 30 states.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                      - 3 -

[LOGO] RBS GREENWICH CAPITAL                                     [LOGO] GOLDMAN
                                                                        SACHS

GSMSC 2007-GG10
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

DISTRIBUTION OF CUT-OFF DATE PRINCIPAL BALANCE
---------------------------------------------------------------------------------------------
                                                                              PERCENTAGE OF
                                      NUMBER OF                             AGGREGATE CUT-OFF
RANGE OF CUT-OFF DATE BALANCES ($)  MORTGAGE LOANS   CUT-OFF DATE BALANCE     DATE BALANCE
---------------------------------------------------------------------------------------------

1,310,000 - 4,999,999                     35            $  124,315,506             1.6%
5,000,000 - 9,999,999                     50               353,610,708             4.6
10,000,000 - 12,999,999                   19               211,207,937             2.8
13,000,000 - 17,999,999                   25               383,238,176             5.0
18,000,000 - 22,999,999                   14               279,420,720             3.7
23,000,000 - 39,999,999                   21               618,702,317             8.1
40,000,000 - 59,999,999                   15               741,310,000             9.7
60,000,000 - 69,999,999                    2               125,500,000             1.6
70,000,000 - 89,999,999                    5               410,650,000             5.4
90,000,000 - 109,999,999                   2               196,230,000             2.6
110,000,000 - 129,999,999                  4               489,500,000             6.4
130,000,000 - 149,999,999                  3               408,613,339             5.3
150,000,000 - 169,999,999                  3               485,500,000             6.4
170,000,000 - 199,999,999                  3               564,500,000             7.4
200,000,000 - 299,999,999                  2               535,375,000             7.0
300,000,000 - 499,999,999                  1               470,000,000             6.1
500,000,000 - 697,200,000                  2             1,247,200,000            16.3
                                    --------------   --------------------   -----------------
  TOTAL                                  206            $7,644,873,703           100.0%
---------------------------------------------------------------------------------------------

DISTRIBUTION OF DSCR
---------------------------------------------------------------------------------------------
                                                                              PERCENTAGE OF
                                      NUMBER OF                             AGGREGATE CUT-OFF
RANGE OF DSCR (X)                   MORTGAGE LOANS   CUT-OFF DATE BALANCE     DATE BALANCE
---------------------------------------------------------------------------------------------

1.10 - 1.14                               17            $  588,596,696             7.7%
1.15 - 1.19                               28             1,218,396,600            15.9
1.20 - 1.24                               34             1,442,225,957            18.9
1.25 - 1.29                               24               770,288,763            10.1
1.30 - 1.34                               27             1,495,053,124            19.6
1.35 - 1.39                               20               975,783,103            12.8
1.40 - 1.49                               28               649,778,821             8.5
1.50 - 1.59                                8                96,485,000             1.3
1.60 - 1.79                               12               295,846,638             3.9
1.80 - 1.99                                3                30,019,001             0.4
2.00 - 2.65                                5                82,400,000             1.1
                                    --------------   --------------------   -----------------
  TOTAL                                  206            $7,644,873,703           100.0%
---------------------------------------------------------------------------------------------

DISTRIBUTION OF AMORTIZATION TYPE
---------------------------------------------------------------------------------------------
                                                                              PERCENTAGE OF
                                      NUMBER OF                             AGGREGATE CUT-OFF
AMORTIZATION TYPE                   MORTGAGE LOANS   CUT-OFF DATE BALANCE     DATE BALANCE
---------------------------------------------------------------------------------------------

Interest Only                            119            $6,148,725,339            80.4%
Interest Only, Then Amortizing            70             1,237,507,765            16.2
Amortizing                                17               258,640,599             3.4
                                    --------------   --------------------   -----------------
  TOTAL                                  206            $7,644,873,703           100.0%
---------------------------------------------------------------------------------------------

DISTRIBUTION OF LOCKBOXES
---------------------------------------------------------------------------------------------
                                                                              PERCENTAGE OF
                                      NUMBER OF                             AGGREGATE CUT-OFF
LOCKBOX TYPE                        MORTGAGE LOANS   CUT-OFF DATE BALANCE     DATE BALANCE
---------------------------------------------------------------------------------------------

Hard                                      76            $6,046,441,158            79.1%
Soft                                      20            $  513,795,011             6.7%
---------------------------------------------------------------------------------------------

DISTRIBUTION OF LTV RATIOS AT CUT-OFF DATE
---------------------------------------------------------------------------------------------
                                                                              PERCENTAGE OF
                                      NUMBER OF                             AGGREGATE CUT-OFF
RANGE OF LTV (%)                    MORTGAGE LOANS   CUT-OFF DATE BALANCE     DATE BALANCE
---------------------------------------------------------------------------------------------

43.90 - 50.00                              2            $   43,400,000             0.6%
50.01 - 60.00                             12               166,337,541             2.2
60.01 - 65.00                             10               266,642,930             3.5
65.01 - 70.00                             28             1,795,902,971            23.5
70.01 - 75.00                             39             1,389,357,520            18.2
75.01 - 80.00                            104             3,399,641,740            44.5
80.01 - 85.20                             11               583,591,000             7.6
                                    --------------   --------------------   -----------------
  TOTAL                                  206            $7,644,873,703           100.0%
---------------------------------------------------------------------------------------------

DISTRIBUTION OF MORTGAGE INTEREST RATE (%)
---------------------------------------------------------------------------------------------
                                                                              PERCENTAGE OF
                                      NUMBER OF                             AGGREGATE CUT-OFF
RANGE OF MORTGAGE RATES (%)         MORTGAGE LOANS   CUT-OFF DATE BALANCE     DATE BALANCE
---------------------------------------------------------------------------------------------

5.330% - 5.500%                           14            $  920,630,000            12.0%
5.501% - 5.750%                           80             3,487,144,563            45.6
5.751% - 6.000%                           68             1,674,837,076            21.9
6.001% - 6.250%                           28             1,032,417,680            13.5
6.251% - 6.500%                            6               105,314,384             1.4
6.501% - 6.750%                            5               218,200,000             2.9
6.751% - 7.000%                            2                53,100,000             0.7
7.001% - 7.250%                            1                12,000,000             0.2
7.251% - 7.939%                            2               141,230,000             1.8
                                    --------------   --------------------   -----------------
  TOTAL                                  206            $7,644,873,703           100.0%
---------------------------------------------------------------------------------------------

DISTRIBUTION OF ORIGINAL TERMS TO MATURITY
---------------------------------------------------------------------------------------------
                                                                              PERCENTAGE OF
RANGE OF ORIGINAL TERMS TO            NUMBER OF                             AGGREGATE CUT-OFF
MATURITY (MOS)                      MORTGAGE LOANS   CUT-OFF DATE BALANCE     DATE BALANCE
---------------------------------------------------------------------------------------------

60 - 60                                   26            $  804,337,460            10.5%
61 - 119                                  14               610,371,442             8.0
120 - 120                                163             6,194,164,801            81.0
121 - 132                                  3                36,000,000             0.5
                                    --------------   --------------------   -----------------
  TOTAL                                  206            $7,644,873,703           100.0%
---------------------------------------------------------------------------------------------

DISTRIBUTION OF REMAINING TERMS TO MATURITY
---------------------------------------------------------------------------------------------
                                                                              PERCENTAGE OF
RANGE OF REMAINING TERMS TO           NUMBER OF                             AGGREGATE CUT-OFF
MATURITY (MOS)                      MORTGAGE LOANS   CUT-OFF DATE BALANCE     DATE BALANCE
---------------------------------------------------------------------------------------------

52 - 60                                   26            $  804,337,460            10.5%
61 - 110                                  10               276,571,442             3.6
111 - 115                                 20               874,473,841            11.4
116 - 116                                 24               345,233,949             4.5
117 - 117                                 40             2,099,684,417            27.5
118 - 118                                 42             1,422,122,688            18.6
119 - 130                                 44             1,822,449,905            23.8
                                    --------------   --------------------   -----------------
  TOTAL                                  206            $7,644,873,703           100.0%
---------------------------------------------------------------------------------------------

DISTRIBUTION OF REMAINING AMORTIZATION TERMS
---------------------------------------------------------------------------------------------
                                                                              PERCENTAGE OF
RANGE OF REMAINING                    NUMBER OF                             AGGREGATE CUT-OFF
AMORTIZATION TERMS (MOS)            MORTGAGE LOANS   CUT-OFF DATE BALANCE     DATE BALANCE
---------------------------------------------------------------------------------------------

Interest Only                            119            $6,148,725,339            80.4%
296 - 299                                  4                48,013,673             0.6
300 - 359                                 10                82,610,542             1.1
360 - 360                                 70             1,080,307,765            14.1
361 - 659 (1)                              3               285,216,384             3.7
                                    --------------   --------------------   -----------------
  TOTAL                                  206            $7,644,873,703           100.0%
---------------------------------------------------------------------------------------------

(1)   With respect to Pavilion at Lansdale loan, $30 million of the principal balance of the mortgage loan is interest-only until maturity while $2 million of the principal balance of the mortgage loan provides for monthly payments of principal based on a 300 month amortization schedule.

DISTRIBUTION OF PREPAYMENT PROVISIONS
---------------------------------------------------------------------------------------------
                                                                              PERCENTAGE OF
                                      NUMBER OF                             AGGREGATE CUT-OFF
PREPAYMENT PROVISIONS               MORTGAGE LOANS   CUT-OFF DATE BALANCE     DATE BALANCE
---------------------------------------------------------------------------------------------

Defeasance                               172            $5,638,244,411            73.8%
Defeasance or Yield Maintenance           17             1,735,575,000            22.7
Yield Maintenance                         17               271,054,292             3.5
                                    --------------   --------------------   -----------------
  TOTAL                                  206            $7,644,873,703           100.0%
---------------------------------------------------------------------------------------------

DISTRIBUTION OF ESCROW TYPES
---------------------------------------------------------------------------------------------
                                                                              PERCENTAGE OF
                                      NUMBER OF                             AGGREGATE CUT-OFF
ESCROW TYPE                         MORTGAGE LOANS   CUT-OFF DATE BALANCE     DATE BALANCE
---------------------------------------------------------------------------------------------

Real Estate Tax                          178            $6,592,053,899            86.2%
Insurance                                169            $6,415,566,358            83.9%
Replacement Reserves                     148            $5,748,090,308            75.2%
TI/LC (1)                                 86            $3,778,763,837            62.9%
---------------------------------------------------------------------------------------------

(1)   Percentage of total office, retail, industrial and mixed use properties only.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                      - 4 -

[LOGO] RBS GREENWICH CAPITAL                                     [LOGO] GOLDMAN
                                                                        SACHS

GSMSC 2007-GG10
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

The table below identifies each of the mortgage loans included in the trust that have corresponding companion loans.

                                                              SUBORDINATE     PARI PASSU
                                  ORIGINAL                     COMPANION       COMPANION       COMPANION      ORIGINAL     ORIGINAL
                                 PRINCIPAL     % OF INITIAL     ORIGINAL     ORIGINAL LOAN       LOAN        WHOLE LOAN   WHOLE LOAN
        MORTGAGE LOAN           LOAN BALANCE   POOL BALANCE   LOAN BALANCE      BALANCE      INTEREST RATE      LTV          DSCR
-----------------------------   ------------   ------------   ------------   -------------   -------------   ----------   ----------

550 South Hope Street........   $165,000,000       2.2%        $35,000,000        N/A           6.3103%        85.1%        1.03x
Disney Building..............   $135,000,000       1.8%        $10,000,000        N/A           5.8970%        81.5%        1.17x
Franklin Mills...............   $116,000,000       1.5%                N/A   $174,000,000       5.6500%        78.4%        1.22x
Maguire Anaheim Portfolio....   $103,500,000       1.4%         $6,500,000        N/A           9.0344%        70.6%        1.06x
1125 17th Street.............    $85,000,000       1.1%        $15,000,000        N/A           5.9870%        79.4%        1.48x
Crescent.....................    $73,100,000       1.0%         $7,900,000        N/A           5.9920%        86.8%        1.01x
The Wharf at Rivertown.......    $55,200,000       0.7%        $10,350,000        N/A           6.2460%        95.7%        1.09x
Lakeside at White Oak........    $43,200,000       0.6%         $5,000,000        N/A           6.6900%        83.7%        1.10x
Bingham Office Center........    $35,000,000       0.5%        $10,000,000        N/A           5.9100%        79.1%        1.13x
Commonwealth Square..........    $31,680,000       0.4%         $1,510,000        N/A           5.9930%        83.8%        1.15x
Green Road...................    $31,189,427       0.4%         $8,810,573        N/A           2.4087%        80.0%        1.15x
Crown Pointe Victor Road.....    $21,910,573       0.3%         $6,189,427        N/A           2.4919%        80.0%        1.15x
9th Street Marketplace.......    $10,720,000       0.1%           $840,000        N/A           6.0500%        86.3%        1.26x
Homewood Suites..............    $10,500,000       0.1%         $3,000,000        N/A           5.7100%        79.4%        1.56x
Festival Foods...............     $6,712,000       0.1%           $455,000        N/A          13.2500%        78.8%        1.10x
JMS Portfolio................     $6,440,000       0.1%           $402,500        N/A          12.7500%        85.0%        1.08x
Berkshire Office Building....     $4,800,000       0.1%           $300,000        N/A          13.2500%        72.9%        1.28x

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                      - 5 -

[LOGO] RBS GREENWICH CAPITAL                                     [LOGO] GOLDMAN
                                                                        SACHS

GSMSC 2007-GG10
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

MORTGAGE POOL PREPAYMENT PROFILE
------------------------------------------------------------------------------------------------------------------------------------
                                                           TOTAL POOL (1)
------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                            JULY          JULY           JULY          JULY          JULY           JULY          JULY
RESTRICTIONS                          2007          2008           2009          2010          2011           2012          2013
------------------------------------------------------------------------------------------------------------------------------------

Locked out / Defeasance                81.28%        80.17%         73.86%        73.07%        72.94%         73.16%        73.24%
YM (2)                                 18.72%        19.83%         26.14%        25.82%        25.08%         26.56%        26.33%
------------------------------------------------------------------------------------------------------------------------------------
Open                                    0.00%         0.00%          0.00%         1.11%         1.98%          0.28%         0.43%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL (3)                             100.00%       100.00%        100.00%       100.00%       100.00%        100.00%       100.00%
  Balance of Mortgage Loans ($mm)   7,644.87      7,642.85       7,640.50      7,636.61      7,630.16       6,819.65      6,785.29
% OF CUT-OFF BALANCE                  100.00%        99.97%         99.94%        99.89%        99.81%         89.21%        88.76%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                            JULY          JULY           JULY          JULY          JULY
RESTRICTIONS                          2014          2015           2016          2017          2018
------------------------------------------------------------------------------------------------------------------------------------
Locked out / Defeasance                73.13%        73.11%         73.09%       100.00%         0.00%
YM (2)                                 26.87%        26.89%         26.91%         0.00%         0.00%
Open                                    0.00%         0.00%          0.00%         0.00%         0.00%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL (3)                             100.00%       100.00%        100.00%       100.00%         0.00%
  Balance of Mortgage Loans ($mm)   6,512.49      6,494.28       6,475.02         14.00          0.00
% OF CUT-OFF BALANCE                   85.19%        84.95%         84.70%         0.18%         0.00%
------------------------------------------------------------------------------------------------------------------------------------

(1)   Table calculated using modeling assumptions as described in the prospectus supplement.

(2)   Includes YM, choice of YM or Defeasance, Greater of YM or a fixed percentage.

(3)   Differences in totals may exist due to rounding.

------------------------------------------------------------------------------------------------------------------------------------
                                                          LOAN GROUP 1 (1)
------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                            JULY          JULY           JULY          JULY          JULY           JULY          JULY
RESTRICTIONS                          2007          2008           2009          2010          2011           2012          2013
------------------------------------------------------------------------------------------------------------------------------------

Locked out / Defeasance                79.92%        78.73%         72.57%        71.72%        71.58%         72.01%        71.87%
YM (2)                                 20.08%        21.27%         27.43%        27.09%        26.30%         27.99%        27.66%
------------------------------------------------------------------------------------------------------------------------------------
Open                                    0.00%         0.00%          0.00%         1.19%         2.12%          0.00%         0.47%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL (3)                             100.00%       100.00%        100.00%       100.00%       100.00%        100.00%       100.00%
  Balance of Mortgage Loans ($mm)     7,126.97      7,124.95       7,122.60      7,118.73      7,113.02       6,318.07      6,304.52
% OF CUT-OFF BALANCE                  100.00%        99.97%         99.94%        99.88%        99.80%         88.65%        88.46%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                            JULY          JULY           JULY          JULY          JULY
RESTRICTIONS                          2014          2015           2016          2017          2018
------------------------------------------------------------------------------------------------------------------------------------
Locked out / Defeasance                71.74%        71.72%         71.69%       100.00%         0.00%
YM (2)                                 28.26%        28.28%         28.31%         0.00%         0.00%
------------------------------------------------------------------------------------------------------------------------------------
Open                                    0.00%         0.00%          0.00%         0.00%         0.00%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL (3)                             100.00%       100.00%        100.00%       100.00%         0.00%
  Balance of Mortgage Loans ($mm)   6,043.43      6,027.05       6,009.71         14.00          0.00
% OF CUT-OFF BALANCE                   84.80%        84.57%         84.32%         0.20%         0.00%
------------------------------------------------------------------------------------------------------------------------------------

(1)   Table calculated using modeling assumptions as described in the prospectus supplement.

(2)   Includes YM, choice of YM or Defeasance, Greater of YM or a fixed percentage.

(3)   Differences in totals may exist due to rounding.

------------------------------------------------------------------------------------------------------------------------------------
                                                          LOAN GROUP 2 (1)
------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                            JULY          JULY           JULY          JULY          JULY           JULY          JULY
RESTRICTIONS                          2007          2008           2009          2010          2011           2012          2013
------------------------------------------------------------------------------------------------------------------------------------

Locked out / Defeasance               100.00%       100.00%         91.66%        91.66%        91.65%         87.60%        91.14%
YM (2)                                  0.00%         0.00%          8.34%         8.34%         8.35%          8.58%         8.86%
------------------------------------------------------------------------------------------------------------------------------------
Open                                    0.00%         0.00%          0.00%         0.00%         0.00%          3.83%         0.00%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL (3)                             100.00%       100.00%        100.00%       100.00%       100.00%        100.00%       100.00%
  Balance of Mortgage Loans ($mm)     517.90        517.90         517.90        517.89        517.14         501.59        480.78
% OF CUT-OFF BALANCE                  100.00%       100.00%        100.00%       100.00%        99.85%         96.85%        92.83%
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
PREPAYMENT                            JULY          JULY           JULY          JULY
RESTRICTIONS                          2014          2015           2016          2017
------------------------------------------------------------------------------------------------------------------------------------
Locked out / Defeasance                91.02%        91.09%         91.17%         0.00%
YM (2)                                  8.98%         8.91%          8.83%         0.00%
------------------------------------------------------------------------------------------------------------------------------------
Open                                    0.00%         0.00%          0.00%         0.00%
------------------------------------------------------------------------------------------------------------------------------------
TOTAL (3)                             100.00%       100.00%        100.00%         0.00%
  Balance of Mortgage Loans ($mm)     469.06        467.22         465.31          0.00
% OF CUT-OFF BALANCE                   90.57%        90.21%         89.84%         0.00%
------------------------------------------------------------------------------------------------------------------------------------

(1)   Table calculated using modeling assumptions as described in the prospectus supplement.

(2)   Includes YM, choice of YM or Defeasance, Greater of YM or a fixed percentage.

(3)   Differences in totals may exist due to rounding.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                      - 6 -

[LOGO] RBS GREENWICH CAPITAL                                     [LOGO] GOLDMAN
                                                                        SACHS

GSMSC 2007-GG10
--------------------------------------------------------------------------------

TRANSACTION TERMS
--------------------------------------------------------------------------------

ISSUE TYPE               Sequential Pay REMIC. The certificates other than the
                         class X, class R and class LR certificates are referred
                         to in this free writing prospectus as the "Sequential
                         Pay Certificates".

CUT-OFF DATE             With respect to each mortgage loan, the later of the
                         due date in July 2007 for that mortgage loan or the
                         date of origination of that mortgage loan. All mortgage
                         loan characteristics are based on balances as of the
                         cut-off date after application of all payments due on
                         or before such date (whether or not received). All
                         percentages presented in this term sheet are
                         approximate.

MORTGAGE POOL            The mortgage pool consists of 206 mortgage loans with
                         an aggregate cut-off date balance of $7,644,873,703,
                         subject to a variance of +/- 5%. The mortgage loans are
                         secured by 357 mortgaged real properties located
                         throughout 38 states and the District of Columbia. Loan
                         Group 1 is comprised of 186 loans and Loan Group 2 is
                         comprised of 20 loans.

ISSUING ENTITY           GS Mortgage Securities Trust 2007-GG10

DEPOSITOR                GS Mortgage Securities Corporation II

SPONSORS                 Greenwich Capital Financial Products, Inc. and Goldman
                         Sachs Mortgage Company

UNDERWRITERS             Greenwich Capital Markets, Inc. and Goldman, Sachs &
                         Co., as Co-Lead Bookrunning Managers

                         Bear, Stearns & Co. Inc., Merrill Lynch & Co., Morgan
                         Stanley & Co. Incorporated and Wachovia Capital
                         Markets, LLC, as Co-Managers

TRUSTEE                  Wells Fargo Bank, N. A.

MORTGAGE LOAN SELLERS    Greenwich Capital Financial Products, Inc., Goldman
                         Sachs Mortgage Company, Lehman Brothers Holdings Inc.,
                         and Wachovia Bank, National Association

MASTER SERVICER          Wachovia Bank, National Association

SPECIAL SERVICER         CWCapital Asset Management LLC

RATING AGENCIES          Fitch, Inc., Moody's Investors Services, Inc. and
                         Standard & Poor's Rating Services, a division of The
                         McGraw-Hill Companies, Inc.

DENOMINATIONS            $10,000 minimum for the offered certificates.

CLOSING DATE             On or about July 10, 2007

SETTLEMENT TERMS         Book-entry through DTC for all offered certificates.

DETERMINATION DATE       The sixth day of each month, or if such sixth day is
                         not a business day, the next business day.

DISTRIBUTION DATE        The tenth day of each month, or if any tenth day is not
                         a business day, the next business day, provided that
                         the distribution date will be at least four business
                         days following the determination date.

DISTRIBUTIONS            Each class of offered certificates will be entitled on
                         each distribution date to interest accrued at its
                         pass-through rate for that distribution date on the
                         outstanding certificate balance of the class during the
                         prior calendar month, subject to reduction in limited
                         circumstances due to prepayment interest shortfalls.
                         Interest on the offered certificates will be calculated
                         on the basis of twelve 30-day months and a 360-day
                         year.

                         Generally, the interest from the Available Distribution
                         Amount related to Loan Group 1 will be used to pay
                         interest to class A-1, class A-2, class A-3, class A-AB
                         and class A-4, pro rata, until paid in full. Generally,
                         the interest from the Available Distribution Amount
                         related to Loan Group 2 will be used to pay interest to
                         the class A-1A until paid in full. Generally, any
                         remaining Available Distribution Amount will be used to
                         pay interest to class X, until paid in full. If any of
                         the above Available Distribution Amounts are not
                         sufficient to pay interest on class A-1, class A-2,
                         class A-3, class A-AB, class A-4, class A-1A and class
                         X, then the entire Available Distribution Amount will
                         be used to pay interest pro rata to those certificates.
                         After the class A-1, class A-2, class A-3, class A-AB,
                         class A-4, class A-1A and class X certificates are paid
                         all amounts to which they are entitled, interest from
                         the Available Distribution Amount will be used to pay
                         interest to the class A-M through class S certificates
                         (in the case of the class A-MFL certificates, through
                         the class A-MFL regular interest and in the case of the
                         class A-JFL certificates, through the class A-JFL
                         regular interest) in sequential order, provided that
                         allocations of interest distributions between the class
                         A-M certificates and the class A-MFL regular interest
                         will be made concurrently on a pro rata basis and
                         allocation of interest distributions between the class
                         A-J certificates and the class A-JFL regular interest
                         will be made concurrently on a pro rata basis.

                         Generally, the Available Distribution Amount related to
                         Loan Group 1 will be used to pay principal to the class
                         A-1, class A-2, class A-3, class A-AB and class A-4
                         certificates as follows:

                               (1) to class A-AB the amount necessary to reduce
                         the aggregate certificate balance of the class A-AB
                         certificates to the class A-AB planned principal
                         balance;

                               (2) to class A-1, until paid in full, all amounts
                         of Available Distribution Amount remaining after the
                         distributions pursuant to clause (1);

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                      - 7 -

[LOGO] RBS GREENWICH CAPITAL                                     [LOGO] GOLDMAN
                                                                        SACHS

GSMSC 2007-GG10
--------------------------------------------------------------------------------

TRANSACTION TERMS
--------------------------------------------------------------------------------

                               (3) to class A-2, until paid in full, all amounts
                         of Available Distribution Amount remaining after the
                         distributions pursuant to clauses (1) and (2);

                               (4) to class A-3, until paid in full, all amounts
                         of Available Distribution Amount remaining after the
                         distributions pursuant to clauses (1), (2) and (3);

                               (5) to class A-AB, until paid in full, all
                         amounts of Available Distribution Amount remaining
                         after the distributions pursuant to clauses (1), (2),
                         (3) and (4); and

                               (6) to class A-4, until paid in full, all amounts
                         of Available Distribution Amount remaining after the
                         distributions pursuant to clauses (1), (2), (3), (4)
                         and (5).

                         After class A-1, A-2, A-3, A-AB and A-4 are paid all
                         amounts to which they are entitled, the remaining
                         Available Distribution Amount related to Loan Group 1
                         will be used to pay principal to class A-1A until paid
                         in full.

                         Generally, the Available Distribution Amount related to
                         Loan Group 2 will be used to pay principal to the class
                         A-1A until paid in full, then to pay principal to the
                         class A-1, A-2, A-3, A-AB and A-4 in the same manner as
                         principal distributions are made to those classes with
                         respect to amounts related to Loan Group 1 as discussed
                         above, until paid in full.

                         After class A-1, A-2, A-3, A-AB, A-4 and A-1A are paid
                         all amounts to which they are entitled, the remaining
                         Available Distribution Amount related to both Loan
                         Groups will be used to pay interest and principal to
                         the class A-M certificates and the class A-MFL regular
                         interest on a pro rata basis until the principal
                         balance thereof is reduced to zero, and then to the
                         class A-J certificates and the class A-JFL regular
                         interest on a pro rata basis until the principal
                         balance thereof is reduced to zero, and then to class
                         B, C, D, E, F, G, H, J, K, L, M, N, O, P, Q and S
                         certificates sequentially until the certificate balance
                         of each class is reduced to zero.

                         Notwithstanding the foregoing, on and after the date
                         the certificate balances of the class A-M, A-J, B, C,
                         D, E, F, G, H, J, K, L, M, N, O, P, Q and S
                         certificates and class A-MFL and Class A-JFL regular
                         interests have been reduced to zero, principal will be
                         paid pro rata based on their certificate balances to
                         class A-1, A-2, A-3, A-AB, A-4 and A-1A without regard
                         to loan groups.

LOSSES                   Realized Losses and Additional Trust Fund Expenses, if
                         any, will be allocated to the class S, class Q, class
                         P, class O, class N, class M, class L, class K, class
                         J, class H, class G, class F, class E, class D, class
                         C, class B, in that order, and then to class A-J
                         certificates and class A-JFL certificates (through the
                         class A-JFL regular interest) on a pro rata basis, and
                         then to class A-M certificates and class A-MFL
                         certificates (through the class A-MFL regular
                         interest), on a pro rata basis, and then, pro rata, to
                         the class A-1, class A-2, class A-3, class A-AB, class
                         A-4 and class A-1A certificates (without regard to the
                         class A-AB planned principal balance and without regard
                         to loan groups).

PREPAYMENT PREMIUMS      Any prepayment premiums or yield maintenance charges
AND YIELD MAINTENANCE    collected will be distributed to certificateholders on
CHARGES                  the distribution date following the prepayment. On each
                         distribution date, the holders of any class of offered
                         certificates and class G, class H, class J and class K
                         certificates and the class A-MFL regular interest and
                         the class A-JFL regular interest that are then entitled
                         to principal distributions will be entitled to a
                         portion of prepayment premiums or yield maintenance
                         charges equal to the product of (a) the amount of the
                         prepayment premiums or yield maintenance charges net of
                         workout fees and liquidation fees, multiplied by (b) a
                         fraction, the numerator of which is equal to the
                         excess, if any, of the pass-through rate for that class
                         of certificates over the relevant discount rate, and
                         the denominator of which is equal to the excess, if
                         any, of the mortgage interest rate of the prepaid
                         mortgage loan over the relevant discount rate,
                         multiplied by (c) (A) with respect to any class A-1,
                         class A-2, class A-3, class A-AB, class A-4 and class
                         A-1A certificates, a fraction, the numerator of which
                         is equal to the amount of principal payable to that
                         class of certificates on that payment date from the
                         group of which that mortgage loan is a part on that
                         payment date, and the denominator of which is the Total
                         Principal Payment Amount from the group of which that
                         mortgage loan is a part on that payment date, and (B)
                         with respect to any class A-M certificates, the class
                         A-MFL regular interest, any class A-J certificates, the
                         class A-JFL regular interest and any class B, class C,
                         class D, class E, class F, class G, class H, class J
                         and class K certificates, a fraction, the numerator of
                         which is equal to the amount of principal payable to
                         that class of certificates or regular interest, as
                         applicable, on that payment date, and the denominator
                         of which is the total principal payment amount for that
                         payment date. Any prepayment premiums and yield
                         maintenance charges distributed to the class A-MFL
                         regular interest and the class A-JFL regular interest
                         will be deposited into the related floating rate
                         account and will be distributed to the swap
                         counterparty for so long as the swap agreement is in
                         effect and there is no continuing payment default
                         thereunder on the part of the swap counterparty.

                         The portion, if any, of the prepayment premiums or
                         yield maintenance charges remaining after any payments
                         described above will be distributed 100% to the holders
                         of the class X certificates.

ADVANCES                 The master servicer and, if it fails to do so, the
                         trustee, will be obligated to make P&I advances and
                         servicing advances, including paying delinquent
                         property taxes and insurance premiums, but only to the
                         extent that those advances are not deemed
                         non-recoverable and, in the case of P&I advances,
                         subject to any appraisal reductions that may occur.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                      - 8 -

[LOGO] RBS GREENWICH CAPITAL                                     [LOGO] GOLDMAN
                                                                        SACHS

GSMSC 2007-GG10
--------------------------------------------------------------------------------

TRANSACTION TERMS
--------------------------------------------------------------------------------

APPRAISAL REDUCTIONS     An appraisal reduction generally will be created in the
                         amount, if any, by which the principal balance of a
                         required appraisal loan (plus other amounts overdue or
                         advanced in connection with such loan) exceeds 90% of
                         the appraised value of the related mortgaged property
                         plus certain escrows and reserves (including letters of
                         credit) held with respect to the mortgage loan. As a
                         result of calculating an appraisal reduction amount for
                         a given mortgage loan, the interest portion of any P&I
                         advance for such loan will be reduced, which will have
                         the effect of reducing the amount of interest available
                         for distribution to the certificates in reverse
                         alphabetical order of the classes. A required appraisal
                         loan will cease to be a required appraisal loan when
                         the related mortgage loan has been brought current for
                         at least three consecutive months and no other
                         circumstances exist, which would cause such mortgage
                         loan to be a required appraisal loan.

OPTIONAL TERMINATION     The master servicer, the special servicer and certain
                         certificateholders will have the option to terminate
                         the trust, in whole but not in part, and purchase the
                         remaining assets of the trust on or after the payment
                         date on which the stated principal balance of the
                         mortgage loans then outstanding is less than 1.0% of
                         the initial mortgage pool balance. The purchase price
                         will generally be at a price equal to the unpaid
                         aggregate principal balance of the mortgage loans (or
                         fair market value in the case of REO Properties), plus
                         accrued and unpaid interest and certain other
                         additional trust fund expenses, as described in the
                         prospectus supplement. In addition, after the
                         certificate balance of each of the class A-1, class
                         A-2, class A-3, class A-AB, class A-4, class A-1A,
                         class A-M, class A-MFL, class A-J, class A-JFL, class
                         B, class C, class D, class E, class F and class G
                         certificates has been reduced to zero, the trust may
                         also be terminated, subject to the consent of the
                         master servicer (in its sole discretion), if all of the
                         remaining series 2007-GG10 certificates (excluding
                         class R and class LR) are held by a single
                         certificateholder, and that certificateholder exchanges
                         all of the then outstanding series 2007-GG10
                         certificates (excluding class R and class LR) for the
                         mortgage loans remaining in the trust.

CONTROLLING CLASS        The class of Sequential Pay Certificates (a) which
                         bears the latest alphabetical class designation and (b)
                         which has a certificate balance greater than 25% of its
                         original certificate balance; provided, however, that
                         if no class of Sequential Pay Certificates satisfies
                         clause (b) above, the controlling class will be the
                         outstanding class of Sequential Pay Certificates
                         bearing the latest alphabetical class designation;
                         provided, further, with respect to certain issues
                         related to the mortgage loans that are part of a split
                         structure, the holder of the majority interest of the
                         related subordinated or pari passu companion loan may
                         have certain consultation or approval rights with
                         respect to servicing matters, as described in the
                         prospectus supplement.

TENANTS                  References in this term sheet to the rating of a tenant
                         may refer to the rating of a parent of the actual
                         tenant and the rated entity may not be an actual party
                         to that lease. The rated parent may not guarantee the
                         lease.

ERISA                    The offered certificates are expected to be ERISA
                         eligible.

SMMEA                    The class A-1, class A-2, class A-3, class A-AB, class
                         A-4, class A-1A, class A-M, class A-MFL, class A-J,
                         class A-JFL, class B, class C and class D certificates
                         are expected to be "mortgage-related securities" for
                         the purposes of SMMEA so long as they remain rated in
                         one of the two highest rating categories by a
                         nationally recognized statistical rating organization.

None of the offered certificates or the mortgage loans included in the trust which back the certificates is insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer or by The Royal Bank of
Scotland plc, the depositor, the underwriters, the mortgage loan sellers, the master servicer, the special servicer, or any other party.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

                                      - 9 -

[LOGO] RBS GREENWICH CAPITAL                                     [LOGO] GOLDMAN
                                                                        SACHS

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - SHORENSTEIN PORTLAND PORTFOLIO
--------------------------------------------------------------------------------

[PHOTO OF CONGRESS CENTER OMITTED]             [PHOTO OF LINCOLN CENTER OMITTED]

                                                 [PHOTO OF KRUSE OAKS I OMITTED]

[PHOTO OF 4004 KRUSE WAY PLACE  OMITTED]    [PHOTO OF 4949 MEADOWS ROAD OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[LOGO] RBS GREENWICH CAPITAL                                      [LOGO] GOLDMAN
                                                                         SACHS

                                     - 10 -

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - SHORENSTEIN PORTLAND PORTFOLIO
--------------------------------------------------------------------------------

 [MAP INDICATING LOCATIONS OF SHORENSTEIN PORTLAND PORTFOLIO PROPERTIES OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[LOGO] RBS GREENWICH CAPITAL                                      [LOGO] GOLDMAN
                                                                         SACHS

                                     - 11 -

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - SHORENSTEIN PORTLAND PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                          16
Location (City/State)                                           Various, Oregon
Property Type                                                            Office
Size (sf)                                                             3,882,036
Percentage Leased as of February 28, 2007                                 94.1%
Year Built                                                              Various

Appraisal Value                                                  $1,063,600,000
Underwritten Occupancy                                                    95.3%
Underwritten Revenues                                               $92,563,972
Underwritten Total Expenses                                         $33,954,677
Underwritten Net Operating Income (NOI)                             $58,609,295
Underwritten In Place Cash Flow (IPCF)(1)                           $49,431,094
Underwritten Net Cash Flow (NCF)(2)                                 $52,863,207
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION

Originator                                                                GSCMC
Cut-off Date Principal Balance                                     $697,200,000
Cut-off Date Principal Balance PSF                                      $179.60
Percentage of Initial Mortgage Pool Balance                                9.1%
Number of Mortgage Loans                                                      1
Type of Security                                                 Fee Simple and
                                                                      Leasehold
Mortgage Rate                                                            5.560%
Original Term to Maturity (Months)                                          120
Original Amortization Term (Months)                                        None
Cut-off Date LTV Ratio                                                    65.6%
LTV Ratio at Maturity                                                     65.6%
Underwritten DSCR on NOI                                                  1.49x
Underwritten DSCR on IPCF(1)                                              1.25x
Underwritten DSCR on NCF(2)                                               1.34x
--------------------------------------------------------------------------------

___________________
(1)   IPCF is the loan seller's Underwritten NCF, adjusted for in place leases and expenses and contractual rent steps through April 2008, but giving no credit to rental growth expected to occur in future years or upon stabilization.

(2)   NCF is loan seller's NCF, giving credit to contractual rent steps through the end of the lease term and occupancy of 95.3%. There can be no assurance that the property will ever attain or exceed the stated NCF.

o     THE LOAN. The mortgage loan (the "SHORENSTEIN PORTLAND PORTFOLIO LOAN") is evidenced by a single note and is secured by first mortgages encumbering
      16 office properties all located in the greater Portland, Oregon area (the
      "SHORENSTEIN PORTLAND PORTFOLIO PROPERTIES"). The Shorenstein Portland
      Portfolio Loan was originated on March 27, 2007 by Goldman Sachs
      Commercial Mortgage Capital, L.P. and was subsequently purchased by
      Goldman Sachs Mortgage Company. The Shorenstein Portland Portfolio Loan
      represents approximately 9.1% of the initial mortgage pool balance, had an original principal balance and has an outstanding principal balance as of the cut-off date of $697,200,000 and an interest rate of 5.560%. The proceeds from the Shorenstein Portland Portfolio Loan were used to acquire the Shorenstein Portland Portfolio Properties.

      The Shorenstein Portland Portfolio Loan had an initial term of 120 months, has a remaining term of 117 months and requires payments of interest only through maturity. The scheduled maturity date is the payment date in April
      2017. Voluntary prepayment of the Shorenstein Portland Portfolio Loan is prohibited until the payment date in January 2017. Defeasance with direct, non-callable obligations of the United States of America is permitted at any time after the second anniversary of the securitization closing date.

o     THE PROPERTIES. The Shorenstein Portland Portfolio Properties consist of
      16 office properties in the Greater Portland, Oregon area totaling
      3,882,036 rentable SF contained in 46 individual buildings. The borrower purchased the Shorenstein Portland Portfolio Properties from The
      Blackstone Group ("BLACKSTONE") in March 2007, shortly after Blackstone's
      February 2007 acquisition of Equity Office Properties. As of February 28,
      2007, the Shorenstein Portland Portfolio Properties were 94.1% occupied in the aggregate with no tenant comprising more than 2.8% of the total rentable SF.

      The following table presents certain information relating to the
      Shorenstein Portland Portfolio Properties:

---------------------------------------------------------------------------------------------------------------
                                                             ALLOCATED
     PROPERTY NAME              CITY           STATE        LOAN AMOUNT    YEAR BUILT   SQUARE FEET   OCCUPANCY
------------------------   --------------   ------------   -------------   ----------   -----------   ---------

Lincoln Center                Portland         Oregon      $125,520,973    1978-1989       728,113       94.9%
Kruse Woods                 Lake Oswego        Oregon        87,864,681    1986, 1997      418,774       93.5
Nimbus Corporate Center      Beaverton         Oregon        76,889,811    1984-1991       685,788       96.3
Congress Center               Portland         Oregon        53,297,125       1982         365,617       90.0
Kruse Woods V               Lake Oswego        Oregon        51,917,052       2003         183,347      100.0
Umpqua Bank Plaza             Portland         Oregon        50,274,107       1974         273,198       95.0
5800 & 6000 Meadows         Lake Oswego        Oregon        50,208,389    1999-2001       198,976       93.0
River Forum 1 & 2             Portland         Oregon        32,201,715    1985, 1989      192,534       96.8
4900 & 5000 Meadows Road    Lake Oswego        Oregon        28,850,108    1988-1990       144,275       95.2
4949 Meadows Road           Lake Oswego        Oregon        27,732,906       1997         124,222       94.6
4000 Kruse Way Place        Lake Oswego        Oregon        26,024,244       1981         141,099       91.7
Kruse Oaks II               Lake Oswego        Oregon        25,564,219       2006         102,567       69.0
Kruse Oaks I                Lake Oswego        Oregon        18,729,569       2001          91,690       92.3
Kruse Way Plaza I & II      Lake Oswego        Oregon        17,349,495    1984-1986       101,486       99.8
4800 Meadows Road           Lake Oswego        Oregon        13,932,171       1999          74,352       95.9
4004 Kruse Way Place        Lake Oswego        Oregon        10,843,435       1996          55,998      100.0
                                                           -------------                -----------   ---------
TOTAL / WEIGHTED AVERAGE                                   $697,200,000                  3,882,036       94.1%
---------------------------------------------------------------------------------------------------------------

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[LOGO] RBS GREENWICH CAPITAL                                      [LOGO] GOLDMAN
                                                                         SACHS

                                     - 12 -

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - SHORENSTEIN PORTLAND PORTFOLIO
--------------------------------------------------------------------------------

      The following table presents certain information relating to the lease rollover schedule at the Shorenstein Portland Portfolio Property:

                                   TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT

------------------------------------------------------------------------------------------------------------------------------------

                                                                                             % OF TOTAL     ANNUALIZED
                                                                             ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                                 CREDIT RATING         TENANT      % OF     UNDERWRITTEN    UNDERWRITTEN    BASE RENT       LEASE
         TENANT NAME         (FITCH/MOODY'S/S&P)(1)     NRSF       NRSF     BASE RENT ($)    BASE RENT     ($ PER NRSF)   EXPIRATION
--------------------------   ----------------------   ---------   -------   -------------   ------------   ------------   ----------

Northwest Evaluation
  Association                       NR/NR/NR            108,448      2.8%   $   3,351,036        4.1%         $30.90         (3)
GSA Portland Bankruptcy
  Court                           AAA/Aaa/AAA            59,723      1.5%       1,505,016        1.8%          25.20      9/30/2014
Lime Financial Services             NR/NR/NR             48,268      1.2%       1,496,316        1.8%          31.00      10/31/2009
Kaiser Foundation Health
  Plan                              A/NR/NR              45,707      1.2%       1,382,628        1.7%          30.25      12/31/2007
Autodesk                            NR/NR/NR             43,076      1.1%       1,303,056        1.6%          30.25      3/31/2014
Meritage Mortgage
  Corporation(2)                    NR/NR/NR             70,697      1.8%       1,263,360        1.5%          17.87      7/31/2010
Umpqua Bank                         NR/NR/NR             47,651      1.2%       1,112,148        1.4%          23.34         (4)
North Pacific Group                 NR/NR/NR             50,747      1.3%       1,071,768        1.3%          21.12      11/30/2015
UNICRU                              NR/NR/NR             75,047      1.9%       1,067,172        1.3%          14.22      8/31/2010
Cascade Microtech                   NR/NR/NR             58,817      1.5%         832,848        1.0%          14.16      12/31/2014
                                                      -----------------------------------------------------------------
TEN LARGEST TENANTS                                     608,181     15.7%   $  14,385,348       17.5%         $23.65
Remaining Tenants                                     3,046,624     78.4%      67,710,264       82.5%          22.22
Vacant                                                  227,231      5.9%               0        0.0%           0.00
                                                      -----------------------------------------------------------------
TOTAL ALL TENANTS                                     3,882,036    100.0%   $  82,095,612      100.0%         $21.15
------------------------------------------------------------------------------------------------------------------------------------

___________________
(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)   Meritage Mortgage Company was acquired by NetBank in 2004 and NetBank is the guarantor of the lease. Meritage has ceased operations and their space is dark. They have continued to pay the rent and are actively trying to sublet the space.

(3)   Northwest Evaluation has two leases both within Kruse Woods V. One lease
      (92,719 SF) expires on 1/30/2011 and the other (15,729 SF) expires on
      4/30/2011.

(4)   Umpqua Bank has two leases both within Umpqua Bank Plaza. One lease
      (42,348 SF) expires on 11/30/2016 and the other (5,303 SF) expires on
      6/30/2009.

      The following table presents certain information relating to the lease rollover schedule at the Shorenstein Portland Portfolio Properties:

                                                 LEASE EXPIRATION SCHEDULE(1)

------------------------------------------------------------------------------------------------------------------------------

                                                                                                 % OF TOTAL       ANNUALIZED
                                                               CUMULATIVE      ANNUALIZED        ANNUALIZED      UNDERWRITTEN
       YEAR ENDING                              % OF TOTAL      OF TOTAL      UNDERWRITTEN      UNDERWRITTEN      BASE RENT
       DECEMBER 31,           EXPIRING NRSF        NRSF           NRSF        BASE RENT ($)      BASE RENT       ($ PER NRSF)
--------------------------   ---------------   ------------   ------------   ---------------   --------------   --------------

2007                              538,687          13.9%          13.9%        $13,038,060          15.9%           $24.20
2008                              479,731          12.4%          26.2%         10,553,940          12.9%            22.00
2009                              658,415          17.0%          43.2%         15,002,604          18.3%            22.79
2010                              778,071          20.0%          63.2%         15,525,768          18.9%            19.95
2011                              509,453          13.1%          76.4%         12,239,460          14.9%            24.02
2012                              254,678           6.6%          82.9%          6,384,036           7.8%            25.07
2013                              107,892           2.8%          85.7%          2,447,412           3.0%            22.68
2014                              194,913           5.0%          90.7%          4,438,548           5.4%            22.77
2015                               61,688           1.6%          92.3%          1,337,088           1.6%            21.68
2016                               48,185           1.2%          93.6%          1,041,012           1.3%            21.60
2017                                    0           0.0%          93.6%                  0           0.0%             0.00
2018 & Thereafter                  23,092           0.6%          94.1%             87,684           0.1%             3.80
Vacant                            227,231           5.9%         100.0%                  0           0.0%             0.00
                             -------------------------------------------------------------------------------------------------
TOTAL / WEIGHTED AVERAGE        3,882,036         100.0%                       $82,095,612         100.0%           $21.15
------------------------------------------------------------------------------------------------------------------------------

___________________
(1)   Calculated based on approximate square footage occupied by each tenant.

o     THE BORROWER. The borrowers are eight Delaware limited liability companies and one Delaware limited partnership, each a single-purpose entity that owns one or more of the Shorenstein Portland Portfolio Properties. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Shorenstein Portland Portfolio
      Loan. A majority interest in each of the borrowers under the Shorenstein
      Portland Portfolio Loan is indirectly owned by Shorenstein Realty
      Investors Eight, L.P., the guarantor of certain non-recourse carve-outs under the Shorenstein Portland Portfolio Loan.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[LOGO] RBS GREENWICH CAPITAL                                      [LOGO] GOLDMAN
                                                                         SACHS

                                     - 13 -

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - SHORENSTEIN PORTLAND PORTFOLIO
--------------------------------------------------------------------------------

o     ESCROWS. The loan documents provide for monthly escrows of real estate taxes ($1,171,186), insurance ($112,521) and a structural reserve ($0.20 times the aggregate number of rentable SF). During a Shorenstein Portland
      Portfolio Cash Trap Period, the loan documents require additional reserves to cover tenant improvements and leasing commissions at the Shorenstein
      Portland Portfolio Properties. A "SHORENSTEIN PORTLAND PORTFOLIO CASH TRAP
      PERIOD" means any period commencing as of the end of any calendar quarter in which the debt service coverage ratio for that calendar quarter for the prior twelve-month period is less than 1.10x and terminating as of the end of any two consecutive calendar quarters in which the debt service coverage ratio of the Shorenstein Portland Portfolio Properties for the
      prior twelve-month period is at least 1.10x.

o     LOCKBOX AND CASH MANAGEMENT. The Shorenstein Portland Portfolio Loan
      requires a hard lockbox, which is already in place. The loan documents require the borrower to direct tenants to pay their rents directly to a lender-controlled lockbox account. The loan documents also require that all cash revenues relating to the property and all other money received by the borrower or the property manager be deposited into the lockbox account within one business day after receipt. On each business day, all funds on deposit in the lockbox account are swept to a cash management account under the control of the lender. Provided no event of default under the
      Shorenstein Portland Portfolio Loan or Shorenstein Portland Portfolio Cash
      Trap Period is continuing, all funds in the cash management account in excess of the monthly debt service, any reserves required under the loan documents and all other amounts then due to the lender will be remitted to an account specified by the borrowers on each business day. During the continuance of an event of default under the Shorenstein Portland
      Portfolio Loan, the lender may apply any funds in the cash management account to the obligations of the borrowers under the Shorenstein Portland
      Portfolio Loan in such order of priority as the lender may determine.

o     PROPERTY MANAGEMENT. The Shorenstein Portland Portfolio Properties are
      currently managed by Shorenstein Realty Services, L.P., an affiliate of the borrowers, pursuant to a management agreement. The property manager of the Shorenstein Portland Portfolio Properties is currently entitled to a base management fee in an amount equal to 3% of revenues from the
      Shorenstein Portland Portfolio Properties. In addition, under the loan documents, the Shorenstein Portland Portfolio Properties may be managed by a manager other than the current manager, provided that each rating agency has confirmed in writing that management by that manager will not cause the downgrade, withdrawal or qualification of the then current ratings of any class of the series 2007-GG10 certificates. The lender may require the borrowers to replace the property manager if an event of default under the
      Shorenstein Portland Portfolio Loan has occurred, upon a default by the property manager under the property management agreement, upon an act of fraud, gross negligence or willful misconduct by the property manager or at any time that Walter Shorenstein, his descendants or a related trust property fails to own at least 51% of the property manager.

o     MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not Permitted

o     TERRORISM INSURANCE. The loan documents require that the "all risk"
      insurance policies required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the lesser of the full amount of the Shorenstein Portland Portfolio Loan or the full replacement cost of the Shorenstein Portland Portfolio Properties (as determined by lender in its reasonable discretion) as well as business interruption insurance covering the 12-month period from the occurrence of a casualty. The borrowers must maintain this coverage if it is commercially available, provided that in the event that the Terrorism Risk Insurance Act of 2002 or a similar statute is not in effect, the maximum amount that the borrowers are required to pay in terrorism insurance premiums is an amount equal to two times the current aggregate property insurance premium payable with respect to (or otherwise allocable to) the Shorenstein
      Portland Portfolio Properties. The borrowers are permitted to maintain such terrorism coverage through a blanket policy.

o     RELEASE OF COLLATERAL. Provided no event of default is then continuing under the Shorenstein Portland Portfolio Loan, at any time beginning two years from the date of securitization, the borrower may obtain the release of one or more of the Shorenstein Portland Portfolio Properties from the liens of the loan documents, provided that, among other things, (a) the debt service coverage ratio for the 12 months ending immediately prior to release (calculated to give effect to the release) must be equal to or greater than the greater of (x) the debt service coverage ratio at the time of the closing of the Shorenstein Portland Portfolio Loan and (y) the
      debt service coverage ratio immediately prior to the release, (b) in the case of a release of any of the Shorenstein Portland Portfolio Properties
      that comprise the group of properties known as the Kruse Oaks Project, such released property must be self-sufficient and not rely on any shared services, common area

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[LOGO] RBS GREENWICH CAPITAL                                      [LOGO] GOLDMAN
                                                                         SACHS

                                     - 14 -

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - SHORENSTEIN PORTLAND PORTFOLIO
--------------------------------------------------------------------------------

      maintenance or other service or utility arrangements provided by or shared with any other Shorenstein Portland Portfolio Property that comprises the
      Kruse Oaks Project and (c) each rating agency must confirm in writing that such release will not cause the downgrade, withdrawal or qualification of the then current ratings of any class of the series 2007-GG10 certificates. In addition, the borrower is permitted to adjust the lot line separating two parcels that partially comprise the Kruse Oaks
      Project, provided that, among other things, the debt service coverage ratio for the 12 months ending on the most recently ended calendar quarter
      (calculated to give effect to the adjustment) must be equal to or greater than the debt service coverage ratio at the time of the closing of the
      Shorenstein Portland Portfolio Loan, and the affected property, after giving effect to such lot line adjustment, conforms to all applicable legal requirements. In connection with any release of a Shorenstein
      Portland Portfolio Property, the borrower is required to defease the
      Shorenstein Portland Portfolio Loan in an amount equal to the greater of
      (i) 90% of the net proceeds from the sale or other disposition of the applicable Shorenstein Portland Portfolio Property and (ii) the portion of the Shorenstein Portland Portfolio Loan allocable to such property.

o     GROUND LEASES. Six of the Shorenstein Portland Portfolio Properties (4949
      Meadows, 4900-5000 Meadows, 4800 Meadows, Kruse Oaks I & II, Kruse Woods
      III and Congress Center) are subject to ground leases. Except for the ground lease relating to the Congress Center parking garage (the appraised value of which is $200,000) that expires in 2013, each of the ground leases has a term that extends at least 30 years beyond the maturity date of the Shorenstein Portland Portfolio Loan (taking into account all freely exercisable extension options) and contains customary mortgagee protection provisions, including notice and cure rights and the right to enter into a new lease with the applicable ground lessor in the event a ground lease is rejected or terminated. Because the Congress Center parking garage ground lease lacks certain conventional mortgagee protection provisions,
      Shorenstein Realty Investors Eight, L.P. has provided a $5 million guaranty of the borrower's obligations under the loan documents, which becomes effective if (i) the Congress Center parking garage ground lease terminates, (ii) the borrower does not secure replacement parking and grant the lender a security interest in such replacement parking and (iii)
      the aggregate of the allocated loan amounts for all of the Shorenstein
      Portland Portfolio Properties owned by the borrower that is lessee under the Congress Center parking garage lease is in excess of 25% of the outstanding principal balance of the Shorenstein Portland Portfolio Loan.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[LOGO] RBS GREENWICH CAPITAL                                      [LOGO] GOLDMAN
                                                                         SACHS

                                     - 15 -

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - WELLS FARGO TOWER
--------------------------------------------------------------------------------

                  [TWO (2) PHOTOS OF WELLS FARGO TOWER OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[LOGO] RBS GREENWICH CAPITAL                                      [LOGO] GOLDMAN
                                                                         SACHS

                                     - 16 -

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - WELLS FARGO TOWER
--------------------------------------------------------------------------------

         [TWO (2) MAPS INDICATING LOCATION OF WELLS FARGO TOWER OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[LOGO] RBS GREENWICH CAPITAL                                      [LOGO] GOLDMAN
                                                                         SACHS

                                     - 17 -

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - WELLS FARGO TOWER
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                           1
Location (City/State)                                   Los Angeles, California
Property Type                                                            Office
Size (sf)                                                             1,385,325
Percentage Leased as of  January 31, 2007                                 92.1%
Year Built/Year Renovated                                           1982 / 2007
Appraisal Value                                                    $704,000,000
Underwritten Occupancy                                                    94.4%
Underwritten Revenues                                               $58,348,192
Underwritten Total Expenses                                         $19,383,918
Underwritten Net Operating Income (NOI)                             $38,964,274
Underwritten In Place Cash Flow (IPCF)(1)                           $33,789,932
Underwritten Net Cash Flow (NCF)(2)                                 $37,592,494
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION

Originator                                                          GCFP/Lehman
Cut-off Date Principal Balance                                     $550,000,000
Cut-off Date Principal Balance PSF/Unit                                 $397.02
Percentage of Initial Mortgage Pool Balance                                7.2%
Number of Mortgage Loans                                                      1
Type of Security                                                     Fee Simple
Mortgage Rate                                                            5.697%
Original Term to Maturity (Months)                                          120
Original Amortization Term (Months)                               Interest Only
Cut-off Date LTV Ratio                                                    78.1%
LTV Ratio at Maturity                                                     78.1%
Underwritten DSCR on NOI                                                  1.22x
Underwritten DSCR on IPCF(1)                                              1.07x
Underwritten DSCR on NCF(2)                                               1.18x
--------------------------------------------------------------------------------

___________________
(1)   IPCF is the loan sellers underwritten NOI, adjusted for in place leases and expenses, but giving no credit to rental growth expected to occur in future years or upon stabilization.

(2)   NCF is loan seller's NCF, giving credit to rental growth to market levels that is projected to happen in future years based on cash flow models prepared with Argus or other software. There can be no assurance that the property will ever attain or exceed the stated NCF.

o     THE LOAN. The mortgage loan (the "WELLS FARGO TOWER LOAN") is evidenced by two promissory notes and is secured by a first mortgage encumbering the class-A office building located at 333 South Grand Avenue, Los Angeles,
      California (the "WELLS FARGO TOWER PROPERTY"). The Wells Fargo Tower Loan
      was originated on April 4, 2007 by Lehman ALI Inc. and Greenwich Capital
      Financial Products, Inc. ("GCFP"). One promissory note in the amount of
      $280,500,000 was originated by Lehman ALI Inc. and the other promissory note in the amount of $269,500,000 was originated by GCFP. The Wells Fargo
      Tower Loan has an aggregate original principal balance and a principal balance as of the cut-off date of $550,000,000, and an interest rate of
      5.697%. The Wells Fargo Tower Loan represents approximately 7.2% of the initial mortgage pool balance. The DSCR and LTV on the Wells Fargo Tower
      Loan are 1.18x and 78.1%, respectively. The proceeds of the Wells Fargo
      Tower Loan were used to refinance existing debt.

      The Wells Fargo Tower Loan has an initial term of 120 months and a remaining term of 117 months. The Wells Fargo Tower Loan is interest-only for the entire term. The scheduled maturity date is April 6, 2017.
      Voluntary prepayment of the Wells Fargo Tower Loan is permitted at any time. Prepayments made prior to October 6, 2016 must be accompanied with the payment of yield maintenance, and may be made without penalty thereafter. Defeasance with United States government securities or certain other obligations is also permitted from August 6, 2009.

o     THE PROPERTY. The Wells Fargo Tower Property is a 1,385,325-sf, 53-story, class-A multi-tenant office building with an atrium, a three-level enclosed structure housing several retail tenants, and a five-level subterranean parking garage. The Wells Fargo Tower Property is located in the Bunker Hill submarket of Los Angeles' central business district.
      Maguire Partners, the predecessor of the sponsor, built the Wells Fargo
      Tower Property in 1982. The building was designed by Skidmore, Owings &
      Merrill and sits prominently on the Los Angeles skyline. The Wells Fargo
      Tower Property has 1,305,620 sf of office space, 64,734 sf of retail space, 14,971 sf of storage space and 2,207 parking spaces.

      As of January 31, 2007, the Wells Fargo Tower Property was 92.1% leased to approximately 73 tenants. The three largest tenants in the building are
      Wells Fargo Bank (299,665 sf) with various leases through December 2009,
      December 2011 and February 2013, Gibson, Dunn & Crutcher (268,269 sf)
      through December 2017, and OakTree Capital Management (125,052 sf) with various leases through December 2007, December 2009 and March 2017.
      According to Hoovers Online, Wells Fargo & Co. is the fifth largest bank in the United States as of December 2006. Gibson, Dunn & Crutcher, whose largest office is in the Wells Fargo Tower Property, is listed among the
      20 largest law firms in the country according to the Internet Legal
      Research Group. Oaktree Capital Management is a private equity fund with assets under management of $42.3 billion.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[LOGO] RBS GREENWICH CAPITAL                                      [LOGO] GOLDMAN
                                                                         SACHS

                                     - 18 -

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--------------------------------------------------------------------------------

      The following table presents certain information relating to the major tenants at the Wells Fargo Tower Property:

                                   TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT

------------------------------------------------------------------------------------------------------------------------------------

                                                                                          % OF TOTAL     ANNUALIZED
                                                                          ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                              CREDIT RATING         TENANT      % OF     UNDERWRITTEN    UNDERWRITTEN    BASE RENT         LEASE
      TENANT NAME         (FITCH/MOODY'S/S&P)(1)     NRSF       NRSF     BASE RENT ($)    BASE RENT     ($ PER NRSF)    EXPIRATION
-----------------------   ----------------------   ---------   -------   -------------   ------------   ------------   -------------

Gibson, Dunn & Crutcher          NR/NR/NR            268,269     19.4%   $   7,435,404       26.5%         $27.72       12/31/2017
Wells Fargo Bank                AA/Aa1/AA+           299,665     21.6%       6,029,592       21.5%          20.12       12/31/2009,
                                                                                                                        12/31/2011
                                                                                                                            and
                                                                                                                         2/28/2013
Oaktree Capital                  NR/NR/NR            125,052      9.0%       2,202,048        7.9%          17.61       12/31/2007,
   Management                                                                                                           12/31/2009
                                                                                                                            and
                                                                                                                         3/31/2017
Winston & Strawn                 NR/NR/NR             61,246      4.4%       1,231,800        4.4%          20.11       12/31/2008
                                                                                                                            and
                                                                                                                        12/31/2012
Dewey Ballantine                 NR/NR/NR             48,762      3.5%       1,072,764        3.8%          22.00       12/31/2011
                                                   -----------------------------------------------------------------
TOTAL LARGEST TENANTS                                802,994     58.0%   $  17,971,608      64.2%          $22.38
Remaining Tenants                                    472,421     34.1%      10,038,855       35.8%          22.38
Vacant Space                                         109,910      7.9%               0        0.0%           0.00
                                                   -----------------------------------------------------------------
TOTAL ALL TENANTS                                  1,385,325    100.0%   $  28,010,463      100.0%         $21.96
------------------------------------------------------------------------------------------------------------------------------------

___________________
(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

      The following table presents certain information relating to the lease rollover schedule at the Wells Fargo Tower Property:

                                                 LEASE EXPIRATION SCHEDULE(1)

------------------------------------------------------------------------------------------------------------------------------

                                                                                                 % OF TOTAL       ANNUALIZED
                                                               CUMULATIVE      ANNUALIZED        ANNUALIZED      UNDERWRITTEN
       YEAR ENDING                              % OF TOTAL      OF TOTAL      UNDERWRITTEN      UNDERWRITTEN      BASE RENT
       DECEMBER 31,           EXPIRING NRSF        NRSF           NRSF          BASE RENT        BASE RENT       ($ PER NRSF)
--------------------------   ---------------   ------------   ------------   ---------------   --------------   --------------

2007                               90,357           6.5%           6.5%        $ 1,924,609           6.9%           $21.30
2008                               44,604           3.2%           9.7%            935,028           3.3%            20.96
2009                              139,772          10.1%          19.8%          2,734,380           9.8%            19.56
2010                               75,013           5.4%          25.2%          1,530,492           5.5%            20.40
2011                              132,420           9.6%          34.8%          2,861,341          10.2%            21.61
2012                               80,318           5.8%          40.6%          1,634,016           5.8%            20.34
2013                              370,683          26.8%          67.4%          7,423,848          26.5%            20.03
2014                                8,723           0.6%          68.0%            201,504           0.7%            23.10
2015                                9,928           0.7%          68.7%            249,565           0.9%            25.14
2016                                    0           0.0%          68.7%                  0           0.0%             0.00
2017 and thereafter               323,597          23.4%          92.1%          8,515,680          30.4%            26.32
Vacant                            109,910           7.9%         100.0%                  0           0.0%             0.00
                             -------------------------------------------------------------------------------------------------
TOTAL / WEIGHTED AVERAGE        1,385,325         100.0%                       $28,010,463         100.0%           $21.96
------------------------------------------------------------------------------------------------------------------------------

___________________
(1)   Calculated based on approximate square footage occupied by each tenant.

o     THE BORROWER. The borrower (the "WELLS FARGO TOWER BORROWER") is North
      Tower, LLC, a single-asset, special-purpose, bankruptcy-remote Delaware limited liability company with two independent directors. Legal counsel to the Wells Fargo Tower Borrower delivered a non-consolidation opinion in connection with the origination of the Wells Fargo Tower Loan. The sponsor of the Wells Fargo Tower Borrower is Maguire Properties, Inc. ("MPI"), a
      publicly traded REIT with a market capitalization of $1.6 billion as of
      May 16, 2007. Robert F. Maguire III, the largest shareholder, chairman of the board and Co-Chief Executive Officer of MPI is an experienced real estate investor. In 1965, Robert F. Maguire III founded MPI's predecessor,
      Maguire Partners, to own, manage, develop and acquire office properties in the Southern California market. Over its 42-year history, Maguire Partners established a successful record of developing class-A buildings. MPI is one of the largest commercial real estate developers and owners headquartered on the West Coast and one of the nation's largest developers of class-A quality office and mixed-use properties. The company specializes in large, architecturally significant projects, and has developed a number of significant projects in Los Angeles County, including US Bank Tower, Gas Company Tower, and KPMG Tower. MPI's
      subsidiary, Maguire Properties, L.P. ("MPLP"), guaranteed the non-recourse carveouts of the Wells Fargo Tower Loan. The Wells Fargo Tower Borrower is
      affiliated with the borrowers under the mortgage loans identified on Annex
      C-1 to the prospectus supplement as Two California Plaza, 550 South Hope
      Street, Maguire Anaheim Portfolio, Lincoln Town Center, and 3800

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[LOGO] RBS GREENWICH CAPITAL                                      [LOGO] GOLDMAN
                                                                         SACHS

                                     - 19 -

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--------------------------------------------------------------------------------

      Chapman, which are also assets of the trust and are located in the Los
      Angeles and Orange County MSA's. As of June 7, 2007, MPI's aggregate ownership of downtown commercial real estate was 8,210,898 sf or 36.4% of the downtown class A market.

o     ESCROWS. The Wells Fargo Tower Loan documents provide for certain escrows including real estate taxes and insurance premiums.

      Tax and Insurance Reserve: The Wells Fargo Tower Borrower is required to make monthly contributions into a tax and insurance reserve account in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay impositions, such as taxes and insurance premiums, over the then succeeding twelve month period.

      Leasing Reserve: At closing, the Wells Fargo Tower Borrower deposited
      $7,018,725 for then outstanding tenant improvements and leasing commissions. In addition, the Wells Fargo Tower Borrower deposited an additional $2,581,275 ($1.86 psf) in lieu of an ongoing reserve for future tenant improvements and leasing commissions at the Wells Fargo Tower
      Property. As of June 7, 2007, $9,620,673 remained in the account.

      Capital Expense Reserve: The Wells Fargo Tower Borrower is required to deposit one-twelfth of the amount lender estimates to be due for replacements and repairs required to be made to the Wells Fargo Tower
      Property during that calendar year for capital expenditure items at the
      Wells Fargo Tower Property.

o     LOCKBOX AND CASH MANAGEMENT. The Wells Fargo Tower Loan requires a hard lockbox, which is already in place. The Wells Fargo Tower Loan documents require the Wells Fargo Tower Borrower to direct the tenants to pay their rents directly to a lender-controlled account, and that all rents received by the Wells Fargo Tower Borrower or the property manager be deposited into the lender-controlled account (as well as any other rents, receipts, security deposits or payments related to lease termination or default)
      within one business day after receipt. Amounts on deposit in the lockbox account are transferred on each business day to another lender-controlled account. On each payment date, any amounts in such lender-controlled account after payment of debt service, operating expenses and reserves are to be returned to the Wells Fargo Tower Borrower until such time that there is an event of default under the Wells Fargo Tower Loan. Upon the occurrence and during the continuance of an event of default, lender may retain any excess amounts as additional collateral or apply any excess amounts to the payment of the debt.

o     PROPERTY MANAGEMENT. MPLP, an affiliate of the Wells Fargo Tower Borrower, is the property manager for the Wells Fargo Tower Loan. The lender may cause the Wells Fargo Tower Borrower to replace the property manager with a manager approved by lender, subject to the consent of the rating agencies, if (i) an event of default occurs and is not cured, (ii) a bankruptcy of MPLP occurs, (iii) the maturity date has occurred and the
      Wells Fargo Tower Loan is not repaid, (iv) the DSCR for the immediately preceding 12 month period is less than 1.0x or (v) a material default occurs under the property management agreement beyond any applicable notice or cure period. The Wells Fargo Tower Borrower may not enter into any agreement relating to the management of the Wells Fargo Tower Property with any party without the express written consent of lender and the rating agencies. The management fee is equal to 3.0% of all rent and other income collected from tenants at the Wells Fargo Tower Property. Leasing commissions are payable separately based on a fixed schedule. MPLP contracts out certain services to an affiliated subcontractor pursuant to a services subcontract that is terminable by either party on 30 days'
      notice.

o     MEZZANINE OR SUBORDINATE INDEBTEDNESS. There is currently no mezzanine or subordinate indebtedness related to the Wells Fargo Tower Property. The
      Wells Fargo Tower Loan documents permit MPI, MPLP or any entity holding any direct or indirect interests in MPI or MPLP or any entity owned by
      MPLP other than the Wells Fargo Tower Borrower and its sole member
      ("QUALIFIED PLEDGOR"), to pledge their direct or indirect ownership interests in the sole member of the Wells Fargo Tower Borrower to secure
      (i) a loan facility or loan facilities to one or more Qualified Pledgors from a group of lenders for which a qualified institutional lender acts as agent or collateral agent or will act as initial administrative and collateral agent, and (ii) related hedging arrangements in connection with the loan facility or loan facilities described in clause (i). In either case, such Qualified Pledgor must pledge, directly or indirectly, its or their equity interests in substantially all of the property owning subsidiaries in which MPLP holds a direct or indirect interest, and any enforcement action taken pursuant to such pledge will constitute a transfer under the Wells Fargo Tower Loan documents

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[LOGO] RBS GREENWICH CAPITAL                                      [LOGO] GOLDMAN
                                                                         SACHS

                                     - 20 -

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--------------------------------------------------------------------------------

      and the holder of such pledge will be required to comply with all of the applicable provisions restricting transfers in the Wells Fargo Tower loan documents.

o     TERRORISM INSURANCE. The Wells Fargo Tower Loan documents require the
      Wells Fargo Tower Borrower to maintain terrorism insurance. The Wells
      Fargo Tower Borrower is not required to incur a cost for such terrorism coverage in excess of 150% of all other insurance coverage required pursuant to the Wells Fargo Tower Loan documents (the "TERRORISM INSURANCE
      CAP") for the immediately preceding annual policy period. The Wells Fargo
      Tower Property has terrorism coverage as part of its blanket all-risk property coverage. In the event that the annual premium for terrorism coverage in an amount equal to the "FULL REPLACEMENT COST" coverage exceeds the Terrorism Insurance Cap, the Wells Fargo Tower Borrower will be required to maintain as much terrorism coverage as is available for a premium equal to the Terrorism Insurance Cap.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[LOGO] RBS GREENWICH CAPITAL                                      [LOGO] GOLDMAN
                                                                         SACHS

                                     - 21 -

GSMS 2007-GG10
--------------------------------------------------------------------------------
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--------------------------------------------------------------------------------

                  [LARGE PHOTO OF TWO CALIFORNIA PLAZA OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[LOGO] RBS GREENWICH CAPITAL                                      [LOGO] GOLDMAN
                                                                         SACHS

                                     - 22 -

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - TWO CALIFORNIA PLAZA
--------------------------------------------------------------------------------

       [TWO (2) MAPS INDICATING LOCATION OF TWO CALIFORNIA PLAZA OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[LOGO] RBS GREENWICH CAPITAL                                      [LOGO] GOLDMAN
                                                                         SACHS

                                     - 23 -

GSMS 2007-GG10
--------------------------------------------------------------------------------
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--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                           1
Location (City/State)                                   Los Angeles, California
Property Type                                                            Office
Size (sf)                                                             1,329,810
Percentage Leased as of  March 27, 2007                                   90.5%
Year Built                                                                 1992
Appraisal Value                                                    $638,000,000
Underwritten Occupancy                                                    89.9%
Underwritten Revenues                                               $53,847,418
Underwritten Total Expenses                                         $21,110,399
Underwritten Net Operating Income (NOI)                             $32,737,019
Underwritten In Place Cash Flow (IPCF)(1)                           $26,305,654
Underwritten Net Cash Flow (NCF)(2)                                 $31,502,945
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION

Originator                                                                 GCFP
Cut-off Date Principal Balance                                     $470,000,000
Cut-off Date Principal Balance PSF/Unit                                 $353.43
Percentage of Initial Mortgage Pool Balance                                6.1%
Number of Mortgage Loans                                                      1
Type of Security                                                      Leasehold
Mortgage Rate                                                          5.49968%
Original Term to Maturity (Months)                                          120
Original Amortization Term (Months)                               Interest Only
Cut-off Date LTV Ratio                                                    73.7%
LTV Ratio at Maturity                                                     73.7%
Underwritten DSCR on NOI                                                  1.25x
Underwritten DSCR on IPCF(1)                                              1.00x
Underwritten DSCR on NCF(2)                                               1.20x
--------------------------------------------------------------------------------

___________________
(1)   IPCF is the loan sellers underwritten NOI, adjusted for in place leases and expenses, but giving no credit to rental growth expected to occur in future years or upon stabilization.

(2)   NCF is loan seller's NCF, giving credit to rental growth to market levels that is projected to happen in future years based on cash flow models prepared with Argus or other software. There can be no assurance that the property will ever attain or exceed the stated NCF.

o     THE LOAN. The mortgage loan (the "TWO CALIFORNIA PLAZA LOAN") is evidenced by a single note and is secured by a first-priority leasehold mortgage encumbering the class-A office building located at 350 South Grand Avenue,
      Los Angeles, California (the "TWO CALIFORNIA PLAZA PROPERTY"). The Two
      California Plaza Loan represents approximately 6.1% of the initial mortgage pool balance. The Two California Plaza Loan was originated on
      April 24, 2007, has an original principal balance and a principal balance as of the cut-off date of $470,000,000, and an interest rate of 5.49968%.
      The DSCR and LTV on the Two California Plaza Loan are 1.20x and 73.7%,
      respectively. The proceeds of the Two California Plaza Loan were used by the borrower to acquire the Two California Plaza Property along with 24 other properties for a total portfolio acquisition price of approximately
      $2.875 billion.

      The Two California Plaza Loan has an initial term of 120 months and a remaining term of 118 months. The Two California Plaza Loan is interest-only for the entire term. The scheduled maturity date is May 6,
      2017. Voluntary prepayment of the Two California Plaza Loan is permitted at any time. Prepayments made prior to February 6, 2017 must be accompanied with the payment of yield maintenance, and may be made without penalty thereafter. Defeasance with United States government securities or certain other obligations is also permitted from August 6, 2009.

o     THE PROPERTY. The Two California Plaza Property is a 1,329,810-sf,
      52-story class-A office building with an atrium, a three-level enclosed structure housing several retail tenants, and a five-level subterranean parking garage. The Two California Plaza Property is located in the Bunker
      Hill submarket of Los Angeles' central business district. Maguire
      Partners, the predecessor of the sponsor, built the Two California Plaza
      Property in 1992. The building was designed by Arthur Erickson and sits prominently on the Los Angeles skyline. The Two California Plaza Property has 1,277,657 sf of office space, 52,153 sf of retail and storage space and 1,225 parking spaces.

      As of March 27, 2007, the Two California Plaza Property was 90.5% leased to approximately 56 tenants. The three largest tenants in the building are
      Deloitte & Touche (342,094 sf) through March 2015, Pricewaterhouse Coopers
      (160,784 sf) through May 2013, and Aames Financial Corp. (151,561 sf)
      through March 2012. Aames Financial was acquired in 2006 by Accredited
      Home Lenders (NYSE: LEND), which had a market capitalization of $374 million as of June 7, 2007.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[LOGO] RBS GREENWICH CAPITAL                                      [LOGO] GOLDMAN
                                                                         SACHS

                                     - 24 -

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - TWO CALIFORNIA PLAZA
--------------------------------------------------------------------------------

      The following table presents certain information relating to the major tenants at the Two California Plaza Property:

                                   TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT

------------------------------------------------------------------------------------------------------------------------------------

                                                                                          % OF TOTAL     ANNUALIZED
                                                                          ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                              CREDIT RATING         TENANT      % OF     UNDERWRITTEN    UNDERWRITTEN    BASE RENT         LEASE
      TENANT NAME         (FITCH/MOODY'S/S&P)(1)     NRSF       NRSF     BASE RENT ($)    BASE RENT     ($ PER NRSF)    EXPIRATION
-----------------------   ----------------------   ---------   -------   -------------   ------------   ------------   -------------

Deloitte & Touche                NR/NR/NR            342,094     25.7%   $   5,216,904       21.0%         $15.25        3/31/2015
Aames Financial Corp.            NR/NR/NR            151,561     11.4%       3,423,756       13.8%          22.59        3/31/2012
PricewaterhouseCoopers           NR/NR/NR            160,784     12.1%       2,847,048       11.5%          17.71        5/31/2013
Mayer Brown Rowe                 NR/NR/NR             81,411      6.1%       1,678,992        6.8%          20.62        3/31/2017
                                                   -----------------------------------------------------------------
TOTAL LARGEST TENANTS                                735,850     55.3%   $  13,166,700       53.1%         $17.89
Remaining Tenants                                    467,079     35.1%      11,652,708       46.9%          24.95
Vacant Space                                         126,881      9.5%               0        0.0%           0.00
                                                   -----------------------------------------------------------------
TOTAL ALL TENANTS                                  1,329,810    100.0%   $  24,819,408      100.0%         $20.63
------------------------------------------------------------------------------------------------------------------------------------

___________________
(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

      The following table presents certain information relating to the lease rollover schedule at the Two California Plaza Property:

                                                 LEASE EXPIRATION SCHEDULE(1)

------------------------------------------------------------------------------------------------------------------------------

                                                                                                 % OF TOTAL       ANNUALIZED
                                                               CUMULATIVE      ANNUALIZED        ANNUALIZED      UNDERWRITTEN
       YEAR ENDING                              % OF TOTAL      OF TOTAL      UNDERWRITTEN      UNDERWRITTEN      BASE RENT
       DECEMBER 31,           EXPIRING NRSF        NRSF           NRSF        BASE RENT ($)      BASE RENT       ($ PER NRSF)
--------------------------   ---------------   ------------   ------------   ---------------   --------------   --------------

2007                               80,900           6.1%           6.1%        $ 2,105,712           8.5%           $26.03
2008                               83,876           6.3%          12.4%          1,857,708           7.5%            22.15
2009                               68,305           5.1%          17.5%          1,637,712           6.6%            23.98
2010                               17,623           1.3%          18.9%            433,500           1.7%            24.60
2011                               59,655           4.5%          23.3%          1,436,616           5.8%            24.08
2012                              194,788          14.6%          38.0%          4,274,040          17.2%            21.94
2013                              252,097          19.0%          56.9%          5,663,952          22.8%            22.47
2014                               26,309           2.0%          58.9%            605,112           2.4%            23.00
2015                              342,094          25.7%          84.6%          5,216,904          21.0%            15.25
2016                                    0           0.0%          84.6%                  0           0.0%             0.00
2017 and thereafter                77,282           5.8%          90.5%          1,588,152           6.4%            20.55
Vacant                            126,881           9.5%         100.0%                  0           0.0%             0.00
                             -------------------------------------------------------------------------------------------------
TOTAL / WEIGHTED AVERAGE        1,329,810         100.0%                       $24,819,408         100.0%           $20.63
------------------------------------------------------------------------------------------------------------------------------

___________________
(1)   Calculated based on approximate square footage occupied by each tenant.

o     GROUND LEASE. The Two California Plaza Borrower has a leasehold interest in the Two California Plaza Property under a ground lease from the
      Community Redevelopment Agency of the City of Los Angeles, California that has an expiration date of August 25, 2082. The current annual ground rent payment is $1,950,000. The ground lease generally contains standard mortgagee protection provisions.

o     THE BORROWER. The borrower (the "TWO CALIFORNIA PLAZA BORROWER") is
      Maguire Properties-Two Cal Plaza, LLC, a single-asset, special-purpose, bankruptcy-remote Delaware limited liability company with two independent directors. Legal counsel to the Two California Plaza Borrower delivered a non-consolidation opinion in connection with the origination of the Two
      California Plaza Loan. The sponsor of the Two California Plaza Borrower is
      Maguire Properties, Inc., ("MPI") a publicly traded REIT with a market capitalization of $1.6 billion as of May 16, 2007. Robert F. Maguire III, the largest shareholder, chairman of the board and Co-Chief Executive
      Officer of MPI, is an experienced real estate investor. In 1965, Robert F.
      Maguire III founded MPI's predecessor, Maguire Partners, to own, manage, develop and acquire office properties in the Southern California market.
      Over its 42-year history, Maguire Partners established a successful record of developing class-A buildings. MPI is one of the largest commercial real estate developers and owners headquartered on the West Coast and one of the nation's largest developers of class-A quality office and mixed-use properties. The company specializes in large, architecturally significant projects, and has developed a number of significant projects in Los
      Angeles County, including US Bank Tower, Gas Company Tower, and KPMG
      Tower. MPI's

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[LOGO] RBS GREENWICH CAPITAL                                      [LOGO] GOLDMAN
                                                                         SACHS

                                     - 25 -

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--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - TWO CALIFORNIA PLAZA
--------------------------------------------------------------------------------

      subsidiary, Maguire Properties, L.P. ("MPLP"), guaranteed the non-recourse carveouts of the Two California Plaza Loan. The Two California Plaza
      Borrower is affiliated with the borrowers under the mortgage loans identified on Annex C-1 to the prospectus supplement as 550 South Hope
      Street, Wells Fargo Tower, Maguire Anaheim Portfolio, Lincoln Town Center,
      and 3800 Chapman, which are also assets of the trust and are located in the Los Angeles and Orange County MSA's. As of June 7, 2007, MPI's
      aggregate ownership of downtown commercial real estate was 8,210,898 sf or
      36.4% of the downtown class-A market.

o     ESCROWS. The Two California Plaza Loan documents provide for certain escrows including real estate taxes and insurance premiums.

      Tax and Insurance Reserve: The Two California Plaza Borrower is required to make monthly contributions into a tax and insurance reserve account in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay impositions, such as taxes and insurance premiums, over the then succeeding twelve month period.

      Capital Expense Reserve: The Two California Plaza Borrower is required to make monthly contributions into a capital expenditure reserve account in an amount initially equal to $22,164.

      Leasing Reserve: The Two California Plaza Borrower made an initial deposit of $12,130,000 ($9.12 psf) into a leasing reserve account. In addition, commencing on June 6, 2009, the Two California Plaza Borrower is required to make monthly contributions into the leasing reserve in an amount equal to $110,818 ($1.00 psf). As of June 7, 2007, $12,142,462 remained in the account.

      Ground Rent Reserve: The Two California Plaza Borrower is required to make monthly contributions into a ground rent reserve account in an amount equal to the amount that lender estimates will be necessary to pay each installment of ground rent which is due prior to the next payment date under the Two California Plaza Loan.

      Debt Service Reserve: The Two California Plaza Borrower made a deposit of
      $3,000,000 into a debt service reserve to cover potential shortfalls in the amount of revenue from the Two California Plaza Property available to pay the monthly interest payments required under the Two California Plaza
      Loan. Any funds remaining on deposit in the debt service reserve will be released to the Two California Plaza Borrower when the lender has determined that the Two California Plaza Property has achieved an actual
      DSCR of at least 1.10x for two consecutive calendar quarters. As of June
      7, 2007, $3,002,465 remained in the account.

o     LOCKBOX AND CASH MANAGEMENT. The Two California Plaza Loan requires a hard lockbox, which is already in place. The Two California Plaza Loan documents require the Two California Plaza Borrower to direct tenants to pay their rents directly to a lender-controlled account, and that all rents received by the Two California Plaza Borrower or the property manager be deposited into the lender-controlled account (as well as any other rents, receipts, security deposits or payments related to lease termination or default) within one business day of receipt. Amounts on deposit in the lockbox account are swept on a daily basis into the Two
      California Plaza Borrower's operating account, unless an event of default is continuing or, commencing on December 31, 2009, the actual DSCR is less than 1.05x (each triggering, a "DSCR CASH MANAGEMENT PERIOD"). During a
      DSCR Cash Management Period, amounts in the lender-controlled account will be swept into another account controlled by lender and applied to the payment of monthly interest payments, operating expenses and any required reserves under the Two California Plaza Loan documents and any excess cash will be held by the lender. In the event that a DSCR Cash Management
      Period is continuing, the Two California Plaza Borrower may cause the DSCR
      Cash Management Period to terminate by delivering a letter of credit in an amount equal to the portion of the then-outstanding principal balance of the Two California Plaza Loan, such that an actual DSCR of at least 1.05x would be maintained on the Two California Plaza Loan after repayment of the amount of such letter of credit. At any time during the continuance of an event of default, the lender may apply any amounts in the cash collateral account to the prepayment of the debt with the applicable yield maintenance premium. Additionally, if a DSCR Cash Management Period is continuing for two consecutive calendar quarters, the lender may use the monies in the cash collateral account to prepay the Two California Plaza
      Loan with the applicable yield maintenance premium.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[LOGO] RBS GREENWICH CAPITAL                                      [LOGO] GOLDMAN
                                                                         SACHS

                                     - 26 -

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - TWO CALIFORNIA PLAZA
--------------------------------------------------------------------------------

o     PROPERTY MANAGEMENT. MPLP, an affiliate of the Two California Plaza
      Borrower, is the property manager for the Two California Plaza Loan. The lender may cause the Two California Plaza Borrower to replace the property manager with a manager approved by the lender, subject to the consent of the rating agencies, if (i) an event of default occurs and is not cured,
      (ii) a bankruptcy of MPLP occurs, (iii) the maturity date has occurred and the Two California Plaza Loan is not repaid, (iv) the property manager exhibits gross negligence, malfeasance or willful misconduct or (v) the manager defaults under the property management agreement beyond any applicable notice or cure period. Thereafter, the Two California Plaza
      Borrower may not enter into any agreement relating to the management of the Two California Plaza Property with any party without the express written consent of lender and, if required, the rating agencies. The management fee is equal to 3.0% of all rent and other income collected from tenants at the Two California Plaza Property. Leasing commissions are payable separately based on a fixed schedule. MPLP contracts out certain services to an affiliated subcontractor pursuant to a services subcontract that is terminable by either party on 30 days' notice.

o     MEZZANINE OR SUBORDINATE INDEBTEDNESS. There is currently no mezzanine or subordinate indebtedness related to the Two California Plaza Property. The
      Two California Plaza Loan documents permit MPI, MPLP or any entity holding any direct or indirect interests in MPI or MPLP, to pledge their indirect ownership interests in the Two California Plaza Borrower (but not the foreclosure thereon) to any permitted institutional transferee providing a corporate line of credit or other financing to MPI, MPLP or any entity holding any direct or indirect interests in MPI or MPLP, provided that the indirect interests in the Two California Plaza Borrower that are pledged as collateral comprise no more than 33% of the total value of the collateral for such line of credit or other financing, and provided that
      (i) no default has occurred and remains uncured and (ii) lender has received payment of, or reimbursement for, all costs and expenses incurred by lender in connection with such pledges (including, but not limited to, reasonable attorneys' fees and costs and expenses of the rating agencies).

o     TERRORISM INSURANCE. The Two California Plaza Loan documents require the
      Two California Plaza Borrower to maintain terrorism insurance. The Two
      California Plaza Property has terrorism coverage as part of its sponsor's blanket "all-risk" property coverage. The Two California Plaza Loan documents provide that if "certified acts of terrorism," as identified by the United States Government, are excluded from Two California Plaza
      Borrower's comprehensive "all-risk" insurance policy business income coverage, commercial general liability insurance or umbrella liability insurance coverage, the Two California Plaza Borrower is required to obtain an endorsement to such policies, or separate policies, insuring against all such "certified acts of terrorism" ("TERRORISM ACTS");
      provided that the Two California Plaza Borrower is not required to spend in excess of an amount equal to 150% of the aggregate amount of all insurance premiums payable for all insurance coverage required under the
      Two California Plaza Loan with respect to the Two California Plaza
      Property and all other properties owned by MPLP or its affiliates for the last policy year, adjusted annually by the Consumer Price Index (such amount, the "TERRORISM INSURANCE CAP") for such coverage and, in the event that the coverage is not available at a per annum cost of the Terrorism
      Insurance Cap, then Two California Plaza Borrower is required to purchase insurance covering Terrorism Acts at the Two California Plaza in an amount equal to the principal balance of the Two California Plaza Loan, but is not required to maintain the full amount of such coverage if such coverage is not available at a per annum cost of the Terrorism Insurance Cap or less, provided that in the event that the Terrorism Insurance Cap is not sufficient to purchase such coverage in an amount equal to the principal balance of the Two California Plaza Loan, then the Two California Plaza
      Borrower shall obtain the greatest amount of coverage obtainable at a per annum cost of the Terrorism Insurance Cap.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[LOGO] RBS GREENWICH CAPITAL                                      [LOGO] GOLDMAN
                                                                         SACHS

                                     - 27 -

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - TIAA REXCORP NEW JERSEY PORTFOLIO
--------------------------------------------------------------------------------

   [THREE (3) PHOTOS OF TIAA REXCORP NEW JERSEY PORTFOLIO PROPERTIES OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[LOGO] RBS GREENWICH CAPITAL                                      [LOGO] GOLDMAN
                                                                         SACHS

                                     - 28 -

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - TIAA REXCORP NEW JERSEY PORTFOLIO
--------------------------------------------------------------------------------

               [TWO (2) MAPS INDICATING LOCATIONS OF TIAA REXCORP
                    NEW JERSEY PORTFOLIO PROPERTIES OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[LOGO] RBS GREENWICH CAPITAL                                      [LOGO] GOLDMAN
                                                                         SACHS

                                     - 29 -

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - TIAA REXCORP NEW JERSEY PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                           6
Location (City/State)                                       Various, New Jersey
Property Type                                                            Office
Size (sf)                                                             1,041,818
Percent Leased as of February 23, 2007                                    88.1%
Year Built/Year Renovated                                 1981-2000 / 2003-2006
Appraisal Value                                                    $394,100,000
Underwritten Occupancy                                                    92.0%
Underwritten Revenues                                               $32,445,470
Underwritten Total Expenses                                          $9,642,131
Underwritten Net Operating Income (NOI)                             $22,803,339
Underwritten In Place Cash Flow (IPCF)(1)                           $19,623,786
Underwritten Net Cash Flow (NCF)(2)                                 $21,694,153
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION

Originator                                                                 GCFP
Cut-off Date Principal Balance                                     $270,375,000
Cut-off Date Principal Balance PSF/Unit                                 $259.52
Percentage of Initial Mortgage Pool Balance                                3.5%
Number of Mortgage Loans                                                      1
Type of Security                                                     Fee Simple
Mortgage Rate                                                            5.661%
Original Term to Maturity (Months)                                          120
Original Amortization Term (Months)                               Interest Only
Cut-off Date LTV Ratio                                                    68.6%
LTV Ratio at Maturity                                                     68.6%
Underwritten DSCR on NOI                                                  1.47x
Underwritten DSCR on IPCF(1)                                              1.26x
Underwritten DSCR on NCF(2)                                               1.39x
--------------------------------------------------------------------------------

___________________
(1)   IPCF is the loan sellers underwritten NOI, adjusted for in place leases and expenses, but giving no credit to rental growth expected to occur in future years or upon stabilization.

(2)   NCF is loan seller's NCF, assuming lease-up of the 1 Giralda Farms property to a 90% market occupancy. There can be no assurance that the property will ever attain or exceed the stated NCF.

o     THE LOAN. The mortgage loan (the "TIAA REXCORP NEW JERSEY PORTFOLIO LOAN")
      is evidenced by a single note and is secured by first mortgages encumbering six class-A office buildings located in New Jersey and consisting of 1,034,114 sf (the "TIAA REXCORP NEW JERSEY PROPERTIES"). The
      TIAA RexCorp New Jersey Portfolio Loan represents approximately 3.5% of the initial mortgage pool balance. The TIAA RexCorp New Jersey Portfolio
      Loan was originated on January 25, 2007, had an original principal balance and a principal as of the cut-off date of $270,375,000 and has an interest rate of 5.661% per annum. The DSCR and LTV on the TIAA RexCorp New Jersey
      Portfolio Loan are 1.39x and 68.6%, respectively. The proceeds of the TIAA
      RexCorp New Jersey Portfolio Loan were used by the borrower to acquire the
      TIAA RexCorp New Jersey Properties along with 9 other properties for a total portfolio acquisition price of approximately $1.14 billion.

      The TIAA RexCorp New Jersey Portfolio Loan had an initial term of 120 months, has a remaining term of 115 months and requires payments of interest only for the entire term. The scheduled maturity date is February
      6, 2017. Voluntary prepayment of the TIAA RexCorp New Jersey Portfolio
      Loan is prohibited prior to the payment date of November 6, 2016 and permitted on such payment date and thereafter without penalty. Defeasance with United States government securities or certain other obligations is permitted from August 6, 2009 (the "TIAA REXCORP NEW JERSEY PORTFOLIO
      INITIAL DEFEASANCE DATE").

o     THE PROPERTIES. The TIAA RexCorp New Jersey Properties consist of six office properties in New Jersey. The following table presents certain information relating to the TIAA RexCorp New Jersey Properties:

---------------------------------------------------------------------------------------------------------------
                                                             ALLOCATED
     PROPERTY NAME              CITY           STATE        LOAN AMOUNT    YEAR BUILT   SQUARE FEET   OCCUPANCY
------------------------   --------------   ------------   -------------   ----------   -----------   ---------

1 Giralda Farms               Madison        New Jersey     $54,500,000    1984/2007       155,936      20.2%
3 Giralda Farms               Madison        New Jersey      38,375,000       1990         141,000     100.0%
7 Giralda Farms               Madison        New Jersey      56,000,000       2000         203,258     100.0%
101 JFK Parkway             Short Hills      New Jersey      48,000,000    1981/2003       197,779     100.0%
103 JFK Parkway             Short Hills      New Jersey      37,500,000    1981/2003       123,000     100.0%
44 Whippany Road             Morristown      New Jersey      36,000,000       1986         220,845     100.0%
                                                           -------------                -----------   ---------
TOTAL / WEIGHTED AVERAGE                                   $270,375,000                  1,041,818      88.1%
---------------------------------------------------------------------------------------------------------------

      1 Giralda Farms is a four-story, 155,936 sf class-A office building located in Madison, New Jersey. Constructed in 1984 and situated on a
      24.12-acre site, the building has floorplates of approximately 39,000 sf.
      The property features a granite and reflective glass facade, multi-story atrium, underground and garage parking, and 24-hour security. Amenities include a conference room and health and fitness center. Giralda Farms is a secure 370-acre corporate campus located within two miles of Interstate
      287 and Route 24. The campus is located on what was formerly the Geraldine
      Rockefeller Dodge Estate. The property was originally constructed and occupied by Schering Plough as a single-tenant headquarters building. The
      TIAA RexCorp New Jersey Portfolio Borrowers are in the process of completing a nearly $15 million dollar renovation of the property that includes repair and expansion of the parking garage to provide total parking of 4 spaces per 1,000 sf, as well as interior improvements including the addition of a cafe, and common area renovations and security

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[LOGO] RBS GREENWICH CAPITAL                                      [LOGO] GOLDMAN
                                                                         SACHS

                                     - 30 -

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--------------------------------------------------------------------------------
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--------------------------------------------------------------------------------

      upgrades to reposition the property as a multi-tenant office building.
      Parking is provided at a ratio of 4.0 spaces per 1,000 sf. The property is
      20.2% leased by Edwards Angell Palmer. There are currently no other tenants at the property. A $13.3 million reserve was taken at the closing of the TIAA RexCorp New Jersey Portfolio Loan, which is projected to be sufficient to complete the planned renovations and pay for leasing costs.

      3 Giralda Farms is a four-story, 141,000-sf class-A office building located in Madison, New Jersey. Constructed in 1990 and situated on a
      21.149-acre site, the building has floorplates of approximately 32,000 sf.
      The property features a granite and reflective glass facade, floor-to-ceiling glass atrium lobby, underground parking and 24-hour security. Amenities include a stainless steel gourmet cafe, health club and fitness center and a 55-seat auditorium and teleconferencing room. The property is 100% leased by Quest Diagnostics, which leases the building through September 2017.

      7 Giralda Farms is a three-story, 203,258-sf class-A office building located in Madison, New Jersey. Constructed in 2000 and situated on a
      20-acre site, the building has floorplates of approximately 68,000 sf. The property features a granite and reflective glass facade, two-story atrium lobby with granite, three levels of underground parking and 24-hour security system/card access. Amenities include a gourmet cafe. Tenants at the property include Maersk (115,316 sf) through October 2015; Wyeth
      (32,041 sf) through June 2012; Atlantic Mutual Insurance (30,769 sf)
      through April 2011; and Acordia Northeast (25,132 sf), now known as Wells
      Fargo Insurance Services, through January 2015.

      101 JFK Parkway is a six-story, 197,779-sf class-A office building located in Short Hills, New Jersey. Constructed in 1981 and renovated in 2003, the building is situated on a 15-acre site that is shared with 103 JFK
      Parkway. The property is located adjacent to the Hilton at Short Hills and across from the Mall at Short Hills. The property is located approximately
      15 minutes from Newark Liberty International Airport. The building has average floorplates of approximately 34,000 sf. The 2003 renovation encompassed both 101 JFK Parkway and 103 JFK Parkway and had an estimated cost of $7 million. The renovation/repositioning included creating new lobbies as well as a side entrance at 101 JFK Parkway. Amenities at the property include a cafeteria, health club and conferencing center. Both covered and surface parking are provided. Major tenants at the property include Bollinger (69,280 sf) through November 2016; Investors Savings
      Bank (53,200 sf) through November 2019; and Franklin Mutual Advisors
      (30,202 sf) through September 2020.

      103 JFK Parkway is a four-story, 123,000-sf class-A office building located in Short Hills, New Jersey, adjacent to the 101 JFK Parkway property. Constructed in 1981 and renovated in 2003, the building has an average floor-plate of 34,500 sf. The property is 100% occupied by Dun &
      Bradstreet Corporation through September 2012.

      44 Whippany Road is a three-story, 220,845-sf class-A suburban office building located in Morristown, New Jersey. Constructed in 1986, the average floorplate is 88,000 sf. Amenities at the property include a cafe.
      Surface parking is provided. The largest tenants at the property are Marsh
      & McClennan (77,165 sf) through December 2008; The CIT Group (47,304 sf)
      through October 2007; Schwartz Simon Edelstein Celso (41,384 sf) through
      October 2021; and One Beacon Insurance Co. (20,153 sf) through August
      2010.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[LOGO] RBS GREENWICH CAPITAL                                      [LOGO] GOLDMAN
                                                                         SACHS

                                     - 31 -

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TEN LARGEST MORTGAGE LOANS - TIAA REXCORP NEW JERSEY PORTFOLIO
--------------------------------------------------------------------------------

      The following table presents certain information relating to the major tenants at the TIAA RexCorp New Jersey Properties:

                                   TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT

------------------------------------------------------------------------------------------------------------------------------------

                                                                                          % OF TOTAL     ANNUALIZED
                                                                          ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                              CREDIT RATING         TENANT      % OF     UNDERWRITTEN    UNDERWRITTEN    BASE RENT         LEASE
      TENANT NAME         (FITCH/MOODY'S/S&P)(1)     NRSF       NRSF     BASE RENT ($)    BASE RENT     ($ PER NRSF)    EXPIRATION
-----------------------   ----------------------   ---------   -------   -------------   ------------   ------------   -------------

Dun & Bradstreet
  Corporation                    A-/NR/A-            123,000     11.8%   $   4,704,750       16.9%         $38.25        9/30/2012
Quest Diagnostics, Inc.        NR/Baa3/BBB+          141,000     13.5%       4,512,000       16.2%          32.00        9/30/2017
Maersk Inc.                      NR/NR/NR            115,316     11.1%       3,574,796       12.9%          31.00       10/31/2015
Marsh & McLennan Inc.          BBB/Baa2/BBB           77,165      7.4%       2,122,037        7.6%          27.50        12/1/2008
Bollinger Inc.                   NR/NR/NR             69,280      6.6%       2,112,725        7.6%          30.50       11/30/2016
Investors Savings Bank           NR/NR/NR             53,200      5.1%       1,558,731        5.6%          29.30       11/30/2019
                                                   -----------------------------------------------------------------
TOTAL LARGEST TENANTS                                578,961     55.6%   $  18,585,039       66.8%         $32.10
Remaining Tenants                                    338,412     32.5%       9,225,672       33.2%          27.26
Vacant Space                                         124,445     11.9%               0        0.0%           0.00
                                                   -----------------------------------------------------------------
TOTAL ALL TENANTS                                  1,041,818    100.0%   $  27,810,711      100.0%         $30.32
------------------------------------------------------------------------------------------------------------------------------------

___________________
(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

      The following table presents certain information relating to the lease rollover schedule at the TIAA RexCorp New Jersey Properties:

                                                 LEASE EXPIRATION SCHEDULE(1)

------------------------------------------------------------------------------------------------------------------------------

                                                                                                 % OF TOTAL       ANNUALIZED
                                                               CUMULATIVE      ANNUALIZED        ANNUALIZED      UNDERWRITTEN
       YEAR ENDING                              % OF TOTAL      OF TOTAL      UNDERWRITTEN      UNDERWRITTEN      BASE RENT
       DECEMBER 31,           EXPIRING NRSF        NRSF           NRSF        BASE RENT ($)      BASE RENT       ($ PER NRSF)
--------------------------   ---------------   ------------   ------------   ---------------   --------------   --------------

2007                               47,305           4.5%           4.5%        $   977,301           3.5%           $20.66
2008                              101,614           9.8%          14.3%          2,739,602           9.9%            26.96
2009                                4,590           0.4%          14.7%            113,603           0.4%            24.75
2010                               20,153           1.9%          16.7%            473,595           1.7%            23.50
2011                               30,769           3.0%          19.6%            999,993           3.6%            32.50
2012                              155,041          14.9%          34.5%          5,714,042          20.5%            36.86
2013                                    0           0.0%          34.5%                  0           0.0%             0.00
2014                               15,279           1.5%          36.0%            481,289           1.7%            31.50
2015                              162,559          15.6%          51.6%          4,915,460          17.7%            30.24
2016                               69,280           6.6%          58.2%          2,112,725           7.6%            30.50
2017 and thereafter               310,783          29.8%          88.1%          9,283,101          33.4%            29.87
Vacant                            124,445          11.9%         100.0%                  0           0.0%             0.00
                             -------------------------------------------------------------------------------------------------
TOTAL / WEIGHTED AVERAGE        1,041,818         100.0%                       $27,810,711         100.0%           $30.32
------------------------------------------------------------------------------------------------------------------------------

___________________
(1)   Calculated based on approximate square footage occupied by each tenant.

o     THE BORROWER. The borrowers (collectively, the "TIAA REXCORP NEW JERSEY
      BORROWERS") are five single-asset, special-purpose, bankruptcy-remote entities, each with an independent director (there are a total of six properties; one of the TIAA RexCorp New Jersey Borrowers owns two of the properties). Legal counsel to each of the TIAA RexCorp New Jersey
      Borrowers delivered a non-consolidation opinion in connection with the origination of the TIAA RexCorp New Jersey Portfolio Loan. The sponsor of the TIAA RexCorp New Jersey Borrowers is Tri-State Prime Property Venture
      LLC ("PRIME") which is the guarantor under the non-recourse carveouts for the TIAA RexCorp New Jersey Portfolio Loan. A subsidiary of Teachers
      Insurance and Annuity Association - College Retirement Equities Fund
      ("TIAA-CREF") owns 85% of the TIAA RexCorp New Jersey Properties.
      TIAA-CREF is an institutional real estate investors, with a global portfolio of direct or indirect investment of approximately $59 billion.
      Headquartered in New York City, TIAA-CREF has major offices in Charlotte and Denver as well as dozens of smaller offices in communities nationwide.
      TIAA-CREF is a retirement system, with more than $406 billion in combined assets under management (as of December 30, 2006). RexCorp Realty LLC (an entity established by Scott Rechler, Michael Maturo and Jason Barnett, the
      former executives of Reckson Associates Realty Corp. and other senior management of Reckson Associates Realty Corp.) and Marathon Real Estate
      Opportunity Fund ("MARATHON") own a combined 7.5% of the TIAA RexCorp New
      Jersey Properties. Marathon is an open-ended fund that launched in August
      2004. Marathon is co-headed by Jon Halpern and Ron Bernstein and has assets under management of approximately $350 million. Charles Wang, the founder and retired

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[LOGO] RBS GREENWICH CAPITAL                                      [LOGO] GOLDMAN
                                                                         SACHS

                                     - 32 -

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--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - TIAA REXCORP NEW JERSEY PORTFOLIO
--------------------------------------------------------------------------------

      chairman of the board of CA, Inc., owns 7.5% of the TIAA RexCorp New
      Jersey Properties. Mr. Wang has over $250 million of real estate holdings across the country, but which are primarily focused on Long Island. The
      TIAA RexCorp New Jersey Borrowers are affiliated with the borrower under the mortgage loan identified on Annex C-1 to the prospectus supplement as
      TIAA RexCorp Plaza, which is also an asset of the trust.

      In addition to other customary equity transfer provisions (which allow, among other things, TIAA-CREF (or entities controlled by TIAA-CREF),
      Marathon (or entities controlled by Marathon) and/or any one or more of
      Scott Rechler, Michael Maturo and Jason Barnett to control the TIAA
      RexCorp New Jersey Borrowers), the TIAA RexCorp New Jersey Portfolio Loan
      documents permit the transfer of a controlling interest (i.e., the controlling interest held by Scott Rechler, Michael Maturo, Jason Barnett and Marathon at closing) in the TIAA RexCorp New Jersey Borrowers provided that (a) the transferee is (or is controlled by) an entity that meets certain eligibility criteria set forth in the TIAA RexCorp New Jersey
      Portfolio Loan documents (including having assets in excess of $1 billion and capital/statutory surplus or shareholder's equity in excess of $500 million); (b) after any such transfer, the TIAA RexCorp New Jersey
      Properties are managed by a manager that meets certain eligibility requirements (including at least five (5) years' experience in the management of commercial properties with similar uses as the TIAA RexCorp
      New Jersey Properties in the New York metropolitan area); and (c) in the case of a transfer to an entity unaffiliated with the TIAA RexCorp New
      Jersey Borrowers, the payment of a transfer fee ($100,000 with respect to the first such transfer and 0.25% of the then outstanding principal amount of the TIAA RexCorp New Jersey Portfolio Loan for each subsequent transfer), (y) payment of all legal and other out-of-pocket costs reasonably incurred by the lender in connection with such transfer and (z)
      the execution and delivery of a replacement recourse guaranty from a pre-approved transferee or another person or entity (i) acceptable to the lender in its reasonable discretion and (ii) receipt of a rating agency confirmation letter.

o     RELEASE OF COLLATERAL. The TIAA RexCorp New Jersey Portfolio Loan permits the release of any one or more of the TIAA RexCorp New Jersey Properties after the TIAA RexCorp New Jersey Portfolio Initial Defeasance Date,
      subject to the satisfaction of certain conditions, including (i) the delivery of defeasance collateral in an amount equal to (a) 105% of the allocated loan amount for the property being released, if the allocated loan amount for the property being released (when combined with the allocated loan amounts of any prior properties released) is less than or equal to $108,150,000 or (b) 115% of the allocated loan amount for the property being released, if the property being released (when combined with the allocated loan amounts of any prior properties released) is greater than $108,150,000, (ii) no event of default then exists (other than an event of default which is being cured simultaneously therewith),
      (iii) that, after giving effect to such release and defeasance, the DSCR
      (calculated using actual cash flow and the actual debt service constant)
      for all of the remaining TIAA RexCorp New Jersey Properties is no less than 1.20x, (iv) if the date of the proposed release occurs on or after
      February 6, 2015, after giving effect to such release and partial defeasance, the aggregate LTV for all of the then remaining properties is not greater than 65.7% and (v) the satisfaction of certain other standard conditions as specified in the TIAA RexCorp New Jersey Portfolio Loan documents. If the date of a proposed release occurs on or after February
      6, 2014, such release will only be permitted in connection with a sale of such TIAA RexCorp New Jersey Properties pursuant to an arms' length agreement with a third-party not affiliated with any TIAA RexCorp New
      Jersey Borrower and in which no TIAA RexCorp New Jersey Borrower and no affiliate of any TIAA RexCorp New Jersey Borrower has any controlling interest or any beneficial or economic interest in excess of 25% of the entire beneficial and economic interests in such third-party.

o     SUBSTITUTION OF COLLATERAL. Prior to August 6, 2016, the TIAA RexCorp New
      Jersey Portfolio Loan permits the release of one (or two, in the case of a simultaneous release/substitution of the 101 JFK Parkway and 103 JFK
      Parkway properties only) of the TIAA RexCorp New Jersey Properties by simultaneously substituting one (or two, in the case of a simultaneous release/substitution of the 101 JFK Parkway and 103 JFK Parkway properties) property, subject to the satisfaction of certain conditions set forth in the TIAA RexCorp New Jersey Portfolio Loan documents, including, without limitation, that (i) the TIAA RexCorp New Jersey
      Borrowers have paid to the lender (A) a fee equal to the greater of (x)
      0.25% of the allocated loan amount for the TIAA RexCorp New Jersey
      Property(ies) being released and (y) $50,000 and (B) all costs and expenses incurred by the lender; (ii) the lender has received an appraisal, which is not more than 90 days old, of the substitute property(ies) indicating an aggregate fair market value of the substitute property(ies) that is equal to or greater than the fair market value of the released property(ies), (iii) after giving effect to the applicable release(s) and substitution(s), the DSCR (calculated using actual cash flow and the actual debt service constant) for all of the remaining TIAA
      RexCorp New Jersey Properties is not less than 1.20x, provided that the
      TIAA RexCorp New Jersey Borrowers may

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[LOGO] RBS GREENWICH CAPITAL                                      [LOGO] GOLDMAN
                                                                         SACHS

                                     - 33 -

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - TIAA REXCORP NEW JERSEY PORTFOLIO
--------------------------------------------------------------------------------

      partially defease the TIAA RexCorp New Jersey Portfolio Loan in an amount necessary to meet this DSCR condition simultaneously with the release(s)
      and substitution(s) in question, (iv) after giving effect to the applicable release(s) and substitution(s), the aggregate LTV for the remaining TIAA RexCorp New Jersey Properties and the substitute property(ies) is not greater than 80%, (v) the lender has received confirmation from each rating agency that the substitution would not cause the downgrade, withdrawal or qualification of any rating then assigned to any outstanding certificates, and (vi) the weighted average of the then remaining unexpired terms of the leases in effect at the substitute property(ies) will either (x) be equal to or longer than the weighted average of the then remaining unexpired terms of the leases in effect at the released property(ies), or (y) expire no earlier than February 6,
      2019. In the event that the fair market value of the substitute property(ies) is less than the fair market value of the released property(ies), the TIAA RexCorp New Jersey Borrowers may, in order to satisfy the condition described in clause (ii) above, partially defease the TIAA RexCorp New Jersey Portfolio Loan in an amount at least equal to the difference between the fair market value of the released property(ies)
      and the fair market value of the substitute property(ies) up to 30% of the fair market value of the released property(ies)).

o     ESCROWS AND RESERVES. The TIAA RexCorp New Jersey Loan provides for upfront and ongoing reserves as follows:

      Tax and Insurance Reserve: The TIAA RexCorp New Jersey Borrowers are
      required to make monthly contributions into a tax and insurance reserve account in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay impositions, such as taxes and insurance premiums, over the succeeding twelve months.

      Capital Expense and Leasing Reserves: The TIAA RexCorp New Jersey
      Borrowers will be required to make monthly contributions into a capital expenditure and leasing reserve account if (i) the subsidiary of TIAA-CREF
      (or other controlled affiliates of TIAA-CREF) described above no longer owns at least 50% of the aggregate equity interests in the TIAA RexCorp
      New Jersey Borrowers and the lender has not determined that the transferee(s) of such interests are sufficiently creditworthy, to warrant the continued non-collection of capital expenditure and leasing reserves and (ii) the LTV of the TIAA RexCorp New Jersey Portfolio Loan is greater than 65%. Notwithstanding the foregoing, with respect to each of the TIAA
      RexCorp New Jersey Properties, each of the required reserves for such TIAA
      RexCorp New Jersey Property may be suspended if 95% of such TIAA RexCorp
      New Jersey Property is leased pursuant to a "triple net" lease to a tenant that (1) has a credit rating of at least "BBB-" by S&P (or its equivalent by Fitch or Moody's) or such tenant (or the guarantor of any such tenant's obligations under its lease) is otherwise creditworthy in the lender's reasonable judgment, (2) is required to pay, and actually pays, the costs otherwise payable from the reserves described in this paragraph and (3)
      satisfies certain other conditions set forth in the TIAA RexCorp New
      Jersey Portfolio Loan documents.

      One Giralda Reserve: The TIAA RexCorp New Jersey Borrowers established a
      $13,300,000 reserve at the closing of the TIAA RexCorp New Jersey
      Portfolio Loan for payment of approved capital expenses and approved leasing costs at the 1 Giralda property.

      Letter of Credit: The TIAA RexCorp New Jersey Borrowers are also permitted to post letters of credit in lieu of funding the real estate taxes, insurance and ground rent reserves. Such letters of credit must be issued by (i) JPMorgan Chase, N.A., (ii) another financial institution having long term unsecured debt obligations rated at least "AA" by Fitch and S&P and "Aa2" by Moody's or (iii) any other financial institution acceptable to the lender in its reasonable discretion.

o     LOCKBOX AND CASH MANAGEMENT. The TIAA RexCorp New Jersey Portfolio Loan
      requires a hard lockbox, which is already in place. The TIAA RexCorp New
      Jersey Portfolio Loan documents require the TIAA RexCorp New Jersey
      Borrowers to direct tenants to pay their rents directly to a lender controlled lockbox account. The TIAA RexCorp New Jersey Portfolio Loan documents also require that all rents received by (or on behalf of) the
      TIAA RexCorp New Jersey Borrowers or the property manager be deposited into such lender-controlled lockbox account (as well as any other rents, receipts, certain security deposits or payments related to lease termination or default) within two business day after receipt and that funds deposited in such lender-controlled lockbox account be swept on a daily basis into the TIAA RexCorp New Jersey Borrowers' operating account unless (i) a mezzanine loan permitted under the TIAA RexCorp New Jersey
      Portfolio Loan documents is outstanding, in which case such amounts will be applied through the cash management "waterfall" established under TIAA
      RexCorp New Jersey Portfolio Loan or (ii) an event of default is continuing, in which case, such amounts will either be swept into another account controlled by lender and held as cash collateral for the TIAA
      RexCorp New Jersey Portfolio Loan (which amounts lender may (but is not required to) apply to prepay a portion of the TIAA

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[LOGO] RBS GREENWICH CAPITAL                                      [LOGO] GOLDMAN
                                                                         SACHS

                                     - 34 -

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - TIAA REXCORP NEW JERSEY PORTFOLIO
--------------------------------------------------------------------------------

      RexCorp New Jersey Portfolio Loan) or applied by the lender (at the lender's option) in accordance with the above referenced cash management
      "waterfall".

o     PROPERTY MANAGEMENT. RexCorp Property Management LLC, an affiliate of the
      TIAA RexCorp New Jersey Borrowers, is the property manager for all of the
      TIAA RexCorp New Jersey Properties. The property manager receives a management fee on the TIAA RexCorp New Jersey Properties equal to 3.0% of gross revenues from the TIAA RexCorp New Jersey Properties. The lender may require that the TIAA RexCorp New Jersey Borrowers terminate the property manager following one or more of the following events: (i) an event of default is continuing under the TIAA RexCorp New Jersey Portfolio Loan,
      (ii) the property manager is in material default under the applicable management agreement(s) beyond applicable notice and cure periods, or
      (iii) upon the gross negligence, malfeasance or willful misconduct of the property manager that results in a material adverse effect on the TIAA
      RexCorp New Jersey Property(ies) in question and/or any of the TIAA
      RexCorp New Jersey Borrowers.

o     MEZZANINE OR SUBORDINATE INDEBTEDNESS. There is currently no mezzanine or subordinate indebtedness related to the TIAA RexCorp New Jersey Portfolio
      Loan. The TIAA RexCorp New Jersey Portfolio Loan documents permit mezzanine financing from an entity that meets certain eligibility criteria set forth in the TIAA RexCorp New Jersey Portfolio Loan documents or an entity approved by the lender and the rating agencies to the holder or holders of all of the direct and indirect ownership interests in the TIAA
      RexCorp New Jersey Borrowers, provided that the mezzanine lender enters into an intercreditor agreement with the lender and that the approved mezzanine loan: (i) will be in an amount that when added to the TIAA
      RexCorp New Jersey Portfolio Loan, will result in an aggregate LTV of the
      TIAA RexCorp New Jersey Properties of no greater than 85%, (ii) will result in the TIAA RexCorp New Jersey Properties having an aggregate DSCR of not less than 1.00x (based on actual net operating income and an assumed 7.50% debt service constant), (iii) has a market interest rate and is otherwise on terms and conditions reasonably acceptable to the lender and evidenced by TIAA RexCorp New Jersey Portfolio Loan documents which have been reasonably approved by the lender, (iv) is not secured by any collateral securing the TIAA RexCorp New Jersey Portfolio Loan, (v)
      creates no obligations or liabilities on the part of the TIAA RexCorp New
      Jersey Borrowers and results in no liens on any portion of any TIAA
      RexCorp New Jersey Property or any other collateral securing the TIAA
      RexCorp New Jersey Portfolio Loan and (vi) either (A) has a term expiring on the February 6, 2017 if after giving effect to such mezzanine loan, the aggregate DSCR (based on actual net operating income and an assumed 7.50%
      debt service constant) of the TIAA RexCorp New Jersey Properties is less than 1.08x or (B) has a term expiring no earlier than February 6, 2012 if after giving effect to such mezzanine loan, the aggregate DSCR (based on actual net operating income and an assumed 7.50% debt service constant) of the TIAA RexCorp New Jersey Properties is greater than or equal to 1.08x.

o     TERRORISM INSURANCE. The TIAA RexCorp New Jersey Portfolio Loan documents require the TIAA RexCorp New Jersey Borrowers to maintain terrorism insurance in an amount equal to 100% of the replacement cost of the TIAA
      RexCorp New Jersey Properties, provided such coverage is available. In the event that coverage for terrorism is not included as part of the "all risk" property policy, the TIAA RexCorp New Jersey Borrowers will be required to obtain coverage for terrorism (in the form of stand alone coverage) to the extent available, in an amount equal to 100% of the replacement cost of the TIAA RexCorp New Jersey Properties, subject to a premium cap of $987,600, adjusted annually by a percentage equal to the increase in the "consumer price index".

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[LOGO] RBS GREENWICH CAPITAL                                      [LOGO] GOLDMAN
                                                                         SACHS

                                     - 35 -

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - 400 ATLANTIC STREET
--------------------------------------------------------------------------------

                 [TWO (2) PHOTOS OF 400 ATLANTIC STREET OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[LOGO] RBS GREENWICH CAPITAL                                      [LOGO] GOLDMAN
                                                                         SACHS

                                     - 36 -

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - 400 ATLANTIC STREET
--------------------------------------------------------------------------------

        [TWO (2) MAPS INDICATING LOCATION OF 400 ATLANTIC STREET OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[LOGO] RBS GREENWICH CAPITAL                                      [LOGO] GOLDMAN
                                                                         SACHS

                                     - 37 -

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - 400 ATLANTIC STREET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                           1
Location (City/State)                                     Stamford, Connecticut
Property Type                                                            Office
Size (sf)                                                               527,424
Percentage Leased as of  June 1, 2007                                     97.1%
Year Built/Year Renovated                                             1980/2007
Appraisal Value                                                    $335,000,000
Underwritten Occupancy                                                    95.2%
Underwritten Revenues                                               $28,123,611
Underwritten Total Expenses                                          $6,962,452
Underwritten Net Operating Income (NOI)                             $21,161,159
Underwritten In Place Cash Flow (IPCF)(1)                           $20,877,889
Underwritten Net Cash Flow (NCF)(2)                                 $20,449,442
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
Originator                                                                 GCFP
Cut-off Date Principal Balance                                     $265,000,000
Cut-off Date Principal Balance PSF/Unit                                 $502.44
Percentage of Initial Mortgage Pool Balance                                3.5%
Number of Mortgage Loans                                                      1
Type of Security                                                     Fee Simple
Mortgage Rate                                                            5.674%
Original Term to Maturity (Months)                                          120
Original Amortization Term (Months)                               Interest Only
Cut-off Date LTV Ratio                                                    79.1%
LTV Ratio at Maturity                                                     79.1%
Underwritten DSCR on NOI                                                  1.38x
Underwritten DSCR on IPCF(1)                                              1.37x
Underwritten DSCR on NCF(2)                                               1.34x
--------------------------------------------------------------------------------

___________________
(1)   IPCF is the loan sellers underwritten NOI, assuming today's in-place rents, including American Express, whose lease expires September 30, 2008.

(2)   NCF is loan seller's NCF, assuming rents paid by UBS commencing October 1,
      2008.

o     THE LOAN. The mortgage loan (the "400 ATLANTIC STREET LOAN") is evidenced by a single note and is secured by a first mortgage encumbering the class-A office building located at 400 Atlantic Street, Stamford,
      Connecticut (the "400 ATLANTIC STREET PROPERTY"). The 400 Atlantic Street
      Loan represents approximately 3.5% of the initial mortgage pool balance.
      The 400 Atlantic Street Loan was originated on May 18, 2007, had an original principal balance and a principal balance as of the cut-off date of $265,000,000 and an interest rate of 5.674%. The DSCR and LTV on the
      400 Atlantic Street Loan are 1.34x and 79.1%, respectively. The proceeds of the 400 Atlantic Street Loan were used to refinance existing debt.

      The 400 Atlantic Street Loan has an initial term of 120 months and a remaining term of 119 months. The loan requires payments of interest-only for the entire term. The scheduled maturity date is June 6, 2017.
      Voluntary prepayment of the 400 Atlantic Street Loan is prohibited until the payment date of March 6, 2017 and permitted thereafter without penalty. Defeasance with United States government securities is permitted from August 6, 2009.

o     THE PROPERTY. The 400 Atlantic Street Property is a 15-story, 527,424 sf class-A office building that is located in the central business district of Stamford, Connecticut, at the southeast corner of Atlantic Street and
      US Route 1 (Tresser Boulevard). The 400 Atlantic Street Property was
      developed in 1980 as the corporate headquarters for Champion Paper.
      Champion Paper was acquired by International Paper in early 2000 and subsequently moved out of all but three floors of their space. The 400
      Atlantic Property is located two blocks east of the Metro-North/Amtrak train station and one block north of Interstate 95, with easy on/off access to the parking garage. The 400 Atlantic Street Property is situated between the UBS AG North American headquarters building and 201 Tresser
      Boulevard where UBS has leased 250,000 sf with an option to expand further to 400,000 sf. UBS is the largest tenant in at the 400 Atlantic Street
      Property. Parking is provided in a multi-level structured garage with 908 spaces (1.72 per 1,000 sf). The 400 Atlantic Street Property's location offers tenants convenient access to numerous nearby high-rise residential developments, shopping, restaurants, entertainment and educational facilities.

      As of June 1, 2007, the 400 Atlantic Street Property was 97.1% leased to approximately 7 tenants. The three largest tenants in the building are UBS
      AG ("UBS") (258,202 sf) through September 2018; International Paper
      (132,004 sf) through December 2015 and Wiggin & Dana (36,782 sf) through
      May 2011. UBS directly leases floors four and five under a lease that commenced April 1, 1998 and floor six under a lease that commenced March
      1, 2007 (together, the "DIRECTLY LEASED SPACE"). UBS also sublets floors three, eight, nine and ten from American Express (the "SUBLEASED SPACE"), whose lease expires September 30, 2008. On February 8, 2007, UBS entered into a binding letter agreement with the 400 Atlantic Street Borrower to directly lease the subleased space together with the directly leased space
      (the "NEW UBS LEASE"). As of the Cut-Off Date, the 400 Atlantic Street
      Borrower has satisfied all conditions precedent to the effectiveness of this letter agreement; therefore, the entire premises is treated as operating under the new UBS lease for purposes of this disclosure. UBS currently occupies floors four, five, eight, nine and ten and is currently building out floors three and six. Additionally, the 400 Atlantic Street
      Borrower has commenced its capital expenditure obligations required under the new UBS lease.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[LOGO] RBS GREENWICH CAPITAL                                      [LOGO] GOLDMAN
                                                                         SACHS

                                     - 38 -

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - 400 ATLANTIC STREET
--------------------------------------------------------------------------------

      UBS has a right of first refusal on any space that becomes available in the 400 Atlantic Street Property and a first right offer to purchase the building if offered for 3rd party sale or if the 400 Atlantic Street
      Borrower sells more than 80% of it's interest in the 400 Atlantic Street
      Property. UBS has negotiated signage rights on the building which will compliment their headquarters located a block south and 201 Tresser
      Boulevard located to the north.

      The following table presents certain information relating to the major tenants at the 400 Atlantic Street Property:

                                   TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT

------------------------------------------------------------------------------------------------------------------------------------

                                                                                          % OF TOTAL     ANNUALIZED
                                                                          ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                              CREDIT RATING         TENANT      % OF     UNDERWRITTEN    UNDERWRITTEN    BASE RENT         LEASE
      TENANT NAME         (FITCH/MOODY'S/S&P)(1)     NRSF       NRSF     BASE RENT ($)    BASE RENT     ($ PER NRSF)    EXPIRATION
-----------------------   ----------------------   ---------   -------   -------------   ------------   ------------   -------------

UBS AG                         AA+/Aaa/AA+           258,202     49.0%   $  10,586,282       48.1%          41.00        9/1/2018
International Paper           BBB-/Baa3/BBB          132,004     25.0%       6,831,207       31.0%          51.75        12/1/2015
Wiggin & Dana                    NR/NR/NR             36,782      7.0%       1,728,754        7.9%          47.00        5/1/2011
American Express                 A+/A1/A+             44,782      8.5%       1,581,626        7.2%          35.32        9/1/2014
                                                   -----------------------------------------------------------------
TOTAL LARGEST TENANTS                                471,770     89.4%   $  20,727,869       94.2%          43.94
Remaining Tenants                                     40,234      7.6%       1,275,597        5.8%          31.70
Vacant Space                                          15,420      2.9%               0        0.0%           0.00
                                                   -----------------------------------------------------------------
TOTAL ALL TENANTS                                    527,424    100.0%   $  22,003,466      100.0%          42.98
------------------------------------------------------------------------------------------------------------------------------------

___________________
(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

      The following table presents certain information relating to the lease rollover schedule at the 400 Atlantic Street Property:

                                                 LEASE EXPIRATION SCHEDULE(1)

------------------------------------------------------------------------------------------------------------------------------

                                                                                                 % OF TOTAL       ANNUALIZED
                                                               CUMULATIVE      ANNUALIZED        ANNUALIZED      UNDERWRITTEN
       YEAR ENDING                              % OF TOTAL      OF TOTAL      UNDERWRITTEN      UNDERWRITTEN      BASE RENT
       DECEMBER 31,           EXPIRING NRSF        NRSF           NRSF        BASE RENT ($)      BASE RENT       ($ PER NRSF)
--------------------------   ---------------   ------------   ------------   ---------------   --------------   --------------

2007                                    0           0.0%           0.0%        $         0           0.0%             0.00
2008                                    0           0.0%           0.0%                  0           0.0%             0.00
2009                                    0           0.0%           0.0%                  0           0.0%             0.00
2010                                    0           0.0%           0.0%                  0           0.0%             0.00
2011                               41,397           7.8%           7.8%          1,936,429           8.8%            46.78
2012                                    0           0.0%           7.8%                  0           0.0%             0.00
2013                               17,580           3.3%          11.2%            791,100           3.6%            45.00
2014                               36,782           7.0%          18.2%          1,581,626           7.2%            43.00
2015                              132,584          25.1%          43.3%          6,845,707          31.1%            51.63
2016                                    0           0.0%          43.3%                  0           0.0%             0.00
2017 and thereafter               283,661          53.8%          97.1%         10,848,604          49.3%            38.24
Vacant                             15,420           2.9%         100.0%
                             -------------------------------------------------------------------------------------------------
TOTAL                             527,424         100.0%                       $22,003,466         100.0%            42.98
------------------------------------------------------------------------------------------------------------------------------

___________________
(1)   Calculated based on approximate square footage occupied by each tenant.

o     THE BORROWER. The borrower (the "400 ATLANTIC STREET BORROWER") is 400
      Atlantic Title, LLC, a single-asset, special-purpose, bankruptcy-remote
      Delaware limited liability company with two independent directors. Legal counsel to the 400 Atlantic Street Borrower delivered a non-consolidation opinion in connection with the origination of the 400 Atlantic Street
      Loan. The 400 Atlantic Street Borrower is indirectly owned and controlled by Alan Landis (28%) and a group of investors including David Mandelbaum
      (16%), Donald Sussman (14%), Uzi Zucker (14%), and Richard Schaps (12%)
      and other friends and family of Mr. Landis. The Landis Group was founded in 1967 by Alan Landis. The Landis Group has owned, operated or developed in excess of 15 million sf of class-A space. Mr. Landis along with other members of the sponsorship are part owners of the YankeesNets (which own the Yes Network and parts of the New York Yankees and New Jersey Nets), and the Minnesota Vikings organizations. Mr. Landis was a former member of the Board of Directors of Boston Properties, Inc. Mr. Landis guaranteed the non-recourse carveouts of the 400 Atlantic Street Loan. In connection with such guarantee, Mr. Landis is required to maintain $40,000,000 in net worth and $2,500,000 in liquidity.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[LOGO] RBS GREENWICH CAPITAL                                      [LOGO] GOLDMAN
                                                                         SACHS

                                     - 39 -

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - 400 ATLANTIC STREET
--------------------------------------------------------------------------------

o     ESCROWS. The loan documents provide for certain escrows for real estate taxes and insurance premiums.

      Tax and Insurance Reserves: The 400 Atlantic Street Borrower is required to make monthly contributions into a tax and insurance reserve account in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay impositions, such as taxes and insurance premiums, over the then succeeding twelve month period.

      Capital Expense Reserve: The 400 Atlantic Street Borrower is required to make monthly payments totaling $105,480 per year into a replacement reserve account.

      Tenant Improvement and Leasing Commissions: The 400 Atlantic Street
      Borrower has deposited $6,196,120 to cover those tenant improvement costs and leasing commissions outstanding as of the closing date of the 400
      Atlantic Street Loan. The 400 Atlantic Street Borrower is also required to make monthly contributions totaling $270,000 per year into tenant improvements and leasing account. The 400 Atlantic Street Borrower is also required to deposit any lease termination payments and security deposits applied or other payments received on account of lease defaults or lease terminations into a rollover reserve. As of June 7, 2007, $6,196,120 remained in the account.

o     LOCKBOX AND CASH MANAGEMENT. The 400 Atlantic Street Loan provides for a hard lockbox which is already in place. The loan documents also require that any rents that are received by the 400 Atlantic Street Borrower or the property managers be deposited within two business days of receipt into this lender-controlled. Amounts on deposit in the lockbox account are swept on a daily basis into the 400 Atlantic Street Borrower's operating account, unless an event of default is continuing. A "CASH MANAGEMENT
      PERIOD" will (A) commence (i) upon the occurrence of an event of default or (ii) if, as of the end of any calendar quarter, the actual DSCR is less than 1.02x and (B) will terminate (x) in the case of clause (i) above, when the event of default in question has been cured (and no other event of default is then existing) and (y) in the case of clause (ii) above, when the 400 Atlantic Property has thereafter achieved an actual DSCR of
      1.02x at the end of any subsequent calendar quarter. During the continuance of a Cash Management Period, all such funds in the lockbox account will be swept into a deposit account controlled by the lender for payment of debt service, all required escrow and reserve payments and lender-approved operating expenses at the 400 Atlantic Street Property.
      Any excess amounts will be swept into another account controlled by lender and held as cash collateral for the 400 Atlantic Street Loan, which amounts lender may (but is not required to) apply to prepay or partially defease a portion of the 400 Atlantic Street Loan.

o     PROPERTY MANAGEMENT. 400 Atlantic Management Associates Limited
      Partnership, an affiliate of the 400 Atlantic Street Borrower, is the principal property manager for the 400 Atlantic Street Property. The lender may replace either property manager (i) if an event of default is continuing, (ii) if the applicable manager is in material default under its management agreement or (iii) upon the gross negligence, malfeasance or willful misconduct of the applicable property manager. The annual management fee is $200,000, payable in monthly installments of $16,666.67 out of property cashflow. 400 Atlantic Management Associates Limited
      Partnership contracts out certain property management services to CB
      Richard Ellis, Inc. pursuant to a management contract that (a) provides for a $55,000 annual management fee payable in monthly installments of
      4,583.33 and (y) is terminable by either party on 30 days' notice.

o     MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

o     TERRORISM INSURANCE. The 400 Atlantic Street Property is insured against acts of terrorism as part of its "all-risk" property coverage. The loan documents require the 400 Atlantic Street Borrower to maintain terrorism insurance in an amount equal to 100% of the full replacement cost of the
      400 Atlantic Street Property, provided that such coverage is available. In the event that terrorism coverage is not included as part of the "all risk" property policy, the 400 Atlantic Street Borrower will be required to purchase terrorism insurance at a cost up to the Terrorism Premium Cap
      (as defined below). If the insurance premiums for such policy exceed the
      Terrorism Premium Cap, the lender may, at its option (1) purchase such terrorism insurance policy, and require that the 400 Atlantic Street
      Borrower pay the portion of the premiums equal to the Terrorism Premium
      Cap or (2) modify the deductible amounts, policy limits and other required policy terms to reduce the Insurance Premiums payable with respect to such policy to the Terrorism Premium Cap. As used herein, "TERRORISM PREMIUM
      CAP" means an amount which is equal to 150% of the aggregate amount insurance premiums paid for property insurance coverage for the last policy year in which coverage for terrorism was included as part of the
      "all risk" property policy, adjusted, in certain instances, annually by a percentage equal to the increase in the "consumer price index".

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[LOGO] RBS GREENWICH CAPITAL                                      [LOGO] GOLDMAN
                                                                         SACHS

                                     - 40 -

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - TWO HERALD SQUARE
--------------------------------------------------------------------------------

                   [LARGE PHOTO OF TWO HERALD SQUARE OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[LOGO] RBS GREENWICH CAPITAL                                      [LOGO] GOLDMAN
                                                                         SACHS

                                     - 41 -

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - TWO HERALD SQUARE
--------------------------------------------------------------------------------

         [TWO (2) MAPS INDICATING LOCATION OF TWO HERALD SQUARE OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[LOGO] RBS GREENWICH CAPITAL                                      [LOGO] GOLDMAN
                                                                         SACHS

                                     - 42 -

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - TWO HERALD SQUARE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                           1
Location (City/State)                                        New York, New York
Property Type                                                          Other(1)
Building NRSF                                                           354,298
Maximum FAR (sf)                                                        430,650
Percentage Leased as of December 11, 2006                                 99.3%
Year Built/Year Renovated                                      1909 / 2000-2005
Appraisal Value                                                    $260,000,000
Underwritten Occupancy                                                      NAP
Underwritten Revenues                                               $14,260,048
Underwritten Total Expenses                                                  $0
Underwritten Net Operating Income (NOI)(2)                          $14,260,048
Underwritten Net Cash Flow (NCF)(2)                                 $14,260,048
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION

Originator                                                                GSCMC
Cut-off Date Principal Balance                                     $191,250,000
Cut-off Date Principal Balance PSF(3)                                   $444.10
Percentage of Initial Mortgage Pool Balance                                2.5%
Number of Mortgage Loans                                                      1
Type of Security                                                     Fee Simple
Mortgage Rate                                                            5.358%
Original Term to Maturity (Months)                                          119
Original Amortization Term (Months)                                        None
Cut-off Date LTV Ratio                                                    73.6%
LTV Ratio at Maturity                                                     73.6%
Underwritten DSCR on NOI(2)                                               1.37x
Underwritten DSCR on NCF(2)                                               1.37x
--------------------------------------------------------------------------------

___________________
(1)   The mortgage loan is secured by the borrower's fee simple interest in the land, but not the improvements.

(2)   Base Revenue based on the average ground rent payments from years 11-20.
      The current DSCR based on the current rent payment of $9,000,000 per annum is 0.86x.

(3)   Based on maximum floor area ratio ("FAR") of 430,650 SF.

o     THE LOAN. The mortgage loan (the "TWO HERALD SQUARE LOAN") is evidenced by a note in the original principal amount of $191,250,000 and is secured by a first mortgage encumbering the fee interest in the property located at
      Two Herald Square in New York, New York (the "TWO HERALD SQUARE
      PROPERTY"). The Two Herald Square Loan was originated by Goldman Sachs
      Commercial Mortgage Capital, L.P. and subsequently purchased by Goldman
      Sachs Mortgage Company. The Two Herald Square Loan was originated on April
      9, 2007 and represents approximately 2.5% of the initial mortgage pool balance. The note evidencing the Two Herald Square Loan had an original principal balance and has a principal balance as of the cut-off date of
      $191,250,000 and an interest rate of 5.358%. The proceeds of the Two
      Herald Square Loan were used to acquire the Two Herald Square Property.

      The Two Herald Square Loan had an initial term of 119 months and has a remaining term of 117 months. The Two Herald Square Loan requires payments of interest only until maturity. The scheduled maturity date is the payment date in April 2017. Voluntary prepayment of the Two Herald Square
      Loan is prohibited until the payment date in January 2017. Defeasance with
      United States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted at anytime after the second anniversary of the securitization closing date.

o     THE PROPERTY. The Two Herald Square Property is comprised of the fee interest in the land under an 11 story plus penthouse building and an underground parking garage, 354,298 SF, office and retail building located in Manhattan. The building is situated on the southern border of the Times
      Square South submarket to the immediate north of the Penn Station submarket. Built in 1909, the building underwent major renovation and upgrades between 2000 and 2005.

      The fee interest is indirectly owned by SL Green Realty Corp. and Gramercy
      Capital Corp. through a 55%/45% joint venture. The borrowers are the lessors under a ground lease of the Two Herald Square Property, which has a 70-year term with no extension options, and Sitt 2 Herald LLC is the lessee under such ground lease. The base rent payable by the lessee under the ground lease is $750,000 per month for the first five years of the term and increases by 25% in year six, then increases annually by 2.5%
      every year thereafter to $1,324,662.96/month in the 20th year of the lease. After the 20th year of the lease, base rent will be adjusted on the first day of each of the 21st, 31st, 41st, 51st and 61st lease years of the term, to the greater of 1.025 times the preceding year's rent, or 5%
      of the fair market value. The percentage rent payable under the ground lease is 10% of the amount by which annual adjusted operating revenue exceeds $25,000,000.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[LOGO] RBS GREENWICH CAPITAL                                      [LOGO] GOLDMAN
                                                                         SACHS

                                     - 43 -

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - TWO HERALD SQUARE
--------------------------------------------------------------------------------

      The following table presents certain information relating to the major tenants at the Two Herald Square Property:

                                  FIVE LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT

------------------------------------------------------------------------------------------------------------------------------------

                                                                                          % OF TOTAL     ANNUALIZED
                                                                          ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                              CREDIT RATING         TENANT      % OF     UNDERWRITTEN    UNDERWRITTEN    BASE RENT         LEASE
      TENANT NAME         (FITCH/MOODY'S/S&P)(1)     NRSF       NRSF     BASE RENT ($)    BASE RENT     ($ PER NRSF)    EXPIRATION
-----------------------   ----------------------   ---------   -------   -------------   ------------   ------------   -------------

H&M Hennes & Mauritz             NR/NR/NR             71,000     20.0%   $   7,332,630       33.6%        $103.28        1/31/2016
Publicis                       NR/Baa2/BBB+          119,502     33.7%       5,575,982       25.5%          46.66        8/31/2016
Victoria's Secret              NR/Baa2/BBB            27,550      7.8%       4,597,727       21.0%         166.89        3/31/2017
Mercy College                    NR/NR/NR             55,000     15.5%       2,530,000       11.6%          46.00        5/31/2022
Central Parking                  NR/NR/NR             29,610      8.4%         575,026        2.6%          19.42       12/31/2007
                                                   -----------------------------------------------------------------
FIVE LARGEST TENANTS                                 302,662     85.4%   $  20,611,365       94.3%        $ 68.10
Remaining Tenants                                     49,234     13.9%       1,243,737        5.7%          25.26
Vacant                                                 2,402      0.7%               0        0.0%           0.00
                                                   -----------------------------------------------------------------
TOTAL ALL TENANTS                                    354,298    100.0%   $  21,855,102      100.0%        $ 62.19
------------------------------------------------------------------------------------------------------------------------------------

___________________
(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

o     THE BORROWERS. The borrowers are GKK 2 Herald LLC and SLG 2 Herald LLC, both single-purpose, single-asset entities, as tenants in common. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Two Herald Square Loan. Upon completion of the like-kind exchange described below, GKK 2 Herald LLC will be indirectly owned by Gramercy Capital Corp., a national commercial real estate investment trust, and SLG 2 Herald LLC will be indirectly owned by SL Green Realty Corp., the owner and operator of a portfolio of commercial office buildings in New York City.

o     ESCROWS. During the continuance of a Two Herald Square Trigger Period, the loan documents require the reserve of monthly escrows for real estate taxes and insurance with all excess cash reserved as additional collateral for the Two Herald Square Loan. A "TWO HERALD SQUARE TRIGGER PERIOD" means
      (i) any period during the continuance of an event of default under the ground lease, and (ii) any period during which the ground lease is no longer in effect. In the place of an interest reserve, SL Green Operating
      Partnership, L.P., an affiliate of SL Green Realty Corp. has provided a
      $3,821,116.20 letter of credit and Gramercy Capital Corp. has provided a
      $3,126,367.80 letter of credit, in each case, in respect of interest shortfalls. Over the term of the Two Herald Square Loan, the borrowers have the right to reduce the aggregate amount of the letters of credit to the amount that would then be in the interest reserve required by the loan documents had such reserve been held in cash.

o     LOCKBOX AND CASH MANAGEMENT. The Two Herald Square Loan requires a hard lockbox, which is already in place. The loan documents require the borrowers to direct the lessee under the ground lease to pay its rent directly to a lender-controlled lockbox account. At the end of each business day, provided that there is no event of default under the Two
      Herald Square Loan and no Two Herald Square Trigger Period is ongoing, all funds in the lockbox account in excess of the interest due on the next payment date will be remitted to an account specified by the borrowers.
      During the existence of a Two Herald Square Trigger Period, funds in the lockbox account will be applied to pay the monthly debt service and any required reserves under the loan documents, and, unless an event of default under the Two Herald Square Loan has occurred and is continuing, any excess will be remitted to the borrowers. During the continuance of an event of default under the Two Herald Square Loan, the lender may apply any funds in the lockbox account to the obligations of the borrowers under the Two Herald Square Loan in such order of priority as the lender may determine.

o     PROPERTY MANAGEMENT. The Two Herald Square Property is currently managed by S.L. Green Management Corp., an affiliate of one of the borrowers, pursuant to a management agreement. Under the management agreement, the borrowers pay a management fee in the amount of $100,455.60 per year. The lender may require the borrowers to replace the property manager if an event of default under the Two Herald Square Loan has occurred or as a result of the gross negligence, fraud or willful misconduct of the property manager.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[LOGO] RBS GREENWICH CAPITAL                                      [LOGO] GOLDMAN
                                                                         SACHS

                                     - 44 -

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - TWO HERALD SQUARE
--------------------------------------------------------------------------------

o     MEZZANINE OR SUBORDINATE INDEBTEDNESS. Except in connection with the like-kind exchange described below, there is currently no subordinate indebtedness that is secured by more than 45% of the direct or indirect interests in the borrowers. The loan documents permit (A) a pledge at any time or from time to time of all or any portion of the direct or indirect interest in GKK 2 Herald LLC, provided that the pledged interest does not constitute in the aggregate more than 45% of the direct or indirect equity interests in Borrower, to secure a loan in an amount not to exceed
      $50,000,000 that is originated by (or, contemporaneously with its closing, assigned to) Gramercy Capital Corp. or one of its affiliates and is at all times held by Gramercy Capital Corp. or one of its affiliates (which entity may (1) assign all or any portion of such loan in connection with a
      CDO that is managed by Gramercy Capital Corp. or one of its affiliates and/or (2) pledge all or any portion of such loan as collateral for a repurchase or similar financing facility provided to such entity by
      Wachovia Bank, National Association, Goldman Sachs Group, Inc., or any
      other Qualified Equityholder, and in either case the holder thereof may exercise remedies thereunder, provided the pledged interests are at all times held by Qualified Equityholders or such CDO), and (B) any transfer of such equity interests to a Qualified Equityholder pursuant to the exercise of remedies by the holder of such pledged interests).

o     1031 EXCHANGE. The Two Herald Square Property is currently the subject of a like-kind exchange under ss.1031 of the Internal Revenue Code pursuant to a transaction that qualifies within the "safe harbor" of the revenue procedures relating to such exchanges. The equity interests in both borrowers are indirectly wholly owned by CDECRE, Inc., an affiliate of
      Chicago Deferred Exchange Corporation, pursuant to exchange accommodation agreements with the sponsors. These equity interests are expected to be transferred to Gramercy Capital Corp. and SL Green Realty Corp. no later than October 5, 2007 in connection with the completion of the exchange.

o     TERRORISM INSURANCE. The loan documents require that the "all risk"
      insurance policies required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the Two Herald Square Property. In addition, the borrowers are required to maintain business interruption insurance covering a period of not less than 18 months from the occurrence of a casualty, plus an extended period of indemnity for 12 months after restoration. The borrowers must maintain such terrorism coverage if the Terrorism Risk Insurance Act of 2002
      ("TRIA") or a similar statute is in effect. If at any time TRIA or a similar statute is not in effect and terrorism coverage is commercially available, the borrowers are required to maintain such coverage, but are not required to pay a premium of more than more than one and a half times the premium for the-then current property insurance premium payable with respect to the Two Herald Square Property (less the portion of such premium that is allocable to terrorism insurance coverage). The borrowers are permitted to maintain such terrorism coverage through a blanket policy.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[LOGO] RBS GREENWICH CAPITAL                                      [LOGO] GOLDMAN
                                                                         SACHS

                                     - 45 -

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - TIAA REXCORP PLAZA
--------------------------------------------------------------------------------

                   [LARGE PHOTO OF TIAA REXCORP PLAZA OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[LOGO] RBS GREENWICH CAPITAL                                      [LOGO] GOLDMAN
                                                                         SACHS

                                     - 46 -

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - TIAA REXCORP PLAZA
--------------------------------------------------------------------------------

        [TWO (2) MAPS INDICATING LOCATION OF TIAA REXCORP PLAZA OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[LOGO] RBS GREENWICH CAPITAL                                      [LOGO] GOLDMAN
                                                                         SACHS

                                     - 47 -

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - TIAA REXCORP PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                           1
Location (City/State)                                       Uniondale, New York
Property Type                                                            Office
Size (sf)                                                             1,063,950
Percent Leased as of February 23, 2007                                    92.1%
Year Built/Year Renovated                                           1985 / 1996
Appraisal Value                                                    $270,000,000
Underwritten Occupancy                                                    92.1%
Underwritten Revenues                                               $36,370,754
Underwritten Total Expenses                                         $22,187,025
Underwritten Net Operating Income (NOI)                             $14,183,729
Underwritten In Place Cash Flow (IPCF)(1)                           $11,587,306
Underwritten Net Cash Flow (NCF)(2)                                 $13,119,779
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION

Originator                                                                 GCFP
Cut-off Date Principal Balance                                     $187,250,000
Cut-off Date Principal Balance PSF/Unit                                 $176.00
Percentage of Initial Mortgage Pool Balance                                2.4%
Number of Mortgage Loans                                                      1
Type of Security                                                      Leasehold
Mortgage Rate                                                            5.731%
Original Term to Maturity (Months)                                          120
Original Amortization Term (Months)                               Interest Only
Cut-off Date LTV Ratio                                                    69.4%
LTV Ratio at Maturity                                                     69.4%
Underwritten DSCR on NOI                                                  1.30x
Underwritten DSCR on IPCF(1)                                              1.06x
Underwritten DSCR on NCF(2)                                               1.21x
--------------------------------------------------------------------------------

___________________
(1)   IPCF is the loan sellers underwritten NOI, adjusted for in place leases and expenses, but giving no credit to rental growth expected to occur in future years or upon stabilization.

(2)   NCF is loan seller's NCF, giving credit to rental growth to market levels that is projected to happen in future years based on cash flow models prepared with Argus or other software. There can be no assurance that the property will ever attain or exceed the stated NCF.

o     THE LOAN. The mortgage loan (the "TIAA REXCORP PLAZA LOAN") is evidenced by a single note and is secured by a first mortgage encumbering a class-A office building located in Uniondale, New York (the "TIAA REXCORP PLAZA
      PROPERTY"). The TIAA RexCorp Plaza Loan represents approximately 2.4% of the initial mortgage pool balance. The TIAA RexCorp Plaza Loan was originated on January 25, 2007, had an original principal balance and a principal as of the cut-off date of $187,250,000 and an interest rate of
      5.731% per annum. The DSCR and LTV on the TIAA RexCorp Plaza Loan are
      1.21x and 69.4%, respectively. The proceeds of the TIAA RexCorp Plaza Loan were used by the borrower to acquire the TIAA RexCorp Plaza Property along with 15 other properties for a total portfolio acquisition price of approximately $1.14 billion.

      The TIAA RexCorp Plaza Loan had an initial term of 120 months, has a remaining term of 115 months and requires payments of interest only for the entire term. The scheduled maturity date is February 6, 2017.
      Voluntary prepayment of the TIAA RexCorp Plaza Loan is prohibited prior to the payment date of November 6, 2016 and permitted on such payment date and thereafter without penalty. Defeasance with United States government securities is permitted from August 6, 2009 (the "TIAA REXCORP PLAZA
      INITIAL DEFEASANCE DATE").

o     THE PROPERTY. The TIAA RexCorp Plaza Property, commonly known as RexCorp
      Plaza, consists of two, connected, class-A, 15-story elliptical office buildings with a total of 1,063,950 sf. The property fronts Glen Curtis
      Boulevard and has easy access to Hempstead-Bethpage Turnpike. Constructed in 1985 and renovated in 1996, the buildings have typical floorplates of about 31,500 sf. On-site amenities include a Winter Garden in the atrium lobby, concierge, retail stores, retail banking, a full-service cafeteria and outdoor ice skating rink. 4,300 parking spaces are provided through a combination of a garage and in surface lots. The building is occupied by a variety of tenants, the largest of which, Citibank, occupies 19.9% of the
      TIAA RexCorp Plaza Property. No other tenant occupies more than 8.9% of the space.

      The property is located on a 36.4111-acre site that is leased from the
      County of Nassau. The full site consists of three parcels; two of the parcels, with a total of 28.2384 acres, are developed with the TIAA
      RexCorp Plaza Property. The third parcel, consisting of 8.1727 acres, is undeveloped and has been subleased to RexCorp Plaza Land SPE LLC, an entity owned by the RexCorp principals, Marathon Real Estate Opportunity
      Fund ("MARATHON") and Charles Wang. The third parcel is not part of the collateral for the TIAA RexCorp. Plaza Loan.

o     GROUND LEASE. The TIAA RexCorp Property is located on a 36.4111-acre site that is leased from the County of Nassau under a ground lease that commenced in 1984 and has a fully-extended expiration date of October 28,
      2080. The current ground rent payment is $728,222 ($20,000 per acre), increasing to $819,249.75 per annum ($22,500 per acre) on May 1, 2009 for the remainder of the initial term and extension options.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[LOGO] RBS GREENWICH CAPITAL                                      [LOGO] GOLDMAN
                                                                         SACHS

                                     - 48 -

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--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - TIAA REXCORP PLAZA
--------------------------------------------------------------------------------

      The following table presents certain information relating to the major tenants at the TIAA RexCorp Plaza Property:

                                   TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT

------------------------------------------------------------------------------------------------------------------------------------

                                                                                          % OF TOTAL     ANNUALIZED
                                                                          ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                              CREDIT RATING         TENANT      % OF     UNDERWRITTEN    UNDERWRITTEN    BASE RENT         LEASE
      TENANT NAME         (FITCH/MOODY'S/S&P)(1)     NRSF       NRSF     BASE RENT ($)    BASE RENT     ($ PER NRSF)    EXPIRATION
-----------------------   ----------------------   ---------   -------   -------------   ------------   ------------   -------------

Citibank NA.                   AA+/Aaa/AA+           211,853     19.9%   $   4,521,388       15.9%         $21.34        12/1/2010
Dreyfus Service Corp.            NR/NR/NR             94,679      8.9%       2,913,749       10.2%          30.78        3/1/2014
Del Laboratories Inc.,           NR/B1/B-             88,603      8.3%       2,537,325        8.9%          28.64        12/1/2014
Rivkin Radler & Kremer           NR/NR/NR             79,125      7.4%       2,294,625        8.1%          29.00        6/1/2008
Washington Mutual                A/A2/A-              63,130      5.9%       2,100,070        7.4%          33.27        4/30/2012
Ruskin Moscou &Faltisc           NR/NR/NR             49,920      4.7%       1,625,538        5.7%          32.56        12/1/2016
                                                   -----------------------------------------------------------------
TOTAL LARGEST TENANTS                                587,310     55.2%   $  15,992,695       56.1%         $27.23
Remaining Tenants                                    393,094     36.9%      12,503,888       43.9%          31.81
Vacant Space                                          83,546      7.9%               0        0.0%           0.00
                                                   -----------------------------------------------------------------
TOTAL ALL TENANTS                                  1,063,950    100.0%   $  28,496,583      100.0%         $29.07
------------------------------------------------------------------------------------------------------------------------------------

___________________
(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

                                                 LEASE EXPIRATION SCHEDULE(1)

------------------------------------------------------------------------------------------------------------------------------

                                                                                                 % OF TOTAL       ANNUALIZED
                                                               CUMULATIVE      ANNUALIZED        ANNUALIZED      UNDERWRITTEN
       YEAR ENDING                              % OF TOTAL      OF TOTAL      UNDERWRITTEN      UNDERWRITTEN      BASE RENT
       DECEMBER 31,           EXPIRING NRSF        NRSF           NRSF        BASE RENT ($)      BASE RENT       ($ PER NRSF)
--------------------------   ---------------   ------------   ------------   ---------------   --------------   --------------

2007                               26,244           2.5%           2.5%        $   912,622           3.2%           $34.77
2008                              117,005          11.0%          13.5%          2,974,766          10.4%            25.42
2009                               12,768           1.2%          14.7%            477,511           1.7%            37.40
2010                              214,653          20.2%          34.8%          4,613,400          16.2%            21.49
2011                               54,388           5.1%          40.0%          1,859,093           6.5%            34.18
2012                              100,017           9.4%          49.4%          3,331,923          11.7%            33.31
2013                               35,362           3.3%          52.7%          1,184,399           4.2%            33.49
2014                              246,829          23.2%          75.9%          7,586,740          26.6%            30.74
2015                               36,218           3.4%          79.3%          1,218,274           4.3%            33.64
2016                              117,482          11.0%          90.3%          3,721,416          13.1%            31.68
2017 and thereafter                19,438           1.8%          92.1%            616,439           2.2%            31.71
Vacant                             83,546           7.9%         100.0%                  0           0.0%             0.00
                             -------------------------------------------------------------------------------------------------
TOTAL                           1,063,950         100.0%                       $28,496,583         100.0%           $29.07
------------------------------------------------------------------------------------------------------------------------------

___________________
(1)   Calculated based on approximate square footage occupied by each tenant.

o     THE BORROWER. The borrower ("TIAA REXCORP PLAZA BORROWER") is a single-asset, special-purpose, bankruptcy-remote entity with an independent director. Legal counsel to the TIAA RexCorp Plaza Borrower delivered a non-consolidation opinion in connection with the origination of the TIAA RexCorp Plaza Loan. The sponsor of the TIAA RexCorp Plaza
      Borrower is Tri-State Prime Property Venture LLC ("PRIME") which is the guarantor under the non-recourse carveouts for the TIAA RexCorp Plaza
      Loan. A subsidiary of Teachers Insurance and Annuity Association - College
      Retirement Equities Fund ("TIAA-CREF") owns 85% of the TIAA RexCorp Plaza
      Property. TIAA-CREF is one of the largest institutional real estate investors in the nation, with a global portfolio of direct or indirect investment of approximately $59 billion. Headquartered in New York City,
      TIAA-CREF has major offices in Charlotte and Denver as well as dozens of smaller offices in communities nationwide. TIAA-CREF is one of the world's largest retirement systems, with more than $406 billion in combined assets under management (as of December 30, 2006). RexCorp Realty LLC (an entity established by Scott Rechler, Michael Maturo and Jason Barnett, the former executives of Reckson Associates Realty Corp. and other senior management of Reckson Associates Realty Corp.) and Marathon own a combined 7.5% of the TIAA RexCorp Plaza Property. Marathon is an open-ended fund that launched in August 2004. Marathon is co-headed by Jon Halpern and Ron
      Bernstein and has assets under management of approximately $350 million.
      Charles Wang, the founder and retired chairman of the board of CA, Inc., owns 7.5% of the TIAA RexCorp Plaza Property. Mr. Wang has over $250 million of real estate holdings across the country, but which are primarily focused on Long Island. The TIAA RexCorp Plaza Borrower is affiliated with the borrowers under the mortgage loan identified on Annex
      C-1 to the prospectus supplement as TIAA RexCorp New Jersey Portfolio, which is also an asset of the trust.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[LOGO] RBS GREENWICH CAPITAL                                      [LOGO] GOLDMAN
                                                                         SACHS

                                     - 49 -

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - TIAA REXCORP PLAZA
--------------------------------------------------------------------------------

      In addition to other customary equity transfer provisions (which allow, among other things, TIAA-CREF (or entities controlled by TIAA-CREF),
      Marathon (or entities controlled by Marathon) and/or any one or more of
      Scott Rechler, Michael Maturo and Jason Barnett to control the TIAA
      RexCorp Plaza Borrower), the TIAA RexCorp Plaza Loan documents permit the transfer of a controlling interest (i.e., the controlling interest held by
      Scott Rechler, Michael Maturo, Jason Barnett and Marathon at closing) in the TIAA RexCorp Plaza Borrower provided that (a) the transferee is (or is controlled by) an entity that meets certain eligibility criteria set forth in the TIAA RexCorp Plaza Loan documents (including having assets in excess of $1 billion and capital/statutory surplus or shareholder's equity in excess of $500 million); (b) after any such transfer, the TIAA RexCorp
      Plaza Property is managed by a manager that meets certain eligibility requirements (including at least five (5) years' experience in the management of commercial properties with similar uses as the TIAA RexCorp
      Plaza Property in the New York metropolitan area); and (c) in the case of a transfer to an entity unaffiliated with the TIAA RexCorp Plaza Borrower, the payment of a transfer fee ($100,000 with respect to the first such transfer and 0.25% of the then outstanding principal amount of the TIAA
      RexCorp Plaza Loan for each subsequent transfer), (y) payment of all legal and other out-of-pocket costs reasonably incurred by the lender in connection with such transfer and (z) the execution and delivery of a replacement recourse guaranty from a pre-approved transferee or another person or entity (i) acceptable to the lender in its reasonable discretion and (ii) receipt of a rating agency confirmation letter.

o     ESCROWS AND RESERVES. The TIAA RexCorp Plaza Loan provides for upfront and ongoing reserves as follows:

      Tax and Insurance Reserve: The TIAA RexCorp Plaza Borrower is required to make monthly contributions into a tax and insurance reserve account in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay impositions, such as taxes and insurance premiums, over the succeeding twelve months.

      Ground Rent Reserve: The TIAA RexCorp Plaza Borrower is required to make monthly contributions into a ground rent reserve account in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay ground rent payments over the succeeding twelve months.

      Capital Expense and Leasing Reserves: The TIAA RexCorp Plaza Borrower will be required to make monthly contributions into a capital expenditure and leasing reserve account if (i) the subsidiary of TIAA-CREF (or other controlled affiliates of TIAA-CREF) described above no longer owns at least 50% of the aggregate equity interests in the TIAA RexCorp Plaza
      Borrower and the lender has not determined that the transferee(s) of such interests are sufficiently creditworthy, to warrant the continued
      non-collection of capital expenditure and leasing reserves and (ii) the
      LTV of the TIAA RexCorp Plaza Loan is greater than 65%.

      Letter of Credit: The TIAA RexCorp Plaza Borrower is also permitted to post letters of credit in lieu of funding the real estate taxes, insurance and ground rent reserves. Such letters of credit must be issued by (i)
      JPMorgan Chase, N.A., (ii) another financial institution having long term unsecured debt obligations rated at least "AA" by Fitch and S&P and "Aa2"
      by Moody's or (iii) any other financial institution acceptable to the lender in its reasonable discretion.

o     LOCKBOX AND CASH MANAGEMENT. The TIAA RexCorp Plaza Loan requires a hard lockbox, which is already in place. The TIAA RexCorp Plaza Loan documents require the TIAA RexCorp Plaza Borrower to direct tenants to pay their rents directly to a lender controlled lockbox account. The TIAA RexCorp
      Plaza Loan documents also require that all rents received by (or on behalf
      of) the TIAA RexCorp Plaza Borrower or the property manager be deposited into such lender-controlled lockbox account (as well as any other rents, receipts, certain security deposits or payments related to lease termination or default) within two business day after receipt and that funds deposited in such lender-controlled lockbox account be swept on a daily basis into the TIAA RexCorp Plaza Borrower's operating account unless (i) a mezzanine loan permitted under the TIAA RexCorp Plaza Loan documents is outstanding, in which case such amounts will be applied through the cash management "waterfall" established under TIAA RexCorp
      Plaza Loan or (ii) an event of default is continuing, in which case, such amounts will either be swept into another account controlled by lender and held as cash collateral for the TIAA RexCorp Plaza Loan (which amounts lender may (but is not required to) apply to prepay a portion of the TIAA
      RexCorp Plaza Loan) or applied by the lender (at the lender's option) in accordance with the above referenced cash management "waterfall".

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[LOGO] RBS GREENWICH CAPITAL                                      [LOGO] GOLDMAN
                                                                         SACHS

                                     - 50 -

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - TIAA REXCORP PLAZA
--------------------------------------------------------------------------------

o     PROPERTY MANAGEMENT. RexCorp Property Management LLC, an affiliate of the
      TIAA RexCorp Plaza Borrower, is the property manager for the TIAA RexCorp
      Plaza Property. The property manager receives a management fee on the TIAA
      RexCorp Plaza Property equal to 3.0% of gross revenues from the TIAA
      RexCorp Plaza Property. The lender may require that the TIAA RexCorp Plaza
      Borrower terminate the property manager following one or more of the following events: (i) an event of default is continuing under the TIAA
      RexCorp Plaza Loan, (ii) the property manager is in material default under the applicable management agreement(s) beyond applicable notice and cure periods, or (iii) upon the gross negligence, malfeasance or willful misconduct of the property manager that results in a material adverse effect on the TIAA RexCorp Plaza Property or the TIAA RexCorp Plaza
      Borrower.

o     MEZZANINE OR SUBORDINATE INDEBTEDNESS. There is currently no mezzanine or subordinate indebtedness related to the TIAA RexCorp Plaza Property. The
      TIAA RexCorp Plaza Loan documents permit mezzanine financing from an entity that meets certain eligibility criteria set forth in the TIAA
      RexCorp Plaza Loan documents or an entity approved by the lender and the rating agencies to the holder or holders of all of the direct and indirect ownership interests in the TIAA RexCorp Plaza Borrower, provided that the mezzanine lender enters into an intercreditor agreement with lender and that the approved mezzanine loan: (i) will be in an amount that when added to the TIAA RexCorp Plaza Loan, will result in an aggregate LTV of the
      TIAA RexCorp Plaza Property of no greater than 85%, (ii) will result in the TIAA RexCorp Plaza Property having an aggregate DSCR of not less than
      1.00x (based on actual net operating income and an assumed 7.50% debt service constant), (iii) has a market interest rate and is otherwise on terms and conditions reasonably acceptable to the lender and evidenced by
      TIAA RexCorp Plaza Loan documents which have been reasonably approved by the lender, (iv) is not secured by any collateral securing the TIAA
      RexCorp Plaza Loan, (v) creates no obligations or liabilities on the part of the TIAA RexCorp Plaza Borrower and results in no liens on any portion of any TIAA RexCorp Plaza Property or any other collateral securing the
      TIAA RexCorp Plaza Loan and (vi) either (A) has a term expiring on the
      February 6, 2017 if after giving effect to such mezzanine loan, the aggregate DSCR (based on actual net operating income and an assumed 7.50%
      debt service constant) of the TIAA RexCorp Plaza Property is less than
      1.08x or (B) has a term expiring no earlier than February 6, 2012 if after giving effect to such mezzanine loan, the aggregate DSCR (based on actual net operating income and an assumed 7.50% debt service constant) of the
      TIAA RexCorp Plaza Property is greater than or equal to 1.08x.

o     TERRORISM INSURANCE. The TIAA RexCorp Plaza Loan documents require the
      TIAA RexCorp Plaza Borrower to maintain terrorism insurance in an amount equal to 100% of the replacement cost of the TIAA RexCorp Plaza Property, provided such coverage is available. In the event that coverage for terrorism is not included as part of the "all risk" property policy, the
      TIAA RexCorp Plaza Borrower will be required to obtain coverage for terrorism (in the form of stand alone coverage) to the extent available, in an amount equal to 100% of the replacement cost of the TIAA RexCorp
      Plaza Property, subject to a premium cap of $648,000, adjusted annually by a percentage equal to the increase in the "consumer price index".

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[LOGO] RBS GREENWICH CAPITAL                                      [LOGO] GOLDMAN
                                                                         SACHS

                                     - 51 -

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - INTOWN SUITES PORTFOLIO
--------------------------------------------------------------------------------

         [SIX (6) PHOTOS OF INTOWN SUITES PORTFOLIO PROPERTIES OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[LOGO] RBS GREENWICH CAPITAL                                      [LOGO] GOLDMAN
                                                                         SACHS

                                     - 52 -

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - INTOWN SUITES PORTFOLIO
--------------------------------------------------------------------------------

[MAP AND KEY INDICATING LOCATIONS OF INTOWN SUITES PORTFOLIO PROPERTIES OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[LOGO] RBS GREENWICH CAPITAL                                      [LOGO] GOLDMAN
                                                                         SACHS

                                     - 53 -

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--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                          35
Location (City/State)                                                   Various
Property Type                                                       Hospitality
Size (rooms)                                                              4,539
Percentage Leased as of  December 31, 2006                                84.0%
Year Built/Year Renovated                                   1988-2001/2003-2007
Appraisal Value                                                    $231,500,000
Underwritten Occupancy                                                    86.0%
Underwritten Revenues                                               $42,853,482
Underwritten Total Expenses                                         $21,343,474
Underwritten Net Operating Income (NOI)                             $21,510,008
Underwritten Net Cash Flow (NCF)(1)                                 $19,367,334
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION

Originator                                                                 GCFP
Cut-off Date Principal Balance                                     $186,000,000
Cut-off Date Principal Balance PSF/Room                                 $40,978
Percentage of Initial Mortgage Pool Balance                                2.4%
Number of Mortgage Loans                                                      1
Type of Security                                                     Fee Simple
Mortgage Rate                                                            5.747%
Original Term to Maturity (Months)                                          120
Original Amortization Term (Months)                       60 IO; 360 thereafter
Cut-off Date LTV Ratio                                                    80.3%
LTV Ratio at Maturity                                                     74.9%
Underwritten DSCR on NOI                                                  1.65x
Underwritten DSCR on NCF(1)                                               1.49x
--------------------------------------------------------------------------------

___________________
(1)   With the exception of eight properties acquired in 2006, NCF is based on
      TTM results as of YE2006 for occupancy, other revenues, expenses and the sponsor's budgeted 2007 AWR (average weekly rate). NCF for the eight newly acquired properties is fully based on sponsor's 2007 budgeted results.

o     THE LOAN. The mortgage loan (the "INTOWN SUITES PORTFOLIO LOAN") is evidenced by a single note and is secured by first mortgages encumbering
      35 economy extended-stay hotels located in 13 states across the southeast and midwest United States (the "INTOWN SUITES PORTFOLIO PROPERTIES"). The
      InTown Suites Portfolio Loan represents approximately 2.4% of the initial mortgage pool balance. The InTown Suites Portfolio Loan is expected to be originated on or about June 13, 2007 and have has an original principal balance and a principal balance as of the cut off date of $186,000,000, and an interest rate of 5.747%. The DSCR and LTV on the InTown Suites
      Portfolio Loan are 1.49x and 80.3%, respectively. The subject acquisition was part of the larger acquisition of InTown Suites Management Inc., the entire InTown Suites operating company consisting of 125 properties and all associated management infrastructure. Including reserves, escrows and closing costs, the acquisition of InTown Suites Management Inc. totals approximately $770 million requiring over $160 million of equity.

      The InTown Suites Portfolio Loan has an initial term of 120 months and a remaining term of 120 months. The loan is interest-only for the first 60 months and amortizes on a 30-year schedule thereafter. The scheduled maturity date is August 6, 2017. Voluntary prepayment of the InTown Suites
      Portfolio Loan is prohibited prior to the payment date of July 6, 2017 and permitted on such payment date and thereafter without a penalty.
      Defeasance with United States government securities or certain other obligations is permitted from August 6, 2009. Additionally, after the
      August 6, 2009, the borrower is permitted to prepay the InTown Suites
      Portfolio Loan with the payment of yield maintenance.

o     THE PROPERTIES. The InTown Suites Portfolio Properties consist of thirty-five economy extended-stay hotel properties, located across 13 states, totaling 4,539 suites. The InTown Suites Portfolio Properties were constructed between 1988 and 2001 and most have undergone renovations between 2003 and 2007. The InTown Suites brand consists of 125 properties, with a total of 16,068 suites. All 125 properties are controlled by the sponsors of the InTown Suites Portfolio Borrowers and there are no franchisees of the InTown Suites brand. InTown Suites properties are rented rooms by the week only, with no nightly room rentals available and thus are able to operate more efficiently than hotels selling rooms nightly. Average stays at InTown Suites properties have historically lasted between 5 and 7 weeks and are longer than other categories of extended-stay hotels. The InTown Suites properties are typically located in high traffic commercial areas on either surface roads or major thoroughfares - strategically located to target growing metropolitan areas and areas that are home to high growth industries.

      The extended-stay market caters to corporate customers who require housing during periods of relocation, training or temporary assignment. These patrons desire accommodations proximate to their job location that provide amenities typical of an apartment unit, specifically kitchen facilities.
      In most markets, job training constitutes the largest generator of such demand.

      The InTown Suites Portfolio Properties are wood frame construction and are typically two or three stories with a combination of exterior and interior corridors. The average suite size at the InTown Suites Portfolio
      Properties ranges from 250 to 300 sf and typical amenities include full kitchens, a full-size refrigerator, a dining/work area, free cable TV and free high-speed wireless internet, a guest laundry facility, weekly housekeeping, free parking as well as free fax service and local calls.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[LOGO] RBS GREENWICH CAPITAL                                      [LOGO] GOLDMAN
                                                                         SACHS

                                     - 54 -

GSMS 2007-GG10
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--------------------------------------------------------------------------------

      The following table presents certain information relating to the InTown
      Suites Portfolio Properties:

-------------------------------------------------------------------------------------------------------------------------

                                                       ALLOCATED                    YEAR        NUMBER          LOAN
    PROPERTY NAME              CITY         STATE     LOAN AMOUNT    YEAR BUILT   RENOVATED   OF SUITES        $/ROOM
----------------------   ----------------   ------   -------------   ----------   ---------   ----------   --------------

Ashley Phosphate            Charleston        SC        $49,742         1997        2006         139          $6,914,145
Charleston Central       North Charleston     SC         37,168         2001        2006         108           4,014,187
Chesapeake                  Chesapeake        VA         69,925         1996        2006         133           9,300,000
Columbia Northwest           Columbia         SC         39,815         2000        2006         108           4,300,000
Columbus East                Columbus         OH         34,434         1997        2005         140           4,820,734
Columbus North               Columbus         OH         31,618         1997        2005         136           4,300,000
Dayton                        Dayton          OH         38,319         1997        2005         130           4,981,425
Douglasville               Douglasville       GA         36,850         1996        2004         133           4,901,080
Forest Lane                   Dallas          TX         43,220         1997        2006         145           6,266,955
Forest Park                Forest Park        GA         39,683         1988        2006         126           5,000,000
Gilbert                      Gilbert          AZ         59,712         1998        2007         139           8,300,000
Greenville North            Greenville        SC         30,999         1996        2006         127           3,936,933
Greenville South            Greenville        SC         33,588         1993        2006         131           4,400,000
Gwinnett                     Norcross         GA         32,456         1998        2007         114           3,700,000
Gwinnett Place                Duluth          GA         50,288         1997        2006         139           6,990,065
Hazelwood                   Hazelwood         MO         35,188         1997        2006         137           4,820,734
Indian Trail                 Norcross         GA         41,244         1996        2007         150           6,186,610
Indianapolis East          Indianapolis       IN         37,810         1997        2006         136           5,142,117
Indianapolis Northwest     Indianapolis       IN         44,899         1997        2006         136           6,106,263
Jackson                      Jackson          MS         31,955         1997        2006         133           4,250,000
Lilburn                      Lilburn          GA         37,129         1995        2003         132           4,901,080
Lithia Springs            Lithia Springs      GA         38,685         2000        2006         108           4,177,970
Matthews                     Matthews         NC         32,138         1995        2006         140           4,499,352
Mobile West                   Mobile          AL         61,598         1999        2006          90           5,543,844
Newport News North         Newport News       VA         51,111         1996        2005         135           6,900,000
Northside Drive              Atlanta          GA         50,688         1996        2003         149           7,552,484
Oxmoor                      Birmingham        AL         40,701         1990        2003         152           6,186,609
Pittsburgh                  Pittsburgh        PA         33,424         2000        2006         125           4,177,970
Preston Highway             Louisville        KY         36,182         1996        2005         151           5,463,499
Raleigh                       Garner          NC         37,910         1997        2007         142           5,383,153
Roswell                      Roswell          GA         54,745         1996        2006         137           7,500,000
St. Charles                St. Charles        MO         40,458         1997        2006         131           5,300,000
UNC                         Charlotte         NC         29,479         1997        2003         139           4,097,624
Warner Robins             Warner Robins       GA         28,724         2000        2006          90           2,585,167
Woodstock                   Woodstock         GA         39,744         2000        2006          78           3,100,000
                                                     -------------                            ----------   --------------
TOTAL                                                   $40,978                                 4539        $186,000,000
-------------------------------------------------------------------------------------------------------------------------

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[LOGO] RBS GREENWICH CAPITAL                                      [LOGO] GOLDMAN
                                                                         SACHS

                                     - 55 -

GSMS 2007-GG10
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--------------------------------------------------------------------------------

      The following table presents certain historical operating performance relating to the InTown Suites Portfolio Properties:

------------------------------------------------------------------------------------------------------------------------------------

                                      2004                             2005                             2006
                         ------------------------------   ------------------------------   ------------------------------

       PROPERTY            AWR        OCC      WREVPAR      AWR        OCC      WREVPAR      AWR        OCC      WREVPAR     NOTES
----------------------   --------   --------   --------   --------   --------   --------   --------   --------   --------   --------

Ashley Phosphate         $184.37       83.4%   $153.84    $191.86       90.6%   $173.82    $226.46       86.5%   $195.96
Charleston Central           NAV        NAV        NAV        NAV        NAV        NAV     225.08       65.3     146.97      (1)
Chesapeake                204.20       97.9     199.87     226.81       94.5     214.30     265.41       88.1     233.82
Columbia Northwest           NAV        NAV        NAV        NAV        NAV        NAV     211.14       84.8     179.12      (1)
Columbus East             143.55       83.1     119.29     155.33       86.0     133.53     179.92       91.9     165.27
Columbus North            159.84       77.1     123.20     158.31       85.1     134.66     178.55       91.0     162.50
Dayton                    154.69       78.4     121.21     164.75       87.7     144.54     190.20       84.1     159.97
Douglasville              157.64       80.3     126.59     163.99       89.9     147.48     175.29       90.0     157.84
Forest Lane               156.58       80.2     125.56     166.39       86.2     143.42     182.45       87.0     158.78
Forest Park               162.84       88.0     143.38     171.70       91.3     156.83     181.27       80.7     146.24
Gilbert                      NAV        NAV        NAV     215.65       81.3     175.29     252.22       87.9     221.68
Greenville North          144.51       90.4     130.64     153.33       90.7     139.05     166.96       86.4     144.33
Greenville South          136.75       87.0     118.97     148.81       90.4     134.49     169.73       85.2     144.64
Gwinnett                     NAV        NAV        NAV        NAV        NAV        NAV     195.52       70.4     137.62      (1)
Gwinnett Place            164.25       86.7     142.39     176.54       93.2     164.58     206.74       89.1     184.30
Hazelwood                 182.25       84.3     153.72     192.44       88.8     170.93     205.87       81.8     168.49
Indian Trail              150.30       81.8     122.92     162.72       93.2     151.72     176.40       92.1     162.47
Indianapolis East         164.05       86.8     142.39     165.49       81.0     134.08     178.22       91.8     163.52
Indianapolis Northwest    157.29       81.0     127.35     167.55       82.6     138.48     198.42       81.2     161.13
Jackson                   156.60       82.9     129.77     168.94       91.4     154.34     202.62       81.9     165.93
Lilburn                   156.42       87.2     136.37     166.89       85.6     142.80     176.02       83.0     146.08
Lithia Springs               NAV        NAV        NAV        NAV        NAV        NAV     192.96       51.4      99.23
Matthews                  155.07       64.6     100.23     158.65       85.5     135.71     173.71       77.3     134.21
Mobile West                  NAV        NAV        NAV        NAV        NAV        NAV     281.10       84.3     236.87      (1)
Newport News North        197.53       92.4     182.52     214.34       84.1     180.29     234.38       84.0     196.91
Northside Drive           175.22       88.2     154.52     194.00       89.2     173.10     218.54       89.1     194.71
Oxmoor                    161.39       90.1     145.40     173.93       95.1     165.34     197.37       83.0     163.81
Pittsburgh                180.80       83.2     150.47     185.02       80.6     149.08     198.33       89.9     178.28
Preston Highway           156.08       86.4     134.80     163.21       82.8     135.09     172.68       86.3     148.95
Raleigh                      NAV        NAV        NAV        NAV        NAV        NAV     186.57       87.9     163.98      (1)
Roswell                   173.42       89.7     155.54     185.21       96.3     178.33     212.83       89.6     190.74
St. Charles               185.79       80.5     149.50     188.15       82.9     155.95     202.47       81.7     165.42
UNC                       153.32       65.7     100.73     164.78       86.5     142.51     177.35       75.2     133.37
Warner Robins                NAV        NAV        NAV        NAV        NAV        NAV     205.24       52.8     108.27      (1)
Woodstock                    NAV        NAV        NAV        NAV        NAV        NAV     191.66       73.9     141.64      (1)
                         ------------------------------------------------------------------------------------------------
TOTAL (2)                $164.95       83.7%    $138.09   $174.64       88.1%   $153.91    $197.77       84.0%   $166.17
------------------------------------------------------------------------------------------------------------------------------------

___________________
Note: "AWR" and "WRevPar" are Average Weekly Rate and Weekly Revenue Per
Available Room, respectively.

(1)   The operating statistics shown for these properties are based on partial year performance beginning from the date of acquisition in 2006.

(2)   Weighted averages include historical performance from the later of 1/1/04 and date of acquisition.

o     THE BORROWERS. The borrowers (collectively the "INTOWN SUITES PORTFOLIO
      BORROWERS") are BEC Atlanta Gwinnett, LLC, BEC Charleston Central, LLC,
      BEC Columbia Northwest, LLC, BEC Lithia Springs, LLC, BEC Warner Robins,
      LLC, InTown Properties I, LLC, InTown Properties II, LLC, InTown
      Properties IV, LLC, InTown Properties V, LLC, InTown Properties VI, LLC,
      InTown Suites Gilbert, LLC, InTown Suites Mobile West, LLC, InTown Suites
      Pittsburgh, LLC, InTown Suites Raleigh, LLC, and InTown Suites Woodstock,
      LLC, each a special-purpose, bankruptcy-remote Delaware limited liability company with an independent director and springing member. Legal counsel to the InTown Suites Portfolio Borrowers delivered a non-consolidation opinion in connection with the origination of the InTown Suites Portfolio
      Loan. The sponsors of the borrowers are Kimco Realty Corporation ("KIMCO")
      and Westmont Hospitality Group ("WESTMONT"). Kimco, operating as a REIT, is one of the largest publicly traded owner and operator of community shopping centers in North America. As of June 6, 2007, based on the closing stock price for Kimco on the New York Stock Exchange on that date,
      Kimco had a market capitalization of $11.3 billion. Kimco also develops retail properties for sale, invests in non-retail related real estate, real estate-related securities and mortgages secured by real estate and provides capital and expertise to retailers with surplus real estate.
      Westmont is one of the largest privately-held owner/operators of hotel assets across the world and currently owns an interest in and/or operates over 380 hotels containing more than 60,000 guestrooms throughout North
      America, Europe and Asia. Westmont's portfolio includes limited service, full service and luxury hotels, ranging in size from 50 to 700 guestrooms.
      InTown Hospitality Corp., the indirect owner of the InTown Suites
      Portfolio Properties, will be the non-recourse carve-out guarantor for the
      InTown Suites Portfolio Loan. The

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[LOGO] RBS GREENWICH CAPITAL                                      [LOGO] GOLDMAN
                                                                         SACHS

                                     - 56 -

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - INTOWN SUITES PORTFOLIO
--------------------------------------------------------------------------------

      InTown Suites Portfolio Properties were acquired as part of the acquisition of the entire InTown Suites hotel company through the acquisition of the outstanding shares of InTown Suites Management, Inc.
      Prior to the sponsor's acquisition of the company, InTown Suites was a wholly owned subsidiary of a private equity fund whose general partner is
      Lazard Freres Real Estate Investors LLC.

o     OPERATING LEASE. Pursuant to an operating lease structure, each of the
      InTown Suites Portfolio Borrowers, as lessors, entered into an operating lease (the "OPERATING LEASE") with IT Tenant RBS, LLC as lessee (the
      "OPERATING TENANT"). The Operating Tenant executed a Subordination and
      Security Agreement pursuant to which (i) the Operating Tenant granted to lender a security interest in all property of the Operating Tenant pursuant to the Operating Lease and (ii) lender is entitled to terminate the Operating Lease upon the exercise of remedies under the loan documents or if the Operating Tenant becomes insolvent or a debtor in a bankruptcy proceeding.

o     PROPERTY RELEASES. The InTown Suites Portfolio Loan documents permit the release of any or all of the InTown Suites Portfolio Properties after the
      Release Date, and in connection with a bona fide third party sale or refinance of such property, subject to the satisfaction of certain conditions, including: (i) a partial prepayment or defeasing of a portion of the principal equal to the Release Amount of InTown Suites Portfolio
      Property (defined as (x) until such time that the LTV as defined in the loan documents is 65% or greater, 120% of the allocated loan amount for such property, and (y) from and after the date that the LTV is reduced to less than 65%, 110% of the allocated loan amount for such property); (ii)
      after giving effect to such release, the underwritten DSCR for all of the
      InTown Suites Portfolio Properties will be not less than the greater of
      (1) the closing date underwritten DSCR and (2) the lesser of (A) the underwritten DSCR immediately preceding to such release or (B) 1.50:1.00 with respect to any release occurring on or before July 6, 2014, or
      1.65:1.00 with respect to any release thereafter; (iii) no event of default then exists under the loan documents and (iv) other standard conditions.

o     ESCROWS. The InTown Suites Portfolio Loan documents provide for certain escrows including real estate taxes and insurance premiums.

      Tax and Insurance Reserve: The InTown Suites Portfolio Borrower is
      required to make monthly contributions into a tax and insurance reserve account in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay impositions, such as taxes and insurance premiums, over the then succeeding twelve month period.

      FF&E Reserve: The InTown Suites Portfolio Borrower is required to make monthly contributions equal to one-twelfth of 5% of the annual operating income into an FF&E reserve. At closing, the InTown Suites Portfolio
      Borrower deposited $1,500,000 to the FF&E reserve.

o     LOCKBOX AND CASH MANAGEMENT. The loan requires a hard lockbox, which is already in place. The loan documents require the InTown Suites Portfolio
      Borrowers and the Operating Tenant to direct credit card receipts directly to lender-controlled accounts, and that all rents received by the InTown
      Suites Portfolio Borrower or the property manager be deposited into the lender controlled account (as well as any other rents, receipts, security deposits or payments related to lease termination or default) within one business day of receipt. All funds in these accounts are automatically swept into a central lender-controlled account. Unless a "CASH MANAGEMENT
      PERIOD" (triggered by an event of default under the loan documents or if the DSCR falls below 1.10x) is in effect, on each regularly scheduled payment date, any amounts in the lender-controlled account, after payment of debt service and required reserves, is disbursed to the InTown Suites
      Portfolio Borrowers or the Operating Tenant. During a Cash Management
      Period, all remaining cash (after payment of debt service, reserves and approved operating expenses) is required to be deposited into a cash collateral account which may be applied to prepay the debt upon an event of default under the InTown Suites Portfolio Loan.

o     PROPERTY MANAGEMENT. There is no property management agreement in effect for the InTown Suites Portfolio Properties. Under the Operating Lease, the
      Operating Tenant is responsible for day-to-day management of the InTown
      Suites Portfolio Properties. The lender may require the borrowers to appoint a property manager if (i) an event of default is continuing, (ii)
      there is an event of default under the Operating Lease with respect to the provisions pertaining to the operation of the properties or under any management agreement (if any), (iii) upon the gross negligence, malfeasance or willful misconduct of the Operating Tenant or any property manager (if any) or, (iv) if the DSCR falls below 1.10x.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[LOGO] RBS GREENWICH CAPITAL                                      [LOGO] GOLDMAN
                                                                         SACHS

                                     - 57 -

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--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - INTOWN SUITES PORTFOLIO
--------------------------------------------------------------------------------

o     MEZZANINE OR SUBORDINATE INDEBTEDNESS. There is currently no mezzanine or subordinate indebtedness related to the InTown Suites Portfolio
      Properties. The loan documents permit the holder(s) of direct or indirect interests in the InTown Suites Portfolio Borrowers to obtain mezzanine financing from an approved institutional mezzanine loan lender and pledge their ownership interests to such mezzanine lender, provided that (i) the mezzanine lender enters into an intercreditor agreement with lender, (ii)
      the borrower delivers a letter from each rating agency rating the
      2007-GG10 certificates that entering into the mezzanine loan will not cause the downgrade or qualification of any of the ratings on the certificates, (iii) the mezzanine loan will be in an amount that when added to the then outstanding principal balance of the InTown Suites
      Portfolio Loan will result in a combined LTV percentage of no more than
      80%, (iv) the mezzanine loan will be coterminous with the InTown Suites
      Portfolio Loan, and (v) is otherwise on terms and conditions reasonably acceptable to lender and evidenced by loan documents which have been reasonably approved by lender.

o     TERRORISM INSURANCE. The loan documents require the borrower to maintain terrorism insurance in an amount equal to 100% of the replacement cost of the InTown Suites Portfolio Properties, provided that such coverage is available. In the event that coverage for terrorism is not included as part of the "all risk" property policy, the InTown Suites Portfolio
      Borrowers will, nevertheless be required to obtain coverage for terrorism
      (as stand alone coverage) to the extent available, in an amount equal to
      100% of the replacement cost of the InTown Suites Portfolio Properties, plus rental loss an/or business interruption coverage, provided that such coverage is available.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[LOGO] RBS GREENWICH CAPITAL                                      [LOGO] GOLDMAN
                                                                         SACHS

                                     - 58 -

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - 550 SOUTH HOPE STREET
--------------------------------------------------------------------------------

                 [LARGE PHOTO OF 550 SOUTH HOPE STREET OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[LOGO] RBS GREENWICH CAPITAL                                      [LOGO] GOLDMAN
                                                                         SACHS

                                     - 59 -

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - 550 SOUTH HOPE STREET
--------------------------------------------------------------------------------

       [TWO (2) MAPS INDICATING LOCATION OF 550 SOUTH HOPE STREET OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[LOGO] RBS GREENWICH CAPITAL                                      [LOGO] GOLDMAN
                                                                         SACHS

                                     - 60 -

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - 550 SOUTH HOPE STREET
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                           1
Location (City/State)                                   Los Angeles, California
Property Type                                                            Office
Size (sf)                                                               566,434
Percentage Leased as of  March 27, 2007                                   89.3%
Year Built                                                                 1991
Appraisal Value                                                    $235,000,000
Underwritten Occupancy                                                    90.4%
Underwritten Revenues                                               $19,849,897
Underwritten Total Expenses                                          $7,479,064
Underwritten Net Operating Income (NOI)                             $12,370,833
Underwritten In Place Cash Flow (IPCF)(1)                            $9,408,028
Underwritten Net Cash Flow (NCF)(2)                                 $11,889,516
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION

Originator                                                                 GCFP
Cut-off Date Principal Balance                                     $165,000,000
Cut-off Date Principal Balance PSF/Unit                                 $291.30
Percentage of Initial Mortgage Pool Balance                                2.2%
Number of Mortgage Loans                                                      1
Type of Security                                                     Fee Simple
Mortgage Rate                                                            5.535%
Original Term to Maturity (Months)                                          120
Original Amortization Term (Months)                               Interest Only
Cut-off Date LTV Ratio                                                    70.2%
LTV Ratio at Maturity                                                     70.2%
Underwritten DSCR on NOI                                                  1.33x
Underwritten DSCR on IPCF(1)                                              1.01x
Underwritten DSCR on NCF(2)                                               1.28x
--------------------------------------------------------------------------------

___________________
(1)   IPCF is the loan sellers underwritten NOI, adjusted for in place leases and expenses, but giving no credit to rental growth expected to occur in future years or upon stabilization.

(2)   NCF is loan seller's NCF, giving credit to rental growth to market levels that is projected to happen in future years based on cash flow models prepared with Argus or other software. There can be no assurance that the property will ever attain or exceed the stated NCF.

o     THE LOAN. The mortgage loan (the "550 SOUTH HOPE STREET TRUST LOAN") is evidenced by a single note and is secured by a first priority mortgage encumbering the class-A office building located at 550 South Hope Street,
      Los Angeles, California (the "550 SOUTH HOPE STREET PROPERTY"). The 550
      South Hope Street Trust Loan represents approximately 2.2% of the initial mortgage pool balance. The 550 South Hope Street Trust Loan was originated on April 24, 2007, has an original principal balance and a principal balance as of the cut-off date of $165,000,000, and an interest rate of
      5.535%. The DSCR and LTV on the 550 South Hope Street Trust Loan are 1.28x
      and 70.2%, respectively. The proceeds of the 550 South Hope Street Loan were used by the borrower to acquire the 550 South Hope Street Property along with 24 other properties for a total portfolio acquisition price of approximately $2.875 billion.

      The 550 South Hope Street Trust Loan is the senior portion of a whole mortgage loan with an original principal balance of $200,000,000. The companion loan to the 550 South Hope Street Trust Loan is evidenced by a separate note with an original principal balance and a principal balance as of the cut-off date of $35,000,000 (the "550 SOUTH HOPE STREET
      SUBORDINATE COMPANION LOAN") and an interest rate of 6.31031429% per annum. The 550 South Hope Street Subordinate Companion Loan is not an
      asset of the trust. The 550 South Hope Street Trust Loan and the 550 South
      Hope Street Subordinate Companion Loan (collectively, the "550 SOUTH HOPE
      STREET LOAN") are governed by a co-lender agreement, as described in the prospectus supplement under "Description of the Mortgage Pool--The Whole
      Loans". The DSCR and LTV of the 550 South Hope Street Loan are 1.03x and
      85.1%, respectively.

      The 550 South Hope Street Trust Loan has an initial term of 120 months and a remaining term of 118 months. The 550 South Hope Street Trust Loan is interest-only for the entire term. The scheduled maturity date is May 6,
      2017. Voluntary prepayment of the 550 South Hope Street Loan is permitted at any time. Prepayments made prior to February 6, 2017 must be accompanied with the payment of yield maintenance, and may be made without penalty thereafter. Defeasance with United States government securities or certain other obligations is also permitted from August 6, 2009.

o     THE PROPERTY. The 550 South Hope Street Property is a 566,235-sf, 28-story class-A office building and a six-level subterranean parking garage. The
      550 South Hope Street Property is located in the downtown submarket of Los
      Angeles' central business district. Built in 1991, the asset is one of the most recent office developments in the downtown market and was built as a joint venture development between Koll Company and Obayashi Corp. The 550
      South Hope Street Property has 538,147 sf of office space, 28,088 sf of retail and 552 parking spaces.

      As of March 27, 2007, the 550 South Hope Street Property was 89.3% leased to approximately 45 tenants. The three largest tenants in the building are
      Howrey Simon Arnold & White (100,498 sf) through September 2017, DLA Piper
      Rudnick Gray Cary (48,791 sf) through June 2018, and California Bank &
      Trust (37,551 sf) through April 2014. Howrey Simon Arnold & White has approximately 540 attorneys throughout the US and maintains its third largest office at the 550 South Hope Street Property. DLA Piper Rudnick is
      one of the 25 largest law firms in the country according to the Internet
      Legal Research Group. According to the the annual report of its parent,
      Zions Bancorporation, filed on Form 10-K with

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[LOGO] RBS GREENWICH CAPITAL                                      [LOGO] GOLDMAN
                                                                         SACHS

                                     - 61 -

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--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - 550 SOUTH HOPE STREET
--------------------------------------------------------------------------------

      the United States Securities and Exchange Commission on March 31, 2007, as
      of December 31, 2006, California Bank & Trust had over $10 billion in assets and over 90 branches throughout the State of California.

      The following table presents certain information relating to the major tenants at the 550 South Hope Street Property:

                                   TEN LARGEST TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT

------------------------------------------------------------------------------------------------------------------------------------

                                                                                          % OF TOTAL     ANNUALIZED
                                                                          ANNUALIZED      ANNUALIZED    UNDERWRITTEN
                              CREDIT RATING         TENANT      % OF     UNDERWRITTEN    UNDERWRITTEN    BASE RENT         LEASE
      TENANT NAME         (FITCH/MOODY'S/S&P)(1)     NRSF       NRSF     BASE RENT ($)    BASE RENT     ($ PER NRSF)    EXPIRATION
-----------------------   ----------------------   ---------   -------   -------------   ------------   ------------   -------------

Howrey Simon Arnold              NR/NR/NR            100,498     17.7%   $   1,870,284       22.7%         $18.61        9/30/2017
DLA Piper Rudnick                NR/NR/NR             48,791      8.6%         758,760        9.2%          15.55        6/30/2018
California Bank & Trust          A-/A1/NR             37,551      6.6%         525,720        6.4%          14.00        4/30/2014
WM Keck Foundation               NR/NR/NR             21,746      3.8%         391,428        4.8%          18.00       11/30/2014
Her Majesty The Queen                                 21,273      3.8%         348,877        4.2%          16.40       11/30/2010
General RE Service                                    21,273      3.8%         329,732        4.0%          15.50       12/14/2011
                                                   -----------------------------------------------------------------
TOTAL LARGEST TENANTS                                251,132     44.3%   $   4,224,800       51.4%         $16.82
Remaining Tenants                                    254,777     45.0%       3,996,979       48.6%          15.69
Vacant Space                                          60,525     10.7%               0        0.0%           0.00
                                                   -----------------------------------------------------------------
TOTAL ALL TENANTS                                    566,434    100.0%   $   8,221,779      100.0%         $16.25
------------------------------------------------------------------------------------------------------------------------------------

___________________
(1)   Certain ratings are those of the parent company whether or not the parent guarantees the lease.

      The following table presents certain information relating to the lease rollover schedule at the 550 South Hope Street Property:

                                                 LEASE EXPIRATION SCHEDULE(1)

------------------------------------------------------------------------------------------------------------------------------

                                                                                                 % OF TOTAL       ANNUALIZED
                                                               CUMULATIVE      ANNUALIZED        ANNUALIZED      UNDERWRITTEN
       YEAR ENDING                              % OF TOTAL      OF TOTAL      UNDERWRITTEN      UNDERWRITTEN      BASE RENT
       DECEMBER 31,           EXPIRING NRSF        NRSF           NRSF        BASE RENT ($)      BASE RENT       ($ PER NRSF)
--------------------------   ---------------   ------------   ------------   ---------------   --------------   --------------

2007                                7,044           1.2%           1.2%        $   101,952           1.2%           $14.47
2008                               44,109           7.8%           9.0%            652,108           7.9%            14.78
2009                               70,998          12.5%          21.6%          1,088,466          13.2%            15.33
2010                               62,560          11.0%          32.6%          1,028,106          12.5%            16.43
2011                               47,184           8.3%          40.9%            765,950           9.3%            16.23
2012                               45,082           8.0%          48.9%            715,017           8.7%            15.86
2013                                6,239           1.1%          50.0%            101,197           1.2%            16.22
2014                               59,297          10.5%          60.5%            917,148          11.2%            15.47
2015                               14,107           2.5%          63.0%            222,793           2.7%            15.79
2016                                    0           0.0%          63.0%                  0           0.0%             0.00
2017 Thereafter                   149,289          26.4%          89.3%          2,629,044          32.0%            17.61
Vacant                             60,525          10.7%         100.0%
                             --------------------------------------------------------------------------------
TOTAL                             566,434         100.0%                       $ 8,221,779         100.0%           $16.25
------------------------------------------------------------------------------------------------------------------------------

___________________
(1)   Calculated based on approximate square footage occupied by each tenant.

o     THE BORROWER. The borrower (the "550 SOUTH HOPE STREET BORROWER") is
      Maguire Properties-550 South Hope, LLC, a single asset, special purpose, bankruptcy remote Delaware limited liability company with two independent directors. Legal counsel to the 550 South Hope Street Borrower delivered a non consolidation opinion in connection with the origination of the 550
      South Hope Street Loan. The sponsor of the 550 South Hope Street Borrower is Maguire Properties, Inc., ("MPI") a publicly traded REIT with a market capitalization of $1.6 billion as of May 16, 2007. Robert F. Maguire III, the largest shareholder, chairman of the board and Co-Chief Executive
      Officer of MPI, is an experienced real estate investor. In 1965, Robert F.
      Maguire III founded MPI's predecessor, Maguire Partners, to own, manage, develop and acquire office properties in the Southern California market.
      Over its 42-year history, Maguire Partners established a successful record of developing class-A buildings. MPI is one of the largest commercial real estate developers and owners headquartered on the West Coast and one of the nation's largest developers of class-A quality office and mixed use properties. The company specializes in large, architecturally significant projects, and has developed a number of significant projects in Los
      Angeles County, including US Bank Tower, Gas Company Tower, and KPMG
      Tower. MPI's subsidiary, Maguire Properties, L.P. ("MPLP"), guaranteed the non-recourse carveouts of the 550 South

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[LOGO] RBS GREENWICH CAPITAL                                      [LOGO] GOLDMAN
                                                                         SACHS

                                     - 62 -

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - 550 SOUTH HOPE STREET
--------------------------------------------------------------------------------

      Hope Street Loan. The 550 South Hope Street Borrower is affiliated with the borrowers under the mortgage loans identified on Annex C-1 to the prospectus supplement as Two California Plaza, Wells Fargo Tower, Maguire
      Anaheim Portfolio, Lincoln Town Center, and 3800 Chapman, which are also assets of the trust and are located in the Los Angeles and Orange County
      MSA's. As of June 7, 2007, MPI's aggregate ownership of downtown commercial real estate was 8,210,898 sf or 36.4% of the downtown class-A market.

o     ESCROWS. The loan documents provide for certain escrows including real estate taxes and insurance premiums.

      Tax and Insurance Reserve: The 550 South Hope Street Borrower is required to make monthly contributions into a tax and insurance reserve account in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay impositions, such as taxes and insurance premiums, over the then succeeding twelve month period.

      Capital Expense Reserve: The 550 South Hope Street Borrower is required to make monthly contributions into a capital expenditure reserve account in an amount equal to $9,430.

      Leasing Reserve: The 550 South Hope Street Borrower made an initial deposit of $4,070,000 ($7.19 psf) into a leasing reserve account. In addition, commencing on June 6, 2009, the 550 South Hope Street Borrower
      is required to make monthly contributions into the leasing reserve in an amount initially equal to $47,148 ($1.08 psf / year). As of June 7, 2007,
      $4,073,345 remained in the account.

      Debt Service Reserve: The 550 South Hope Street Borrower made a deposit of
      $4,500,000 into a debt service reserve to cover potential shortfalls in the amount of revenue from the 550 South Hope Street Property available to pay the monthly interest payments required under the 550 South Hope Street
      Loan. Any funds remaining on deposit in the debt service reserve will be released to the 550 South Hope Street Borrower when the lender has determined that the 550 South Hope Street Property has achieved an actual
      DSCR of at least 1.10x for two consecutive calendar quarters. As of June
      7, 2007, $4,503,698 remained in the account.

o     LOCKBOX AND CASH MANAGEMENT. The 550 South Hope Street Loan requires a hard lockbox, which is already in place. The 550 South Hope Street Loan documents require the 550 South Hope Street Borrower to direct tenants to pay their rents directly to a lender controlled account and that all rents received by the 550 South Hope Street Borrower or the property manager be deposited into the lender controlled account (as well as any other rents, receipts, security deposits or payments related to lease termination or default) within one business day of receipt. Amounts on deposit in the lockbox account are swept on a daily basis into the 550 South Hope Street
      Borrower's operating account unless an event of default is continuing or, commencing on December 31, 2009, the actual DSCR is less than 1.05x (a
      "DSCR CASH MANAGEMENT PERIOD"). During a DSCR Cash Management Period,
      amounts in the lender-controlled account will be swept into another account controlled by lender and applied to the payment of monthly interest payments, operating expenses and any required reserves under the
      550 South Hope Street Loan documents and any excess cash will be held by the lender. In the event that a DSCR Cash Management Period is continuing, the 550 South Hope Street Borrower has the right to post a letter of credit in an amount equal to the portion of the then-outstanding principal of the 550 South Hope Street Loan such that the actual DSCR of at least
      1.05x would be maintained on the loan after repayment of the amount of such letter of credit. If an event of default is continuing or during a
      DSCR Cash Management Period, amounts in the lender-controlled account will be swept into another account controlled by lender and applied to pay the monthly interest payments, operating expenses and any required reserves under the 550 South Hope Street Loan documents. At any time during the continuance of an event of default, lender may apply any sums then held pursuant to the 550 South Hope Street Loan documents to the payment of the debt with the applicable yield maintenance premium. Additionally, if a
      DSCR Cash Management Period is continuing for two consecutive calendar quarters, lender may use the monies in the cash collateral account to prepay the 550 South Hope Street Loan with the applicable yield maintenance premium.

o     PROPERTY MANAGEMENT. MPLP, an affiliate of the 550 South Hope Street
      Borrower, is the property manager for the 550 South Hope Street Loan. The lender may cause the 550 South Hope Street Borrower to replace the property manager with a manager approved by the lender, subject to the consent of the rating agencies, if (i) an event of default occurs and is not cured, (ii) a bankruptcy of MPLP occurs, (iii) the maturity date has occurred and the 550 South Hope Street Loan is not repaid, (iv) the property manager's gross negligence, malfeasance or willful misconduct or
      (v) the manager defaults under the property management agreement beyond any applicable notice or cure period. Thereafter, the 550 South Hope
      Street

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[LOGO] RBS GREENWICH CAPITAL                                      [LOGO] GOLDMAN
                                                                         SACHS

                                     - 63 -

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - 550 SOUTH HOPE STREET
--------------------------------------------------------------------------------

      Borrower may not enter into any agreement relating to the management of the 550 South Hope Street Property with any party without the express written consent of lender and, if required, the rating agencies. The management fee is equal to 3.0% of all rent and other income collected from tenants at the 550 South Hope Street Property. Leasing commissions are payable separately based on a fixed schedule. MPLP contracts out certain services to an affiliated subcontractor pursuant to a services subcontract that is terminable by either party on 30 days' notice.

o     MEZZANINE OR SUBORDINATE INDEBTEDNESS. There is currently no mezzanine or subordinate indebtedness related to the 550 South Hope Street Property.
      The 550 South Hope Street Loan documents permit MPI, MPLP or any entity holding any direct or indirect interests in MPI or MPLP, to pledge their indirect ownership interests in the 550 South Hope Street Borrower (but not the foreclosure thereon) to any permitted institutional transferee providing a corporate line of credit or other financing to MPI, MPLP or any entity holding any direct or indirect interests in MPI or MPLP, provided that the indirect interests in the 550 South Hope Street Borrower that are pledged as collateral comprise no more than 33% of the total value of the collateral for such line of credit or other financing, and provided that (i) no default has occurred and remains uncured and (ii)
      lender has received payment of, or reimbursement for, all costs and expenses incurred by lender in connection with such pledges (including, but not limited to, reasonable attorneys' fees and costs and expenses of the rating agencies).

o     TERRORISM INSURANCE. The 550 South Hope Street Loan documents require the
      550 South Hope Street Borrower to maintain terrorism insurance. The 550
      South Hope Street Property has terrorism coverage as part of its sponsor's blanket "all-risk" property coverage. The 550 South Hope Street Borrower is not required to spend in excess of an amount equal to 150% of the aggregate amount of all insurance premiums payable for all insurance coverage required under the 550 South Hope Street Loan with respect to the
      550 South Hope Street Property and all other properties owned by MPLP or its affiliates for the last policy year adjusted annually by the Consumer
      Price Index (such amount, the "TERRORISM INSURANCE CAP") for such coverage and, in the event that the coverage is not available at a per annum cost of the Terrorism Insurance Cap, then 550 South Hope Street Borrower is required to purchase insurance covering "certified acts of terrorism" at the 550 South Hope Street in an amount equal to the principal balance of the 550 South Hope Street Loan, but is not required to maintain the full amount of such coverage if such coverage is not available at a per annum cost of the Terrorism Insurance Cap or less, provided that in the event that the Terrorism Insurance Cap is not sufficient to purchase such coverage in an amount equal to the principal balance of the 550 South Hope
      Street Loan, then the 550 South Hope Street Borrower will obtain the greatest amount of coverage obtainable at a per annum cost of the
      Terrorism Insurance Cap.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[LOGO] RBS GREENWICH CAPITAL                                      [LOGO] GOLDMAN
                                                                         SACHS

                                     - 64 -

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - HARBOR POINT APARTMENTS
--------------------------------------------------------------------------------

                [LARGE PHOTO OF HARBOR POINT APARTMENTS OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[LOGO] RBS GREENWICH CAPITAL                                      [LOGO] GOLDMAN
                                                                         SACHS

                                     - 65 -

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - HARBOR POINT APARTMENTS
--------------------------------------------------------------------------------

      [TWO (2) MAPS INDICATING LOCATION OF HARBOR POINT APARTMENTS OMITTED]

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[LOGO] RBS GREENWICH CAPITAL                                      [LOGO] GOLDMAN
                                                                         SACHS

                                     - 66 -

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - HARBOR POINT APARTMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                           1
Location (City/State)                                     Boston, Massachusetts
Property Type                                                       Multifamily
Size (units)                                                              1,283
Percent Leased as of March 21, 2007                                       95.3%
Year Built/Year Renovated                                           1950 / 2006
Appraisal Value                                                    $206,000,000
Underwritten Occupancy                                                    96.6%
Underwritten Revenues                                               $26,143,725
Underwritten Total Expenses                                         $13,060,094
Underwritten Net Operating Income (NOI)                             $13,083,631
Underwritten In Place Cash Flow (IPCF)(1)                           $11,341,307
Underwritten Net Cash Flow (NCF)(2)                                 $13,083,630
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
Originator                                                                 GCFP
Cut-off Date Principal Balance                                     $160,500,000
Cut-off Date Principal Balance PSF/Unit                                $125,097
Percentage of Initial Mortgage Pool Balance                                2.1%
Number of Mortgage Loans                                                      1
Type of Security                                                      Leasehold
Mortgage Rate                                                            6.544%
Original Term to Maturity (Months)                                          120
Original Amortization Term (Months)                       36 IO; 480 thereafter
Cut-off Date LTV Ratio                                                    77.9%
LTV Ratio at Maturity                                                     75.0%
Underwritten DSCR on NOI                                                  1.15x
Underwritten DSCR on IPCF(1)                                              1.00x
Underwritten DSCR on NCF(2)                                               1.15x
--------------------------------------------------------------------------------

___________________
(1)   IPCF is the loan sellers underwritten NOI, adjusted for in place leases and expenses, but giving no credit to rental growth expected to occur in future years or upon stabilization.

(2)   NCF is loan seller's NCF, giving credit to rental growth to market levels that is projected to happen in future years based on cash flow models prepared with Argus or other software. There can be no assurance that the property will ever attain or exceed the stated NCF.

o     THE LOAN. The mortgage loan (the "HARBOR POINT APARTMENTS LOAN") is evidenced by a single note and is secured by a first mortgage encumbering a 1,283-unit apartment complex located in Boston, Massachusetts (the
      "HARBOR POINT APARTMENTS PROPERTY"). The Harbor Point Apartments Loan
      represents approximately 2.1% of the initial mortgage pool balance. The
      Harbor Point Apartments Loan was originated on June 8, 2007, had an original principal balance and a principal balance as of the cut-off date of $160,500,000 and an interest rate of 6.544% per annum. The DSCR and LTV on the Harbor Point Apartments Loan are 1.15x and 77.9%, respectively. The proceeds of the Harbor Point Apartments Loan were used by the borrower to refinance existing debt, pay certain expenses and fund reserves under the
      Harbor Point Apartments Loan.

      The Harbor Point Apartments Loan had an initial term of 120 months and has a remaining term of 120 months. The Harbor Point Apartments Loan is interest-only for the first 36 months and amortizes on a 40-year schedule thereafter. The scheduled maturity date is July 6, 2017. Voluntary prepayment of the Harbor Point Apartments Loan is prohibited prior to the payment date of April 6, 2017 and permitted thereafter without penalty.
      Defeasance with United States government securities or certain other obligations is permitted from August 6, 2009.

o     THE PROPERTY. The Harbor Point Apartments Property contains a total of
      1,283 residential units within 53 residential buildings situated in a community-style setting. The Harbor Point Apartments Property also includes three community buildings and four commercial retail units totaling 21,900 square feet. Originally designed as a public-housing project, completed in 1954, Harbor Point Apartments Property was completely redeveloped during 1986 to 1990 for a total cost in excess of
      $250 million. The redevelopment followed the "New Urbanism" design theory with a lower density mixture of mid-rise brick apartment buildings and clapboard-sided, 3-story, attached townhouse clusters which, unlike the original development, are situated to provide views of the surrounding bay and downtown Boston. Parking for the residents is provided in two, two-level garages or via on-street parking. The current unit mix consists of 883 market rate units and 400 subsidized units. The Harbor Point
      Apartments Property was one of the first federal housing projects in the
      United States to be transferred to and controlled by a private developer for redevelopment and operation as mixed-income housing.

      The following table shows the unit mix at the Harbor Point Apartments
      Property:

        ----------------------------------------------------------------

          UNIT TYPE     MARKET RATE   SUBSIDIZED    TOTAL     % OF UNITS
        -------------   -----------   ----------    -----     ----------
        One Bedroom         309           57          366        28.5%
        Two Bedroom         530          128          658        51.3%
        Three Bedroom        42          141          183        14.3%
        Four Bedroom          2           58           60         4.7%
        Five Bedroom          0           12           12         0.9%
        Six Bedroom           0            4            4         0.3%
                        ------------------------------------------------
        TOTAL               883          400         1283       100.0%
        ----------------------------------------------------------------

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[LOGO] RBS GREENWICH CAPITAL                                      [LOGO] GOLDMAN
                                                                         SACHS

                                     - 67 -

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - HARBOR POINT APARTMENTS
--------------------------------------------------------------------------------

      The amenities at the Harbor Point Apartments Property include free parking, on-site recreational facilities, on-site laundry facilities and shuttle service to nearby public transit. A health club, business center, clubhouse and daycare center are located in stand alone buildings, separate from the residential units. The recreation facilities include two swimming pools and multiple tennis and basketball courts. The Harbor Point
      Apartments Property also benefits from extensive landscaping as well as expansive parks and green space, which account for over 20 acres of the 45 acre site.

      The Harbor Point Apartments Property is located on Columbia Point
      Peninsula which is also home to several large institutions, including the
      Boston campus of the University of Massachusetts, the Boston Globe, the
      John F. Kennedy Library, and Boston College High School. Additionally, the
      Bayside Expo Center is located west of the Harbor Point Apartments
      Property, as well as the full-service Doubletree - Boston Bayside hotel which is an asset of the GG10 trust fund. The Harbor Point Apartments
      Property is conveniently located approximately 3 miles south of downtown
      Boston, with easy access to a nearby commuter train stop (Red Line).

      Ground Lease. The Harbor Point Apartments Property is subject to a 99 year ground lease at $1 per year from the Boston Housing Authority, which owns the fee interest. The term of the ground lease expires on November 26,
      2085. In the event that the Subordinate Loans (as defined under
      "--Mezzanine or Subordinate Indebtedness" below) have been paid in full, the ground rent shall also include certain incentive payments to the ground lessor out of excess property cash flow. A covenant within the ground lease requires Corcoran, Mullins, Jennison, Inc. ("CMJ") to maintain 400 subsidized housing units at the property (350 of those units are subsidized by the Department of Housing and Urban Development's
      Housing Assistance Program under a contract which expires in 2019; 50 units are subsidized by the Boston Housing Authority under an annually renewable contract). The ground lease generally contains standard mortgagee protection provisions.

o     THE BORROWER. The borrower ("HARBOR POINT APARTMENTS BORROWER") Harbor
      Point Apartments Company Limited Partnership is a single-asset, special-purpose, bankruptcy-remote Massachusetts limited partnership with an independent director. Legal counsel to the Harbor Point Apartments
      Borrower delivered a non-consolidation opinion in connection with the origination of the Harbor Point Apartments Loan. The sponsor of the Harbor
      Point Apartments Borrower is CMJ. CMJ, Keen Development Corporation and
      Cruz Columbia Point, Inc. provided a recourse carveout guaranty for the
      Harbor Point Apartments Loan. In addition, the principals of CMJ, Joseph
      E. Corcoran, Gary Jennison and Joseph R. Mullins, provided a joint and several limited recourse carveout guaranty for the Harbor Point Apartments
      Loan (the "INDIVIDUALS RECOURSE GUARANTY"), which provides recourse for certain fraudulent acts, non-permitted transfer and bankruptcy events. The aggregate liability of the guarantors under the Individuals Recourse
      Guaranty is capped at $7 million.

      CMJ is an affiliate of Corcoran Jennison Companies, Inc. ("CJC"), which is a Boston-based, multifaceted real estate development, management, and ownership company. Founded in 1971, the company has successfully developed over $2.6 billion worth of commercial, residential and hotel & resort properties. CJC currently controls and manages over 23,000 units of residential housing, over 1.2 million square feet of commercial space,
      1,000 hospitality units, and over 300,000 square feet of exhibition space.
      The properties under management are located in 15 states, and the estimated value of assets under management/control is approximately $2 billion.

o     ESCROWS AND RESERVES. The Harbor Point Apartments Loan provides for upfront and ongoing reserves as follows:

      Tax and Insurance Reserve: The Harbor Point Apartments Borrower is
      required to make monthly contributions into a tax and insurance reserve account in an amount equal to one-twelfth of the amount the lender estimates will be necessary to pay impositions, such as taxes and insurance premiums, over the succeeding twelve months.

      Deferred Maintenance Reserve: At closing, the Harbor Point Apartments
      Borrower deposited $3,145,000 into a deferred maintenance reserve for the payment of short term or immediate required repairs at the Harbor Point
      Apartments Property. Upon completion of all such short term and immediate repairs, any excess funds shall be transferred to the Capital Expense
      Reserve described below.

      Capital Expense Reserves: At closing, the Harbor Point Apartments Borrower deposited $12,027,972 into a capital expenditure reserve for the payment of approved capital expenses at the Harbor Points Apartment Property.
      Whenever the amount of funds on deposit in this reserve is less than
      $1,925,000, the Harbor Point Apartments Borrower is required to replenish the reserve from excess cash flow. In addition, on or before May 1 of the first five years of the loan term the

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

[LOGO] RBS GREENWICH CAPITAL                                      [LOGO] GOLDMAN
                                                                         SACHS

                                     - 68 -

GSMS 2007-GG10
--------------------------------------------------------------------------------
TEN LARGEST MORTGAGE LOANS - HARBOR POINT APARTMENTS
--------------------------------------------------------------------------------

      Harbor Points Apartment Borrower is required to deposit into this reserve an amount equal to the excess cash flow for the preceding calendar year
      (i.e., the partial year 2007 (from June 1, 2007 through December 31, 2007)
      and the 12-month period ending December 31 of each of 2008, 2009, 2010 and
      2011, respectively). During the remainder of the loan term, excess cash shall be deposited in this reserve as and to the extent required by MHFA
      (as defined under "--Mezzanine or Subordinate Indebtedness" below)
      pursuant to the Subordinate Loan documents.

      Debt Service Reserve Account: At closing, $2,863,925 was funded into this reserve for potential debt service shortfalls during the Harbor Point
      Apartments Loan term.

o     LOCKBOX AND CASH MANAGEMENT. The Harbor Point Apartments Loan requires a soft lockbox, which is already in place. The Harbor Point Apartments Loan documents require the Harbor Point Apartments Borrower to direct manager to deposit all rents received at the Harbor Point Property into a lender controlled lockbox account. The Harbor Point Apartments Loan documents also require that all rents received by (or on behalf of) the Harbor Point
      Apartments Borrower or the property manager be deposited into such lender-controlled lockbox account (as well as any other rents, receipts, certain security deposits or payments related to lease termination or default) within one business day after receipt and that funds deposited in such lender-controlled lockbox account be swept on a daily basis into the
      Harbor Point Apartments Borrower's operating account unless a cash management period is continuing. A cash management period (i) will commence on January 1, 2012 (the "HARBOR POINT APARTMENTS SUBDEBT CASH
      MANAGEMENT DATE") and continues for the remainder of the Harbor Point
      Apartments Loan term or (ii) during the continuance of an event of default. From and after the Harbor Point Apartments Subdebt Cash
      Management Date (provided no event of default is continuing), excess cash
      (after payment of debt service and reserve payments required under the
      Harbor Point Apartments Loan and approved operating expenses for the
      Harbor Point Apartments Property) will be deposited into the subordinate deposit account established by MHFA for the most senior of the Subordinate
      Loans.

o     PROPERTY MANAGEMENT. CMJ Management Company, an affiliate of the Harbor
      Point Apartments Borrower, is the property manager for the Harbor Point
      Apartments Property. The property manager receives a management fee on the
      Harbor Point Apartments Property equal to the lesser of (i) 3.5% of gross revenues from the Harbor Point Apartments Property or (ii) the maximum allowable by the Department of Housing and Urban Development (HUD). The
      lender may require that the Harbor Point Apartments Borrower terminate the property manager following one or more of the following events: (i) an event of default is continuing under the Harbor Point Apartments Loan,
      (ii) the property manager is in material default under the applicable management agreement(s) beyond applicable notice and cure periods, (iii)
      upon the gross negligence, malfeasance or willful misconduct of the property manager or (iv) at any time after the Harbor Point Apartments
      Subdebt Cash Management Date, receipt by lender of a notice from MHFA stating that, due to the material misappropriation or fraud on the part of
      Borrower or Manager, rents were not deposited into the lender controlled lockbox account (resulting in a reduced amount of excess cash deposited in the subordinate deposit account of MHFA). With respect to a required termination of manager pursuant to the foregoing clause (iv), lender may require such termination without inquiry into the accuracy or validity of such MHFA notice and the replacement manager may not be an affiliate of
      Harbor Points Apartment Borrower unless expressly approved by lender, MHFA and the rating agencies.

o     MEZZANINE OR SUBORDINATE INDEBTEDNESS. The Harbor Point Apartments
      Borrower has incurred subordinate mortgage debt in the aggregate outstanding balance, as of the closing date of the Harbor Point Apartments
      Loan, of $157,060,000 (collectively, the "SUBORDINATE LOANS"), which
      Subordinate Loans are secured by subordinate mortgages encumbering the
      Harbor Point Apartments Property. The holders of the Subordinate Loans are the following various local municipalities, (i) Massachusetts Housing
      Finance Agency ("MHFA"), a body politic and corporate organized pursuant to Massachusetts General Laws, Chapter 708 of the Laws of 1966, as
      amended, (ii) the Boston Redevelopment Authority ("BRA") and (iii) the
      Boston Housing Authority ("BHA"). All of the holders of the Subordinate
      Loans have entered into a subordination and standstill agreement with lender, pursuant to which (i) the Subordinate Loans are each subject and subordinate in right, lien and payment to the Harbor Point Apartments Loan and (ii) MHFA, BRA and BHA are all prohibited from taking any action to enforce any Subordinate Loan without lender's consent. The Harbor Point
      Apartments Borrower is not responsible for making payments under any
      Subordinate Loan, except to the extent of available excess cash from and after the Harbor Point Apartments Subdebt Cash Management Date.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

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GSMS 2007-GG10
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TEN LARGEST MORTGAGE LOANS - HARBOR POINT APARTMENTS
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      In addition, the Harbor Point Apartments Borrower has incurred an unsecured, unpaid development fee with an unpaid balance, as of the date of closing of the Harbor Point Apartments Loan, of $18,064,441, to the
      developer of the Harbor Point Apartments Property, Peninsula Partners
      Development Limited Partnership, an affiliate of the Harbor Point
      Apartments Borrower. The development fee is subject to a full subordination and standstill agreement, junior to the Harbor Point
      Apartments Loan as well as the Subordinate Loans.

o     TERRORISM INSURANCE. The Harbor Point Apartments Loan documents require the Harbor Point Apartments Borrower to maintain terrorism insurance in an amount equal to 100% of the replacement cost of the Harbor Point
      Apartments Property, provided such coverage is available.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuer nor any of the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission ("SEC") (SEC File No. 333-136045) for the
offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Goldman, Sachs & Co., any underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-471-2526.

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                                                                         SACHS

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